UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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F.N.B. Corporation

(Name of Registrant as Specified in its Charter)

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Dear Shareholder:

We will hold our Annual Meeting of Shareholders at 3:30 p.m., Eastern Daylight Time, on Wednesday, May 18, 2011, at the F.N.B. Technology Center Board Room located at 4140 East State Street, Hermitage, Pennsylvania 16148.

At our Annual Meeting, our shareholders will act on the following matters: (i) election of fourteen director nominees named in the accompanying proxy statement to our Board of Directors; (ii) approval of an advisory (non-binding) resolution regarding the 2010 compensation of our named executive officers; (iii) an advisory vote on the frequency at which we should conduct an advisory (non-binding) vote of the shareholders regarding the compensation of our named executive officers; (iv) ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm; (v) approval and adoption of the Amended 2007 F.N.B. Corporation Incentive Compensation Plan; and (vi) any other matter that is presented at our Annual Meeting in compliance with our bylaws.

Your vote is important regardless of how many shares of F.N.B. stock you own. If you hold stock in more than one account or name, you will receive a proxy card for each.

Whether or not you plan to attend our Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-paid envelope we have provided to insure that your shares are represented at our Annual Meeting. Alternatively, you may vote via the Internet or by telephone by following the instructions on your proxy card. By voting now, you will assure that your vote is counted even if you are unable to attend our Annual Meeting.

Please indicate on the card whether you plan to attend our Annual Meeting. If you attend and wish to vote in person, you may withdraw your proxy at that time.

As always, our directors, management and staff thank you for your continued interest in and support of F.N.B.

Stephen J. Gurgovits
Chief Executive Officer

March 30, 2011

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that F.N.B. Corporation will hold its 2011 Annual Meeting of Shareholders at 3:30 p.m., Eastern Daylight Time, on Wednesday, May 18, 2011, at the F.N.B. Technology Center Board Room located at 4140 East State Street, Hermitage, Pennsylvania 16148. At our Annual Meeting, our shareholders will vote on the following proposals:

1.	Election of the fourteen nominees for directors named in the accompanying proxy statement (namely, William B. Campbell, Henry M. Ekker, Philip E. Gingerich, Robert B. Goldstein, Stephen J. Gurgovits, Dawne S. Hickton, David J. Malone, D. Stephen Martz, Harry F. Radcliffe, Arthur J. Rooney, II, John W. Rose, Stanton R. Sheetz, William J. Strimbu and Earl K. Wahl, Jr.), each to serve as director for a term of one year and until the election of his or her successor;

2.	Approval of an advisory (non-binding) resolution regarding the 2010 compensation of our named executive officers;

3.	An advisory (non-binding) vote on the frequency at which we should conduct an advisory vote of the shareholders regarding the compensation of our named executive officers;

4.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011;

5.	Approval and adoption of the Amended 2007 F.N.B. Corporation Incentive Compensation Plan; and

6.	Any other matter that is properly presented at our Annual Meeting in compliance with our bylaws.

Only shareholders of record as of the close of business on March 9, 2011, are entitled to notice of and to vote at our Annual Meeting.

It is important that your shares be represented and voted at our Annual Meeting. Please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided or vote via the Internet or by telephone, whether or not you expect to attend our Annual Meeting in person.

We have included our 2010 annual report to shareholders with this notice and accompanying proxy statement.

BY ORDER OF OUR BOARD OF DIRECTORS,

David B. Mogle, Corporate Secretary

March 30, 2011
Hermitage, Pennsylvania

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2011.

THE F.N.B. CORPORATION PROXY STATEMENT AND 2010 ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT http://www.cfpproxy.com/5710.

One F.N.B. Boulevard
Hermitage, PA 16148

PROXY STATEMENT

Our proxy statement contains information relative to our Annual Meeting of Shareholders to be held on Wednesday, May 18, 2011, beginning at 3:30 p.m., Eastern Daylight Time at the F.N.B. Technology Center Board Room at 4140 East State Street, Hermitage, Pennsylvania 16148 (our “Annual Meeting”). This proxy statement also relates to any adjournment or postponement of our Annual Meeting. We commenced the mailing of our proxy statement and the accompanying proxy card to our shareholders of record as of March 9, 2011. We will bear all of the costs of preparing and mailing our proxy material to our shareholders. We will, upon request, reimburse brokers, nominees, fiduciaries, custodians and other record holders for their reasonable expenses in forwarding our proxy materials to beneficial owners.

We use the following terms in this proxy statement:

•	“We,” “us,” “our,” “F.N.B.,” “Company,” or “Corporation” mean F.N.B. Corporation;

•	“Board” means the F.N.B. Corporation Board of Directors;

•	“FNBPA” means First National Bank of Pennsylvania;

•	“FNTC” means First National Trust Company; and

•	“F.N.B. Capital” means F.N.B. Capital Corporation, LLC.

ABOUT OUR ANNUAL MEETING

What will our shareholders vote on at our Annual Meeting?

Our shareholders will act upon the following proposals at our Annual Meeting:

•	Election of the fourteen nominees for directors named in this proxy statement to serve for a term of one year and until the election of their successors (Proposal 1);

•	Approval of an advisory (non-binding) resolution regarding the 2010 compensation of our named executive officers (Proposal 2);

•	An advisory (non-binding) vote on the frequency at which we should conduct an advisory vote of the shareholders regarding the compensation of our named executive officers (Proposal 3);

•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011 (Proposal 4);

•	Approval and adoption of the Amended F.N.B. Corporation 2007 Incentive Compensation Plan (Proposal 5); and

•	Any other business that comes before our Annual Meeting in compliance with the advance notice and other applicable provisions of our bylaws.

VOTING

Who is entitled to vote at our meeting?

Our Board has set March 9, 2011, as the record date for our Annual Meeting. Only holders of our common stock of record at the close of business on the record date are entitled to receive notice of and to vote at our Annual Meeting and any adjournment or postponement of our Annual Meeting. F.N.B. shareholders who plan to attend our Annual Meeting may obtain driving directions to the meeting location by contacting our shareholder relations representative, Jennifer Atkins, at (888) 981-6000.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	“For” the election of each of the fourteen nominees for election as directors named in this proxy statement for a term of one year and until the election of their successors (Proposal 1);

•	“For” approval of the advisory (non-binding) resolution regarding the 2010 compensation of our named executive officers (Proposal 2);

•	“Every Three Years” as a frequency for conducting an advisory vote of our shareholders regarding the compensation of our named executive officers (Proposal 3);

•	“For” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011 (Proposal 4); and

•	“For” approval and adoption of the Amended F.N.B. Corporation 2007 Incentive Compensation Plan (Proposal 5).

What vote is required to approve each matter?

Action by the shareholders on each of the proposals presented at our Annual Meeting requires the presence of a quorum at our Annual Meeting, in person or by proxy. Refer to the discussion in our proxy statement under the question, “What is a quorum?”

Under Proposal 1, our directors are elected by a plurality of the votes cast in person or by proxy at our Annual Meeting. The fourteen persons nominated for election as a director in accordance with our bylaws who receive the highest number of “For” votes cast by our shareholders at the Annual Meeting will be elected as directors for one year terms. If you properly submit your proxy card and mark “Withhold” authority for any individual nominee or all of the nominees, the proxies will not vote your shares for the nominee or nominees as to which you so indicate, but we will count your shares as present in determining whether a quorum exists. Similarly, broker non-votes will not be counted as votes cast, but we will count those shares as present for purposes of determining whether a quorum exists. Our Articles of Incorporation and bylaws do not authorize cumulative voting in the election of directors.

For Proposals 2, 4 and 5, the affirmative vote of a majority of the votes cast for each Proposal at the Annual Meeting is required for approval of these Proposals. For Proposals 2 and 5 abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of this vote. For Proposal 4 abstentions will not be counted as votes cast and will have no effect on the result of this vote.

For Proposal 3, which is the non-binding, advisory vote regarding the frequency of voting by the F.N.B. shareholders on the compensation of our named executive officers, the shareholders may vote their shares in favor of the frequency recommended by our Board (every three years) or other preferred frequency (i.e., every one, two or three years) they would recommend to the Corporation, or abstain from voting. The frequency that receives the highest number of votes will be deemed to be the choice of the shareholders.

For purposes of Proposals 1, 2, 3 and 5, broker non-votes will not be counted as votes cast. This means that the broker or bank which holds your shares of F.N.B. stock may not vote your shares regarding these proposals unless you instruct your broker or bank how you want your shares to be voted.

What are the voting rights of our shareholders?

The only class of our securities that is outstanding and entitled to vote at our Annual Meeting is our common stock. As of the March 9, 2011, record date, we had 120,019,306 shares of our common stock outstanding and entitled to one vote per share with respect to each matter to be voted on at our Annual Meeting.

How do I vote?

You can vote either in person at our Annual Meeting or by proxy whether or not you attend our Annual Meeting. When you or your authorized attorney-in-fact grants us your proxy, you authorize us to vote your shares of our common stock in the manner you specify on your proxy card. Giving a proxy allows your shares to be voted at our Annual Meeting even if you do not attend the Annual Meeting in person. If your shares are in an account at a bank or brokerage firm (that is, in “street name”), you will receive a separate instruction card from your bank or brokerage firm with information about how to give voting instructions.

If you hold your shares directly, to vote by proxy you must do one of the following:

•	Vote by mail. Complete, sign, date and return the enclosed proxy card in the envelope provided (the envelope requires no postage if mailed in the United States).

•	Vote via the Internet. Instructions are provided on your proxy card. Our Internet voting system is designed to provide security for the voting process and to confirm that your vote has been recorded accurately.

•	Vote by telephone. Instructions are provided on your proxy card.

•	Vote at the Annual Meeting. If you are a registered shareholder and attend our Annual Meeting, you may deliver your completed proxy card in person or request a voting ballot to vote in person at the meeting. Even if you returned a proxy to us before our Annual Meeting, you may withdraw it and vote in person.

If you hold your F.N.B. shares in an account at a bank or brokerage firm, and you want to vote in person at our Annual Meeting, you will need to obtain a signed proxy card from the brokerage firm or the bank that holds your F.N.B. stock. If your F.N.B. stock is registered in the name of a bank or brokerage firm, you also may be eligible to vote your shares electronically via the Internet or by telephone. Many banks and brokerage firms participate in the Broadridge Financial Solutions, Inc. (“Broadridge”) online program. This program provides eligible shareholders who receive a paper copy of this proxy statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in Broadridge’s program, your proxy card will contain instructions for voting through Broadridge’s online program. If your proxy card does not reference Internet or telephone information, please complete and return the proxy card in the enclosed self-addressed, postage-paid envelope.

Who can attend our Annual Meeting?

All shareholders as of the close of business on March 9, 2011, (the record date) or their duly appointed proxies may attend our Annual Meeting. Even if you currently plan to attend our Annual Meeting, we recommend that you vote by any of the applicable methods described above so that your vote will be counted at our Annual Meeting if you later decide not to attend our Annual Meeting.

If your shares are held in “street name” by your bank or brokerage firm, you will need to bring a copy of a brokerage statement reflecting your ownership of F.N.B. stock as of March 9, 2011, and check in at the registration desk at our Annual Meeting.

What is a quorum?

The presence at our Annual Meeting, in person or by proxy, of the holders of a majority of our outstanding shares of common stock on the record date will constitute a quorum, permitting the conduct of business at our Annual Meeting. If you return a properly completed proxy card, vote via the Internet, vote by telephone or vote in person at our Annual Meeting, you will be considered present for purposes of establishing a quorum. Proxies received, but marked as abstentions, proxies that withhold authority and broker non-votes will be included in the calculation of the number of shares considered to be present for purposes of determining a quorum.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before we count your vote at our Annual Meeting. You may change your vote by signing and returning a new proxy card, voting via the Internet or by telephone with a later date, or by attending the Annual Meeting and voting in person. Only your latest instruction will be counted. However, your attendance at our Annual Meeting will not automatically revoke your proxy unless you vote again at our Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to our Annual Meeting to our Corporate Secretary at F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, Pennsylvania 16148.

How do I vote if my shares are held in “street name”?

If you hold your shares in “street name” in an account at a bank or brokerage firm, we generally cannot mail our proxy materials directly to you. Instead, your bank or brokerage firm will forward our proxy materials to you and tell you how to give them instructions for voting your F.N.B. shares.

How do I vote my 401(k) Plan shares?

If you participate in the F.N.B. Corporation Progress Savings 401(k) Plan (“401(k) Plan”), you may vote the number of shares of common stock credited to your account as of the record date. You may vote by instructing FNTC, the trustee of our 401(k) Plan, pursuant to the proxy card being mailed with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed proxy card, provided that the trustee receives it by 3:00 a.m., Eastern Daylight Time, on Friday, May 13, 2011.

If you do not return your proxy card, your shares credited to your 401(k) Plan account will be voted by the trustee in the same proportion that it votes the shares for which it did timely receive proxy cards.

You may also revoke a previously given proxy card until 3:00 a.m., Eastern Daylight Time, on Friday, May 13, 2011, by filing with the trustee either a written notice of revocation or a properly completed and signed proxy card or Internet or telephone vote having a later date.

How will we conduct the business of our Annual Meeting?

Our bylaws govern the organization and conduct of business at our shareholder meetings. Our bylaws specify that our Board Chairman shall preside at our shareholder meetings. Our Board Chairman, Mr. William B. Campbell, will serve as Chair of our Annual Meeting and call the meeting to order. As Chair of our Annual Meeting, Board Chairman Campbell will determine, in his discretion, the order of the business to be conducted at our Annual Meeting and the procedure for our Annual Meeting. Board Chairman Campbell will announce the opening and closing for the polls for each matter on which our shareholders will vote at our Annual Meeting.

Who can answer my questions?

Should you have questions concerning these proxy materials or our Annual Meeting or should you wish to request additional copies of this proxy statement or proxy card, you may contact Mr. David B. Mogle who is our Corporate Secretary at (888) 981-6000.

How can I avoid receiving more than one set of proxy materials in future years?

If two or more registered shareholders live in your household or if a registered shareholder maintains two or more shareholder accounts, you may have received more than one set of our proxy materials. We have made a delivery method for proxy materials called “householding” available to our shareholders. If you consent to “householding,” only one annual report and one proxy statement will be delivered to your address; however, a separate proxy card will be delivered for each account. Please refer to the section titled, Other Matters — “Householding” of Proxy Materials at the end of this proxy statement for more information regarding “householding.”

Is my vote confidential?

We process proxy instructions, ballots and voting tabulations that identify individual shareholders in a manner that protects your voting privacy. We will not disclose your vote either within the Company or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards. In our discretion, we may forward your comments to our management or the Board.

Where can I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at our Annual Meeting. The judges of election will tally the final voting results and we will include the final voting results in a Form 8-K, which we will file with the Securities and Exchange Commission (“SEC”) by May 24, 2011.

Who is paying for the cost of this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. The Company has retained Regan & Associates, Inc. to assist in obtaining proxies by mail, facsimile or email from registered holders, brokerage firms, bank nominees and other institutions for the Annual Meeting. The estimated cost of such services is $24,000 including out-of-pocket expenses. Regan & Associates, Inc. may be contacted at (800) 737-3426.

The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares held in “street name” for their reasonable costs associated with:

•	Forwarding the Notice of our Annual Meeting to beneficial owners;

•	Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

•	Obtaining beneficial owners’ voting instructions.

In addition to soliciting proxies by mail, certain of our directors, officers and regular employees, without additional compensation, may solicit proxies on our behalf personally or by telephone, facsimile or email.

Proposal 1. Election of Directors

General Information Regarding Director Nominees

Our Board determines the number of directors to nominate for election each year. The F.N.B. bylaws provide that our Board shall consist of not fewer than five nor more than 25 persons, the exact number to be determined from time to time by the Board.

Acting on the recommendation of the Nominating and Corporate Governance Committee, our Board fixed the number of directors as of the Annual Meeting date at 14.

Directors

The Board, acting on the recommendation of the Nominating and Corporate Governance Committee, has nominated the persons identified on the table below titled, Nominees for Election at Our Annual Meeting, and each nominee is discussed in detail on pages 7 to 12 of this proxy statement, for election as directors. Each of the Company’s nominees will hold office for a one-year term until the next annual meeting of shareholders and the election and qualification of his or her successors. All of our nominees are currently directors.

Relevant biographical information concerning the nominees for election at F.N.B.’s Annual Meeting is described under Directors in this proxy statement.

Our bylaws do not permit cumulative voting in the election of directors.

DIRECTORS

Nominees for Election at Our Annual Meeting

		Age as of
		the Annual	Director
Name	Position with the Company	Meeting	Since

William B. Campbell	Chairman	72	1975
Henry M. Ekker	Director	72	1994
Philip E. Gingerich	Director	73	2008
Robert B. Goldstein	Director	71	2003
Stephen J. Gurgovits	CEO and Director	67	1981
Dawne S. Hickton	Director	53	2006
David J. Malone	Director	56	2005
D. Stephen Martz	Director	68	2008
Harry F. Radcliffe	Director	60	2002
Arthur J. Rooney, II	Director	58	2006
John W. Rose	Director	61	2003
Stanton R. Sheetz	Director	55	2008
William J. Strimbu	Director	50	1995
Earl K. Wahl, Jr.	Director	70	2002

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOURTEEN NOMINEES IDENTIFIED IN THE ABOVE TABLE AS OUR BOARD OF DIRECTORS’ CANDIDATES FOR ELECTION AS DIRECTORS (PROPOSAL 1 ON THE PROXY CARD).

Each of our director nominees has consented to being named in this proxy statement and to serve if elected. In the event one or more of our director nominees is unable or unwilling to serve as a director for any reason or should any nominee be unavailable for election by reason of death or other unexpected occurrence, we may vote the enclosed proxy, to the extent permitted by applicable law, with discretionary authority in connection with the nomination by our Board of any substitute nominee.

Proxies submitted to us, unless indicated to the contrary, will be voted “For” the election of Messrs. Campbell, Ekker, Gingerich, Goldstein, Gurgovits, Malone, Martz, Radcliffe, Rooney, Rose, Sheetz, Strimbu, Wahl and Ms. Hickton with terms expiring at our 2012 Annual Meeting and upon election and qualification of their respective successors.

Biographical Information Concerning Directors and Nominees

Relevant biographical information concerning our directors and each nominee for election at our Annual Meeting, including a brief discussion of the specific experience, qualifications, attributes or skills that led to our Board’s conclusion regarding each director nominee’s qualification to serve on our Board in light of our business and structure.

William B. Campbell was elected Chairman of our Company in 2009 and has been a director of F.N.B. since it commenced operations in 1975. Mr. Campbell also serves on our Executive, Nominating and Corporate Governance (formerly chaired this Committee) and Succession Committees (formerly chaired this Committee) and was formerly the Board’s Lead Director. Mr. Campbell has been a director of FNBPA since 1973 and is Chairman of FNBPA’s Building Committee and serves on FNBPA’s Executive and Loan Committees. Mr. Campbell served on the boards of Southwest Banks, Inc. (bank holding company, Naples, Florida) and its subsidiary, First National Bank of Naples, from 1997 to 2003 and served on that company’s executive committee. Mr. Campbell’s successful professional career included his ownership of Shenango Steel Erectors, Inc., and service as a partner in Campbell-Kirila Realty (developed and leased commercial property). After more than 30 years of developing high level executive experience in the manufacturing, steel, commercial development and construction industries,

Mr. Campbell retired in 1992. During his career, Mr. Campbell also served in leadership capacities on a number of regional and national trade associations representing the steel, construction and manufacturing industries. Mr. Campbell’s numerous business contacts across various industries offers the Corporation’s affiliates a significant source of business opportunities. Mr. Campbell served 14 years as director of the Shenango Valley Industrial Development Authority in Sharon, Pennsylvania and served on the Board of Trustees of Westminster College located in New Wilmington, Pennsylvania. Mr. Campbell’s expertise, when coupled with FNBPA’s core commercial lending business, makes him a valuable member of our Board. Mr. Campbell’s background provides him with the decision-making experience, knowledge of best corporate practices and strategies and understanding of Board responsibilities to help him as Chairman to lead the Board as a cohesive and effective team. Mr. Campbell’s work experience in the steel, construction and manufacturing industries as well as his extensive experience in commercial real estate development, and his lengthy experience on the Boards of F.N.B. and its various affiliates, qualify him to serve as a member of our Board and our Executive, Nominating and Corporate Governance, and Succession Committees.

Henry M. Ekker was named director in 1994 and serves on our Nominating and Corporate Governance Committee. Mr. Ekker has been an FNBPA Director since 1988 and is a member of FNBPA’s Community Reinvestment Act Committee. Mr. Ekker is a partner in the law firm of Ekker, Kuster, McConnell and Epstein, LLP, located in Sharon, Pennsylvania. The focus of Mr. Ekker’s legal practice is mergers and acquisitions, corporate law and structuring, business combinations, estate and tax planning and elder law. Mr. Ekker also has previously served as General Counsel for First Federal Savings & Loan Association and Protected Home Mutual Life Insurance Company as well as many private corporations and partnerships. Mr. Ekker’s legal and financial background enables him to offer the Board and the Nominating and Corporate Governance Committee an understanding of potential legal and regulatory issues that impact our Corporation. Mr. Ekker’s experience as a lawyer and his grasp of the legal issues underlying corporate governance matters, commercial transactions, mergers and fiduciary issues, coupled with his long-term service on the F.N.B. and affiliate Boards of Directors, qualify him as a member of our Board and our Nominating and Corporate Governance Committee.

Philip E. Gingerich has been on our Board since 2008 and is a member of our Risk Committee. Mr. Gingerich was a director of Omega Financial Corporation (bank holding company, State College, Pennsylvania) from 1994 until 2008. Mr. Gingerich, a retired member of the Appraisal Institute, was a real estate appraiser and broker for over 30 years until he retired from his business in 2003, and served as a consultant until 2006. Mr. Gingerich’s clients included financial institutions, the U.S. government, state and local governments and agencies, public utility companies, corporations and private individuals. Mr. Gingerich has an extensive real estate appraisal expertise, including the appraisal of shopping centers, apartments, office, industrial, commercial and medical buildings, motels, restaurants, golf courses, farms, single and multi-family housing, development and recreational land. Mr. Gingerich was recognized as an expert real estate appraiser by the Commonwealth of Pennsylvania’s Bureau of Professional and Occupational Affairs, the Department of Transportation, and the federal government. Mr. Gingerich’s substantial real estate appraisal and broker experience provides him a solid foundation from which to advise our Corporation with respect to its core bank lending activities because such critical judgments rely upon the proper valuation of real estate. Mr. Gingerich’s broad and extensive real estate experience (especially in geographic areas where FNBPA’s borrowers are located), his experience as an investor and instructor, and his long tenure as a director in the financial services industry, qualify him for service as a member of our Board and a member of our Risk Committee.

Robert B. Goldstein joined our Board in 2003, is a member of our Executive and Succession Committees, and is Chairman of our Compensation Committee. Since 2007, Mr. Goldstein has been a principal of CapGen Financial Advisors LLC, (New York, New York), which is a national fund manager that specializes in investing in financial institutions. In connection with Mr. Goldstein’s activities as a fund manager and financial advisor, Mr. Goldstein has assumed oversight roles on the boards of the following financial institutions: (i) The BANKshares, Inc. in Winterpark, Florida since 2006 (board and audit committee chair and member of subsidiary bank board, BankFIRST; (ii) Seacoast Banking Corp., Stuart, Florida since 2009 (chair of nominating and governance committee and member of subsidiary bank board, Seacoast National Bank); (iii) Palmetto Bancshares, Inc, Greenville, South Carolina since 2010 (and member of subsidiary bank board, Palmetto Bank); (iv) Hampton Roads Bankshares, Norfolk, Virginia since 2010; and (v) Glencoe Capital LLC, Chicago, Illinois since 2010. Mr. Goldstein’s other prior high-level executive and director experience includes positions at Bay View Capital Corporation (chairman and former chief executive officer,

2001-present); Great Lakes Bancorp, Buffalo, New York (director and chairman of executive committee, 2005-2006); Hudson United Bank located in Philadelphia, Pennsylvania (president); Regent Bancshares Corp. located in Philadelphia, Pennsylvania (president and chief executive officer and chairman of the board of its wholly owned subsidiary, Regent National Bank); as well as numerous other executive and director positions with financial institutions during his 46 years in the financial services industry. Mr. Goldstein’s extensive experience with financial institutions provides him a valuable perspective regarding oversight of management, interests of shareholders, risk assessment, business judgment and executive compensation and incentive arrangements. In addition, Mr. Goldstein’s knowledgeable experience in helping to turn around troubled financial institutions and his experience with investors in these situations gives him a solid foundation from which to advise our Company with respect to improving profitability and loan workouts. Mr. Goldstein’s substantial financial, banking, corporate, executive and operational experience, particularly at financial institutions and bank holding companies, in addition to his prior board experience qualify him to serve on our Board, our Executive and Succession Committees, and as Chair of our Compensation Committee.

Stephen J. Gurgovits has been a director since 1981 serves on our Succession Committee and is Chairman of our Executive Committee. Mr. Gurgovits is Chairman of the FNBPA Board and has been an FNBPA director since 1981. He is also Chairman of FNBPA’s Executive Committee and a member of its Building Committee. Mr. Gurgovits has also been employed by the Corporation and its subsidiary, FNBPA, for over 49 years and serves as the Corporation’s Chief Executive Officer. During his career with the Corporation and FNBPA, Mr. Gurgovits has served in various retail, commercial banking and executive capacities. Under Mr. Gurgovits’ leadership as Chief Executive Officer, the Corporation has grown from approximately $4 billion in asset size in 2004 to its current size of almost $9.6 billion. In addition, Mr. Gurgovits’ leadership responsibilities include oversight of the Corporation’s financial, strategic and business plans and leadership of our acquisition and divestiture strategies. Mr. Gurgovits’ leadership experience includes his service as the chairman of the Pennsylvania Bankers Association (“PBA”) (2003-2004), a director of the American Bankers Association (“ABA”) (2005-2008) and a member of the American Bankers Council. In leading the PBA and ABA, Mr. Gurgovits gained invaluable experience working with national and state policymakers, legislators and regulators for the purpose of vigorously advocating that the laws, rules and decisions serve the competitive interests of banks and other financial institutions. Mr. Gurgovits’ leadership positions with the PBA and the ABA are indicative of his reputation in the financial institutions industry. This experience, coupled with his Board and executive leadership experience with F.N.B. make him an integral component of our Board. Mr. Gurgovits obtained a post-graduate degree from the University of Wisconsin’s Graduate School of Banking. In addition, Mr. Gurgovits is a recognized leader in regional economic development and currently serves or previously served on the boards of various educational, developmental and health care organizations, including Penn-Northwest Development and Sharon Regional Health System. Mr. Gurgovits authored a business primer book, “Financing Small Business.” Our Board has determined that Mr. Gurgovits’ lengthy and significant experience with F.N.B. and its affiliates over the past 49 years, including his operational, financial, executive and industry leadership roles, unequivocally qualify him for service as our Chief Executive Officer and as a member of our Board and Succession Committee and as Chair of our Executive Committee.

Dawne S. Hickton has served on our Corporation’s Board since 2006, and is a member of our Compensation, Nominating and Corporate Governance and Executive Committees. Ms. Hickton is the vice chairman, president and chief executive officer of RTI International Metals, Inc. based in Pittsburgh, Pennsylvania (“RTI”), (titanium company). Prior to becoming RTI’s president and chief executive officer, Ms. Hickton was that company’s chief administrative officer and her responsibilities included oversight and management of its accounting, treasury, tax, business information systems, personnel and legal functions. Ms. Hickton has played a significant role in RTI’s success in the titanium industry due to her executive leadership skills, and strategic and organization-building skills. Also, prior to her tenure with RTI, Ms. Hickton was employed as an in-house counsel with another public company, USX Corporation (steel company located in Pittsburgh, Pennsylvania). With her broad-based board and executive experience, coupled with her organizational skills, administrative expertise, and legal background, Ms. Hickton is qualified to continue as a member of our Board and our Compensation, Nominating and Corporate Governance and Executive Committees.

David J. Malone has been a director since 2005 and is a member of our Audit, Succession and Compensation Committees. Mr. Malone is the president and chief executive officer of Gateway Financial Group, Inc. (“Gateway Financial”), a financial services firm located in Pittsburgh, Pennsylvania that specializes in administering and designing insurance portfolios for high net worth persons and businesses. Prior to Mr. Malone’s appointment as president and chief executive officer of Gateway Financial, he served as that company’s chief financial officer. By reason of Mr. Malone’s executive experience with Gateway Financial, he has accumulated substantial leadership and financial experience. His executive and financial experience has helped him become knowledgeable in analyzing and performing financial strategic planning, which in turn, enhances his value to our Board and our Audit and Compensation Committees. Mr. Malone was a former member of the Northside Deposit Bank board (Pittsburgh, Pennsylvania), and a member of that bank’s audit and executive committees. In addition, during his career, Mr. Malone has been extensively involved in civic and community organizations whose principal mission is to improve business, educational and cultural opportunities in Western Pennsylvania. Mr. Malone’s experience in the financial sector, his prior board experiences along with his demonstrated community involvement qualify him for our Board and specifically, for our Audit and Compensation Committees.

D. Stephen Martz has been a director since 2008, is serving on our Executive and Audit Committees and he is Chairman of our Risk and Succession Committees. Mr. Martz has been a member of FNBPA’s board since 2008 and is a member of FNBPA’s Loan and Risk Committees. Before his retirement in 2002, Mr. Martz spent more than 45 years in the banking and financial services industry and more significantly, he spent more than 25 years in multiple director and executive roles with banks and financial institutions. Mr. Martz’s high level executive and director experience includes positions at Omega Financial Corporation (bank holding company, State College, Pennsylvania) (director, president and chief operating officer); Hollidaysburg Trust Company (chairman, president and chief executive officer); and Penn Central Corporation (bank holding company) (director, president and chief executive officer). Mr. Martz is chairman of the board of Nason Hospital (over 400 employees) located in Roaring Spring, Pennsylvania. Mr. Martz has been a member of that hospital’s board for over 32 years. In addition, Mr. Martz serves as a trustee of Lycoming College in Williamsport, Pennsylvania and for over 26 years has been chair of that college’s investment and nominating committees. Mr. Martz has been a key participant in the Lycoming College leadership team responsible for the success of the growth of the college’s endowment fund. We believe that Mr. Martz’s executive experience, his long career in the banking industry and his lengthy board service in the health care and educational sectors, has prepared him to advise our Board and our Executive, Audit, Risk and Succession Committees on the broad array of complex financial, operational, risk, regulatory and business challenges F.N.B. and its affiliates face.

Peter Mortensen has been a member of our Board since our formation in 1974 and is a member of our Risk Committee. Mr. Mortensen will retire from the Board effective as of the date of our Annual Meeting. Mr. Mortensen served as our Chairman from 1988 to 2007. During his 45 years of employment with us, Mr. Mortensen’s executive experience included positions as Chief Executive Officer and President of the Corporation’s principal banking subsidiary, FNBPA (1972-1987); Chairman of the Corporation (1988-2007) and our Executive Committee (1996-2009); and Chairman of FNBPA (1988-2004). Also, Mr. Mortensen served in various leadership positions with state and national trade associations such as a director of the ABA, president of the PBA, member of American Bankers Council and member of the Financial Services Roundtable. In these positions, Mr. Mortensen had significant involvement in a number of important state and federal policy issues which impacted the financial institutions industry. Our Board has determined that Mr. Mortensen’s longstanding relationship with F.N.B. over the past 54 years, including executive, operational and financial roles and his director and Board leadership positions, qualify him to be a member of our Board and Risk Committee.

Harry F. Radcliffe has been a director of the Corporation since 2002, is a member of our Executive Committee and Chairman of our Audit Committee. Mr. Radcliffe has been an investment manager since 1995 during which time he has counseled and advised corporate and individual clients, helping them analyze financial and economic risks and perform investment and financial strategic planning. From 2000 to 2002, Mr. Radcliffe served on the board of Promistar Financial Corporation (bank holding company, Johnstown, Pennsylvania) and was a member of that company’s audit committee. Mr. Radcliffe’s other high-level executive and director experience included serving as a director, president and chief executive officer of First Home Bancorp (1993-1995) and First South Bancorp (1989-1993). Mr. Radcliffe’s executive leadership skills first became evident at 26 years of age when he was appointed president of a savings and loan company in Western Pennsylvania, and in the succeeding years when he served as a young executive and director with various financial institutions, including First Fidelity Bank, Essex Savings and Loan Association, Hawthorne Savings Bank and Home Savings Bank. During his tenure at these financial institutions, he was instrumental in assisting each company raise capital in initial public offerings.

Mr. Radcliffe qualifies for our Board, its Executive Committee and as Chairman of our Audit Committee based on his extensive executive and board experience, financial and investment expertise, and his thorough understanding of internal controls, accounting principles, business combinations, public company compliance requirements and the bank regulatory compliance framework.

Arthur J. Rooney, II was first elected to our Board in 2006 and is a member of our Nominating and Corporate Governance Committee. Mr. Rooney has been a co-owner, a director since 1989 and the president of the Pittsburgh Steelers Sports, Inc. which owns the Pittsburgh Steelers football team franchise. Mr. Rooney has been an attorney for more than 29 years; including his current “of counsel” position with the Pittsburgh-based law firm of Buchanan Ingersoll & Rooney, P.C. (“BIR”) and his former position with the law firm of Klett, Rooney, Lieber & Schorling, P.C., which merged into BIR in 2006. Before becoming president of the Pittsburgh Steelers Sports, Inc., he also served as general counsel to the organization. During his tenure with the Pittsburgh Steelers Sports, Inc., Mr. Rooney was principally responsible for the design, development and financing plan for the Steelers’ home stadium, Heinz Field. Further, Mr. Rooney is a member of the Board of NFL Films, the NFL Super Bowl Site Committee and the NFL Management Council. His executive capacity with the Pittsburgh Steelers Sports, Inc., and his involvement in significant NFL matters, coupled with his diverse legal experience, demonstrates Mr. Rooney’s requisite experience to help our Board strategically address complex operational and financial challenges. Mr. Rooney’s director, executive, legal and operational experience qualify him to serve on our Board and on our Nominating and Corporate Governance Committee.

John W. Rose has served on our Board since 2003 and is a member of our Executive, Compensation and Succession Committees and Chairman of our Nominating and Corporate Governance Committee. Mr. Rose is a principal of CapGen Financial Advisors LLC, located in New York, New York, a national fund manager specializing in bank, thrift and finance company turnaround investments. Mr. Rose is also the president of McAllen Capital Partners, located in Hermitage, Pennsylvania, a financial advisory firm that invests in banks, thrifts and financial companies. In connection with Mr. Rose’s activities as a fund manager and financial advisor, Mr. Rose has assumed an oversight role on the boards of the following financial institutions: First Chicago Bancorp; Jacksonville Bancorp; PacWest Bancorp, Los Angeles, California; and White River Capital Corp., San Diego, California. Over his 37-year career, Mr. Rose has been involved in banking in various capacities including, most significantly, as a director, executive, consultant and investor. Most importantly, from the Board’s perspective, Mr. Rose has served on the boards of over 25 separate banks or bank holding companies. Our Board believes that Mr. Rose’s background provides him with a unique understanding of industry best practices and strategies and enables him to contribute significantly to our Board in connection with its general corporate decision-making, fulfillment of its fiduciary obligations and assessment of business opportunities and risks. The diversity of Mr. Rose’s experience on financial institution boards provides him extensive experience working with directors and overseeing management, which we believe benefits us, its shareholders and our Board. Further, our Board believes that Mr. Rose’s diverse and extensive experience with various financial institutions across the country provides him a broader perspective and thereby enables him to identify and assist us with emerging industry trends and risks. Another benefit of having Mr. Rose on our Board is that in view of the Corporation’s history and strategy of growth through acquisitions, his experience and knowledge as an investor is a valuable asset to the Corporation when it considers acquisition opportunities. We believe Mr. Rose’s extensive experience with financial institutions qualifies him to serve on our Board and our Executive, Compensation and Succession Committees, and as Chairman of our Nominating and Corporate Governance Committee.

Stanton R. Sheetz joined our Board in 2008 and serves on our Risk Committee. From 1994 to 2008, Mr. Sheetz was a director of Omega Financial Corporation (bank holding company, State College, Pennsylvania). Mr. Sheetz is co-owner and chief executive officer of Sheetz, Inc., which owns and operates a chain of approximately 400 convenience stores and employs over 13,000 employees in the Mid-Atlantic states (over a six-state area). Sheetz, Inc. is listed in the Forbes top 100 list of privately held companies in America. As chief executive officer of that company, Mr. Sheetz is responsible for product management and development, retail and commercial sales and services, vendor relationships, pricing, operational support and service enhancement. We believe that Mr. Sheetz’s broad executive, financial and retail experience, including analyzing risk and performing financial and business strategic planning make him an important member of our Board and the Risk Committee. During his career as an executive in the convenience store industry, Mr. Sheetz has held senior positions which have entailed important decision-making skills with respect to supply, corporate development, logistics and marketing. In addition, Mr. Sheetz’s substantive experience overseeing multiple retail stores under the one brand is particularly relevant to our business model, organizational structure and corporate branding strategy, whereby we operate various branches and offices in multiple locations. Prior to his appointment as chief executive officer of Sheetz, Inc., Mr. Sheetz served in various executive and finance capacities with that company. Mr. Sheetz also has an MBA degree from Pace University in New York City. Based on Mr. Sheetz’s executive experience and prior board experience and his leadership of a complex retail company that operates in a number of states, he is well-qualified to serve on our Board and our Risk Committee.

William J. Strimbu has been a member of our Board since 1995 and he serves on our Audit and Risk Committees. Mr. Strimbu has also been an FNBPA director since 1995 and is Chairman of FNBPA’s Loan Committee and a member of FNBPA’s Executive Committee. Mr. Strimbu is president of Nick Strimbu, Inc., a trucking company with common carrier authority. Mr. Strimbu’s responsibilities with Nick Strimbu, Inc., include strategic, financial and business planning and negotiations with customers, vendors and the Teamsters Union. He manages and responds to a myriad of financial and operational challenges faced by a company in a highly competitive and rapidly changing industry. He also manages a real estate holding company and serves on the executive team of an economic development company. Mr. Strimbu has been a member of the board of directors of a regional community foundation since 1994, and has assisted the foundation’s management in growing the endowment, as well as financial oversight of approximately 400 individual funds. He has been a director since 1997 of Sharon Regional Health System, a regional health care facility that employs over 1,800 professionals. Mr. Strimbu serves on Sharon Regional Health System’s executive, compensation, finance and pension, and audit committees and is that company’s assistant treasurer. He is also involved in numerous charitable organizations as well as various regional and national trade groups in the trucking industry. Mr. Strimbu’s executive and leadership experience in regional transportation, health care and philanthropic entities provides him a valuable perspective from which to contribute to our Board. We believe that Mr. Strimbu’s executive, operational, economic development, philanthropic and financial experience qualifies him to serve as a member of our Board and our Audit and Risk Committees.

Earl K. Wahl, Jr. has been a member of our Board since 2002 and is a member of our Nominating and Corporate Governance and Succession Committees. In 2009, Mr. Wahl divested his interest in J.E.D. Corporation, an environmental consulting firm that he had owned and operated since 1989. Over the past 36 years, Mr. Wahl has served in an executive capacity and owned and operated various businesses involving mining, drilling, industrial contracting, restaurant, municipal water and environmental services. Mr. Wahl also has served for over 26 years on the boards of various financial institutions. Mr. Wahl’s experience with a wide range of diverse businesses, including financial institutions, gives him relevant skills in working with our Board and overseeing our Corporation’s management. Mr. Wahl’s experience as an owner and operator of various companies provides our Board and management with a valuable perspective on environmental issues, risk management, shareholder value and customer relationships. Mr. Wahl’s executive experience with and ownership and operation of various businesses qualify him to serve on our Board and on our Nominating and Corporate Governance and Succession Committees.

SECURITY OWNERSHIP OF DIRECTORS
AND NAMED EXECUTIVE OFFICERS

The following table sets forth certain information as of the March 9, 2011, record date with respect to beneficial ownership of our common stock by (i) each Director and Nominee; (ii) each Named Executive Officer listed in the table entitled Summary Compensation Table under the section of this proxy statement entitled Executive Compensation and Other Proxy Disclosure; and (iii) all Directors and Executive Officers as a group. As of the record date, we had 120,019,306 shares of common stock issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of the Company’s common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

	Shares
	Beneficially		Percentage
Name of Beneficial Owner	Owned		Owned

William B. Campbell	79,473	(2)	*
Henry M. Ekker	39,567		*
Philip E. Gingerich	145,227	(1),(3)	*
Robert B. Goldstein	120,200		*
Stephen J. Gurgovits#	401,702	(1),(4)	*
Dawne S. Hickton	17,207		*
David J. Malone	45,196	(5)	*
D. Stephen Martz	118,541	(6)	*
Peter Mortensen	10,000		*
Harry F. Radcliffe	157,934	(1),(7)	*
Arthur J. Rooney, II	19,223		*
John W. Rose	84,686(8)		*
Stanton R. Sheetz	165,093	(1),(9)	*
William J. Strimbu	66,668	(1)	*
Earl K. Wahl, Jr.	43,932		*
Vincent J. Delie, Jr.#	50,571		*
Brian F. Lilly#	96,161		*
Vincent J. Calabrese#	31,727		*
Gary L. Guerrieri#	67,825	(1),(10)	*
All executive officers and directors as a group (21 persons)	1,776,998		1.5

#	Denotes a person who served as an executive officer of the Corporation during 2010.

*	Unless otherwise indicated, represents less than 1% of all issued and outstanding common stock.

(1)	Includes the following shares that the director or officer has the right to acquire within 60 days upon exercise of his or her vested stock options: Mr. Gingerich, 5,055 shares; Mr. Gurgovits, 106,646 shares; Mr. Radcliffe, 1,976 shares; Mr. Sheetz, 5,055 shares; Mr. Strimbu, 2,138 shares; and Mr. Guerrieri, 12,836 shares.

(2)	Includes 2,072 shares owned by Mr. Campbell’s wife.

(3)	Includes 67,682 shares owned by Mr. Gingerich’s wife.

(4)	Includes 444 shares owned by Mr. Gurgovits’ wife and 9,506 shares owned by Mr. Gurgovits’ wife as a participant in her personal profit-sharing account.

(5)	Includes 2,700 shares owned by Mr. Malone’s children.

(6)	Includes 9,264 shares held in an IRA for Mr. Martz.

(7)	Includes 5,976 shares owned by Mr. Radcliffe’s wife.

(8)	Includes 510 shares owned by Mr. Rose’s wife.

(9)	Includes 1,011 shares held in a retirement plan for Mr. Sheetz.

(10)	Includes 510 shares held in a custodial account for Mr. Guerrieri’s daughter.

EXECUTIVE OFFICERS

The table below lists the name of each Executive Officer in the Summary Compensation Table together with his position with the Company and his age. The table below does not include this information for Stephen J. Gurgovits whose information is in the section of this proxy statement entitled Biographical Information Concerning Directors and Nominees.

		Age as of the
Name	Position with Company	Annual Meeting

Vincent J. Calabrese	Chief Financial Officer	48
Vincent J. Delie, Jr.	President	46
Brian F. Lilly	Vice Chairman and Chief Operating Officer	53
Gary L. Guerrieri	Executive Vice President FNBPA	51

Vincent J. Calabrese, who became Chief Financial Officer in 2009, joined the Company in 2007. Prior to becoming Chief Financial Officer of the Company in 2009, Mr. Calabrese was the Corporate Controller from 2007 to 2009. Prior to joining the Company, Mr. Calabrese was Senior Vice President, Controller and Chief Accounting Officer of People’s Bank, Connecticut from 2003 to 2007. During his tenure at People’s Bank, Mr. Calabrese’s principal responsibilities at that bank included financial planning and reporting, accounting policies, general accounting operations and investor relations.

Vincent J. Delie, Jr. became President of the Company and Chief Executive Officer of FNBPA in January 2011. Mr. Delie had been an Executive Vice President and Chief Revenue Officer from 2009 through 2010. Mr. Delie joined the Company in 2005. Mr. Delie had been President of FNBPA from 2009 through 2010. From 2008 to 2009 Mr. Delie was Senior Executive Vice President of FNBPA and President of the Banking Group and was Regional President and Chief Executive Officer of the FNBPA Pittsburgh Market Area from 2005 to 2008. Prior to joining the Company, Mr. Delie was Executive Vice President of Corporate Banking for National City Bank from December 2003 through September 2005.

Brian F. Lilly became Vice Chairman of the Company in January 2011 and has been the Chief Operating Officer since 2009. Mr. Lilly joined the Company in 2003. Prior to becoming Chief Operating Officer, Mr. Lilly was Executive Vice President from 2009 until 2011 and the Chief Financial Officer of the Company from 2003 until 2009.

Gary L. Guerrieri, who is an Executive Vice President and Chief Credit Officer of FNBPA, joined FNBPA in 2002. Mr. Guerrieri has been FNBPA’s Chief Credit Officer since 2005 and in that role Mr. Guerrieri has oversight of credit administration and policy as it relates to FNBPA’s loan portfolio and special assets area.

OUR BOARD OF DIRECTORS AND ITS COMMITTEES

Board Leadership Structure and Role in Risk Management

The Board oversees the Company’s Chief Executive Officer (the “CEO”) and other senior management in the competent and ethical operation of the Company on a day-to-day basis and ensures that our officers are serving the long-term interests of the shareholders. We expect each director to take a proactive and focused approach to his or her position, and to assist in setting standards to ensure that the Company is committed to business success through the maintenance of high standards of responsibility and ethics. Our Corporate Governance Guidelines outline the key practices and procedures that our Board follows. Our Corporate Governance Guidelines are available on our website at www.fnbcorporation.com under the tab, “Corporate Structure,” and then clicking on the heading, “Corporate Governance.”

Our Board met 11 times in 2010. Each director attended at least 75% of the aggregate number of meetings of the Board and the respective committees on which such director served. We expect the members of our Board to attend our Annual Meeting as a matter of policy.

Board Committees

Our Board has a standing Executive Committee, Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee (“Nominating Committee”), Risk Committee and Succession Committee (“Standing Committees”). The Board has determined that the Chairs of each of the Standing Committees and each of the members of the Standing Committees are independent under the applicable New York Stock Exchange (“NYSE”) standards and SEC rules except for Mr. Gurgovits by virtue of his position as Company CEO. We identify the members and chairs of our Board Standing Committees in the table below.

Nominating
and Corporate
	Executive	Audit	Compensation	Governance	Risk	Succession
Director	Committee	Committee	Committee	Committee	Committee	Committee

William B. Campbell	X			X		X
Henry M. Ekker				X
Philip E. Gingerich					X
Robert B. Goldstein	X		Chair			X
Stephen J. Gurgovits	Chair					X
Dawne S. Hickton	X		X	X
David J. Malone		X	X			X
D. Stephen Martz	X	X			Chair	Chair
Peter Mortensen*					X
Harry F. Radcliffe	X	Chair
Arthur J. Rooney, II				X
John W. Rose	X		X	Chair		X
Stanton R. Sheetz					X
William J. Strimbu		X			X
Earl K. Wahl, Jr.				X		X

*	Mr. Mortensen has announced he will retire from the Board effective when his current term expires on the date of the Annual Meeting.

The Executive Committee, consistent with Florida law and our bylaws, assists the Board by offering an efficient means of considering significant matters and issues including in the intervals between regular meetings of our Board. The Executive Committee met six times in 2010.

The Audit Committee is responsible primarily for selecting and overseeing the services performed by our independent registered public accounting firm and internal audit department, evaluating our accounting policies and system of internal controls and reviewing significant financial transactions and compliance matters. The Audit Committee met 11 times during 2010. The Board has determined that each member of the Audit Committee, Messrs. Malone, Martz, Radcliffe and Strimbu, qualifies as being “financially literate” and as an “audit committee financial expert” as defined by the SEC. Each Audit Committee member also meets the additional criteria for independence of audit committee members set forth under the SEC rules, NYSE listing standards and applicable federal bank regulatory requirements. We refer you to the Report of Audit Committee in this proxy statement.

The Compensation Committee (also referred to as the “Committee” in the Executive Compensation and Other Proxy Disclosure discussion of this proxy statement) is responsible primarily for reviewing the compensation arrangements for our executive officers, including the CEO, administering our equity compensation plans and reviewing the compensation of the Board. For a description of the Compensation Committee’s processes and procedures, including the roles of our executive officers and independent compensation consultants in the

Compensation Committee’s decision-making process, we refer you to Executive Compensation and Other Proxy Disclosure elsewhere in this proxy statement. The Compensation Committee met ten times in 2010. The F.N.B. Board has affirmatively determined that each of the following Compensation Committee members qualify as “outside directors” for purposes of Section 162(m) of the United States Tax Code: Robert Goldstein, Dawne Hickton and David Malone.

The Nominating Committee assists in the development of standards concerning the qualifications of the Board members and composition of the Company’s and its affiliates’ boards, recommends director candidates to stand for election to our Board and director appointments to the boards of our affiliates, and seeks to promote our best interests and its shareholders through implementation of prudent and sound corporate governance principles and practices. We refer you to Corporate Governance elsewhere in this proxy statement. The Nominating Committee met six times in 2010.

The Risk Committee’s principal responsibilities are to assist the Board in reviewing and overseeing information regarding the Company’s management of its enterprise-wide risk program, including establishing acceptable risk tolerance levels for the Company and reporting this information to the Board. The Risk Committee met six times in 2010.

The Succession Committee plans for the succession to the position of the Company’s CEO in the event of an anticipated or unanticipated vacancy. The Succession Committee met six times in 2010.

The Audit Committee, Compensation Committee and the Nominating Committee responsibilities are described more fully in, and these Committees operate under, written charters adopted by the Board. You may review these charters on our website at www.fnbcorporation.com under the tab “Corporate Structure” by clicking on the heading, “Corporate Governance.”

Code of Conduct

The Company has a Code of Conduct that applies to all of the Company’s Directors and employees, including its principal executive officer, principal financial officer and principal accounting officer, and the Board. You may view a copy of our Code of Conduct on our website at www.fnbcorporation.com under the tab “Corporate Structure,” by clicking on “Corporate Governance.” The Company will disclose any changes in or waivers from its Code of Conduct by posting such information on its website or by filing a Form 8-K.

Risk Management

As a financial institution, the Board recognizes that the Corporation takes on a certain amount of risk in every business decision, transaction and activity. The Corporation’s Board and management have identified five major categories of risk: credit risk, market risk, liquidity risk, operational risk and compliance risk. In its oversight role of the Corporation’s risk management, the Board is mindful that risk management is not about eliminating risk, but rather is about identifying and accepting risks and then effectively managing them so as to optimize total shareholder value.

The Corporation supports its risk management process through a governance structure involving its Board and senior management. The Board’s Risk Committee helps insure that business decisions in the organization are executed within our desired risk profile. The Risk Committee has the following critical responsibilities: (i) identification, assessment and monitoring of enterprise-wide risk across the Corporation and its subsidiaries and affiliates; (ii) development of support and oversight to the Corporation’s businesses; and (iii) identification and implementation of risk management best practices.

In addition, the Corporation’s principal subsidiary, FNBPA, has a Risk Management Committee comprised of senior management. The purpose of this committee is to provide day-to-day oversight to specific areas of risk with respect to the level of risk and risk management structure. The FNBPA Risk Management Committee reports on a regular basis to the Corporation’s Risk Committee regarding the enterprise risk profile of the Corporation and other relevant risk management issues. Further, the Corporation’s audit function performs an independent assessment of the Company’s internal control environment and plays an integral role in testing the operation of internal control systems and reporting findings to management and the Corporation’s Audit Committee. Both the Corporation’s

Risk Committee and Audit Committee regularly report on risk-related matters to the Corporation’s Board. In addition, both the Corporation’s Risk Committee and FNBPA’s Risk Management Committee regularly assess the Corporation’s enterprise-wide risk profile and provide guidance on actions needed to address key and emerging risk issues.

The Board believes that the Company’s enterprise-wide risk management process is effective since it includes the following material components: (i) enables the Board to assess the quality of the information it receives; (ii) enables the Board to understand the businesses of F.N.B., its affiliates and its subsidiaries and the risks that they face; (iii) enables the Board to oversee and assess how senior management evaluates risk; and (iv) enables the Board to assess appropriately the quality of the Company’s enterprise-wide risk management process.

Corporate Governance

We have developed and operate under corporate governance principles and practices which are designed to maximize long-term shareholder return, align the interests of our Board and management with those of our shareholders and promote the highest ethical conduct among our directors, management and employees.

Highlights of portions of our Corporate Governance Guidelines, as well as some of our corporate governance policies, practices, procedures and related matters are as follows:

•	All of our directors are independent under the definition of “independence” established by our Corporate Governance Guidelines and the criteria of the NYSE, with the exception of F.N.B.’s CEO, Mr. Gurgovits.

•	Shareholders may communicate directly with our Board or any Board Committee or any individual director.

•	Our Audit, Nominating and Compensation Committees are composed entirely of independent directors.

•	Each of our Audit, Compensation and Nominating Committees has a written charter that it reviews and reassesses annually.

•	Audit Committee members cannot serve on more than two other public company audit committees without the approval of our Board.

•	Our internal auditor, who oversees our internal audition function, reports directly to our Audit Committee.

•	Our Compensation Committee retains an independent compensation consultant to provide the Committee with advice and guidance on our executive compensation program.

•	We conduct an annual self-evaluation process of our Board, our Audit, Nominating and Compensation Committees and our directors.

•	Our Nominating Committee will consider director candidates recommended by shareholders. For details regarding our policy with regard to the consideration of director candidates recommended by our shareholders, we refer to Shareholder Proposals elsewhere in this proxy statement and our Corporate Governance Guidelines.

•	We expect each of our directors to participate in director education programs at least once every three years.

•	Our Corporate Governance Guidelines set forth the expectation that directors attend at least 75% of Board and Committee meetings in the aggregate.

•	Shareholder voting is confidential.

•	Our Board recognizes the importance of independent leadership on the Board, as evidenced by the election of an independent Board Chairman.

•	Our Corporate Governance Guidelines expressly state that we shall consider diversity, among other important factors, in connection with Board composition determinations.

•	We require our directors and officers to retain ownership of F.N.B. common stock in accordance with our policies which are designed to ensure that directors’ interests are meaningfully aligned with shareholders.

•	We have a recoupment policy that allows us to recover incentive compensation paid to any current or former officers based on financial results that we are required to restate.

•	Our directors are not permitted to engage in hedging strategies using puts, calls or other derivative securities based on our Company’s common stock.

We encourage you to visit the “Corporate Structure” page of our corporate website at www.fnbcorporation.com for additional information about our Board, its committees, our Corporate Governance Guidelines, our Code of Ethics, our Code of Conduct and our Audit, Nominating and Compensation Committee Charters. We also include additional information on these topics in other sections of this proxy statement.

Director Independence

Background.  As a company that has securities listed on the NYSE, a majority of members of our Board must be independent. Under the NYSE’s corporate governance standards, no director qualifies as independent unless our Board affirmatively determines that the director has no “material relationship” with F.N.B. The fact that a director or member of a director’s immediate family may have a material relationship with F.N.B directly, or as a partner, owner, shareholder, or officer of an organization that has a relationship with F.N.B., will not necessarily preclude such director from being nominated for election to our Board.

The New York Stock Exchange’s bright-line independence tests.  The NYSE established director independence requirements in order to increase the quality of Board oversight at listed companies and to lessen the possibility that damaging conflicts of interests will influence Board decisions. The NYSE bright-line independence tests each describe a specific set of circumstances that would cause a director not to be independent from our management. The NYSE’s corporate governance standards do not define every relationship that will be considered material for purposes of determining a director’s independence from our management.

F.N.B. categorical standards of director independence.  In addition to the NYSE bright-line independence standards, F.N.B. has adopted categorical independence standards. The categorical independence standards define certain ordinary course of business transactions and other relationships that F.N.B.’s Board has concluded would not cause a director to cease to be independent. A summary of F.N.B.’s categorical standards is as follows:

•	Significant financial relationship whereby the service or product provider has made payments to, or received payments from us, or our affiliates, in an amount that, in any of the last five fiscal years does not exceed the greater of $1,000,000 or 2% of such provider’s consolidated gross revenue;

•	Business or financial transactions with an affiliate of F.N.B. provided that such transaction is entered into in the ordinary course of business and on terms substantially similar to those prevailing at the time for comparable transactions for non-affiliated persons of F.N.B. or its affiliates and such transaction conforms with applicable federal regulatory standards, and termination of the business or financial relationship in the ordinary course of business would not reasonably be expected to have a material and adverse effect on the financial condition, results of operations or business of F.N.B. or its affiliate;

•	A director or immediate family member is associated as a partner or associate of, or of counsel to, a law firm that provides services to F.N.B. or its affiliates and the payments relating to such services do not exceed $1,000,000 or 2% whichever is greater, of the law firm’s revenues in each of the past five years;

•	Banking and financial transactions involving directors, their immediate family members or affiliated entities that are done in the ordinary course of business and comply with applicable federal bank regulatory standards unless such transaction is a loan that is disclosed in the most recent federal bank examination as non-accrual, past due, restructured or having significant potential problems; and

•	Participation by a director, the director’s immediate family member or an affiliated entity in financing transactions sponsored by F.N.B. Capital which are made in the ordinary course of business and are made on substantially the same terms as those made available to F.N.B. Capital will not be deemed material for director independence determination purposes unless the director or immediate family member is an officer, director or owner of 10% or more of the business enterprise or the entity to which F.N.B. Capital is furnishing any such financing or equity capital.

Also, our Corporate Governance Guidelines require that our Board “broadly consider all relevant facts and circumstances” especially in situations not covered by the NYSE bright-line independence standards or our categorical independence standards.

As required by the NYSE’s corporate governance rules, we would disclose in this proxy statement any director relationships with us that would not be consistent with either the NYSE bright-line independence standards or our categorical independence standards.

Director Independence Determinations

On February 16, 2011, our Board, with the assistance of the Nominating Committee, conducted an evaluation of director independence, based on the director independence standards set forth in the Company’s Corporate Governance Guidelines, the NYSE corporate governance standards and applicable SEC rules and regulations. In connection with this review, our Board evaluated banking, commercial, business, investment, legal, charitable, consulting, familial or other relationships with each director, that director’s immediate family member and their related business interests and us and our affiliates, including those relationships described under the caption Related Persons Transactions, in this proxy statement.

As a result of this evaluation, our Board affirmatively determined that each of Messrs. Campbell, Ekker, Gingerich, Goldstein, Martz, Malone, Mortensen, Radcliffe, Rooney, Rose, Sheetz, Strimbu and Wahl and Ms. Hickton is an independent director under our director independence standards, the NYSE independence standards and the applicable SEC rules and regulations. To our knowledge, the aggregate grants, donations and contributions made by us or our affiliates to any non-profit organization for which one of our directors served as an officer or director did not exceed the greater of $1,000,000 or 2% of such organization’s consolidated gross revenues in 2010.

Our Board affirmatively determined that Mr. Gurgovits is not independent under the NYSE corporate governance standards and F.N.B.’s categorical director independence standards because he is the principal executive officer of the Company.

None of our Audit Committee members serve on more than two other public company audit committees.

Family Relationships

There are no family relationships among the executive officers and directors of the Company.

Executive Sessions of our Board

Our policy is that our Board holds at least one executive session per year attended exclusively by outside independent members of the Board; who are not members of our executive management. Our independent Chairman presides at each executive session meeting. Our Board conducted six executive sessions in 2010, of which two were attended exclusively by independent and non-management directors.

COMMUNICATIONS WITH OUR BOARD

Shareholders or other interested parties may send communications to our Board, independent directors as a group, Board Chairman, any committee Chairmen, and/or any individual director by addressing such communications to the Board, c/o Corporate Secretary, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, Pennsylvania 16148. The Corporate Secretary, or his designee, will promptly forward all such communications submitted and addressed in this manner to the members of our Board or any designated individual director or directors, as the case may be. Our Corporate Secretary will forward all shareholder communications with the Board or individual directors without prior screening by the Corporate Secretary or any other employee.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires our executive officers and directors, as well as persons who own 10% or more of our common stock, to file reports of their ownership of our securities, as well as statements of changes in such ownership, with the SEC. To our knowledge, based solely on a review of copies of the reports filed on behalf of our directors and executive officers and written representations received from our executive officers and directors (we do not have any shareholders who own 10% or more of our common stock), no other reports were required, and based on our review of the statements of ownership changes filed by our executive officers and directors with the SEC during 2010, we believe that except for one delinquent Form 4 filing by each of Messrs. Rose and Sheetz, attributable to the fact that their respective brokers failed to make a timely report of the transactions, all such filings required during 2010 were made on a timely basis.

Security Ownership of Certain Beneficial Owners

We are not aware of any shareholder who was the beneficial owner of more than 5% of our outstanding common stock as of December 31, 2010, except for the entities identified in the table below:

		Percent of
	Amount and Nature	Outstanding Common
	of Beneficial	Stock Beneficially
Name and Address	Ownership(1)	Owned(2)

BlackRock, Inc.	8,507,492 (3)	7.41%
40 East 52nd Street
New York, NY 10022
First Trust Group(4)	6,451,823 (5)	5.62%
120 East Liberty Drive
Suite 400
Wheaton, IL 60187

(1)	Under the regulations of the SEC, a person who has or shares voting or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares.

(2)	Based on 114,747,085 shares of Corporation common stock outstanding as of December 31, 2010.

(3)	According to Schedule 13G filed under the Exchange Act on January 21, 2011, by BlackRock, Inc. the Schedule 13G states that BlackRock, Inc. has sole voting dispositive power of all 8,507,492 shares.

(4)	The “First Trust Group” is composed of First Trust Portfolios L.P., First Trust Advisors L.P., and The Charger Corporation, each having an address of 120 East Liberty Drive, Suite 400, Wheaton, IL 60187.

(5)	According to Schedule 13G jointly filed under the Exchange Act on January 27, 2011 by First Trust Portfolios L.P., First Trust Advisors L.P., and The Charger Corporation. The Schedule 13G states that The Charger Corporation is the general partner of both First Trust Portfolios L.P. and First Trust Advisors L.P., that First Trust Portfolios, L.P. acts as sponsor of certain investment unit trusts that hold shares of the Corporation, and that First Trust Advisor, L.P. acts as portfolio supervisor of the unit investment trusts sponsored by First Trust Portfolios, L.P. The Schedule 13G states that these 6,451,823 shares consist of 2,381,514 shares held by investment unit trusts sponsored by First Trust Portfolios L.P., and 4,070,309 shares that are either held in other registered investment companies pooled investment vehicles and/or separately managed accounts for which First Trust Advisors L.P. serves as investment advisor and/or investment sub-advisor. The Schedule 13G provides that no individual unit investment trust sponsored by First Trust Portfolios, L.P. holds more than three percent (3%) of the Corporation’s shares. The Schedule 13G also provides that while neither First Trust Portfolios L.P., First Trust Advisors L.P., nor The Charger Corporation has sole voting power or sole dispositive power over any of these shares, First Trust Portfolios L.P. has shared dispositive power over 2,381,514 shares, and First Trust Advisors L.P. and The Charger Corporation have shared voting power over 3,988,507 shares and shared dispositive power over all 6,451,823 shares. In addition, the Schedule 13G provides that neither First Trust Portfolios L.P., First Trust Advisors L.P., nor The Charger Corporation has the power to vote the shares of the Corporation held by the unit investment trusts sponsored by First Trust Portfolios, L.P., which shares are voted by the trustee of such unit investment trusts. The Schedule 13G further states that each of First Trust Portfolios L.P., First Trust Advisors L.P., and The Charger Corporation disclaims beneficial ownership of the shares of the Corporation specified in the Schedule 13G.

RELATED PERSON TRANSACTIONS

We have adopted a written policy formalizing the manner in which we review a proposed transaction involving the Company and any of our directors, any director nominees, any executive officers, any 5% or greater shareholder or any immediate family member of the foregoing (“related persons”) because of the possibility of a conflict of interest. A copy of this “Policy with Respect to Related Person Transactions” is posted on our website at www.fnbcorporation.com under the tab “Corporate Structure,” and may be accessed by clicking on the heading “Corporate Governance.” Under our policy, all proposed related person transactions involving amounts in excess of $120,000 must receive the prior approval of the Nominating Committee of our Board before we can take part in the transaction and if such transaction continues for more than one year the Nominating Committee and Board must annually approve the transaction.

In 2010, some of our directors and executive officers and their associates were customers of, and had transactions with, one or more of the Company’s subsidiaries in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated persons. We expect similar transactions to take place in the future. In 2010, each of the Company directors and Named Executive Officers (“NEOs”) had loans or loan commitments with our subsidiary bank, FNBPA, which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not affiliated with us, and these loans did not involve more than the normal risk of collectability nor did they present other unfavorable features. We determined that these loans and loan commitments were performing in accordance with their contractual terms. In addition, our wealth management affiliate, FNTC, acts as fiduciary under various employee benefit plans of and acts as investment manager to certain customers whose officers and/or directors may also be directors of our Company. We entered into these fiduciary arrangements in the ordinary course on terms substantially similar to those entered into with customers who do not have any affiliation with us.

Mr. Rooney is a co-owner of, and an executive officer of Pittsburgh Steelers Sports, Inc., which is a related interest of PSSI Stadium Corp., to whom FNBPA paid approximately $110,000 in 2010 in connection with a Heinz Field Suite Licensing Agreement pursuant to which FNBPA entertains clients at sporting and entertainment events. Also, in 2010, F.N.B. affiliates paid approximately $95,000 to Sheetz, Inc. in connection with fuel for fleet, courier and business related travel by the affiliates’ employees. Mr. Sheetz is a co-owner and the CEO of Sheetz, Inc. FNBPA leases the premises for a branch facility from an immediate family member of Mr. Sheetz and paid that family member approximately $114,000 in 2010 in connection with this lease. We effected the transactions with Mr. Rooney’s and Mr. Sheetz’s related interests in the ordinary course of business on substantially the same terms as those prevailing for comparable transactions with unaffiliated persons.

There are no family relationships as defined in the SEC and the NYSE rules between any of our executive officers or directors and any other executive officer or director. However, Director Rose’s step-son and nephew are employees of F.N.B. affiliates and each of them receives compensation in accordance with F.N.B.’s policies and practices. Mr. Rose’s step-son and nephew were paid less than $120,000 in total compensation in 2010 and participated in our compensation and incentive plans or arrangements on the same basis as other similarly situated employees.

Stephen J. Gurgovits, Jr., President of our subsidiary, F.N.B. Capital, is the son of Stephen J. Gurgovits, Sr., our CEO. In 2010, Mr. Gurgovits, Jr. received a base salary of $168,708; car allowance of $6,000; and referral and incentive fees of $1,817. Mr. Gurgovits, Jr.’s compensation is paid in accordance with applicable policies and practices of the Company and commensurate with peers possessing similar executive responsibilities.

Family members employed by F.N.B. or its affiliates may receive reimbursement for relocation expenses or referral or incentive fee payments and such payments are made in accordance with our standard policies.

Lastly, Sandra Gurgovits, who is the wife of the F.N.B. CEO, is a licensed realtor with Northwood Realty Services which is not affiliated with our Company. From time to time, employees of the Company or its affiliates who are provided relocation allowances under the Company’s relocation policy in connection with their move to or from our headquarters may engage Ms. Gurgovits. As compensation for her services as a real estate agent, Ms. Gurgovits receives commission payments for these services in the ordinary course of business in accordance with Northwood Realty Services’ standard commission schedules.

EXECUTIVE COMPENSATION AND
OTHER PROXY DISCLOSURE

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee (“Committee”) during 2010 were Mr. Goldstein as Chairman, Ms. Hickton and Messrs. Malone, and Rose. Neither we nor FNBPA has ever employed any member of the Committee other than Mr. Rose. No such member has, during our last fiscal year, any relationship with us requiring disclosure under Item 404 of Regulation S-K or under the Compensation Committee Interlocks disclosure requirements of Item 407(e)(4) of Regulation S-K. We have determined that each Committee member is independent under the NYSE corporate governance standards, and are non-employees under the meaning of Rule 16b-3 under the Exchange Act; however, since Mr. Rose is not an “outside director” for purposes of Section 162(m) of the Internal Revenue Code (“Code”) he does not vote on compensation related matters. Our Board has delegated to the Committee the responsibility of setting the compensation of our directors, CEO, Chief Financial Officer (“CFO”) and Section 16 officers. The Committee met ten times in 2010. A copy of the Compensation Committee charter is available at our website www.fnbcorporation.com under the tab, “Corporate Structure,” and then clicking on the heading “Corporate Governance”.

Authority and Responsibilities

The Committee administers our executive compensation programs, including the oversight of executive compensation policies and decisions, administration of the annual cash incentive award plan applicable to executive officers and our equity incentive plan. The Committee administers and interprets our qualified and non-qualified benefit plans, establishes guidelines, approves participants in the non-qualified plans, approves grants and awards, and exercises other power and authority required and permitted under the plans and its charter. The Committee also reviews and approves executive officer, including CEO, compensation, including, as applicable, salary, short-term incentive and long-term incentive compensation levels, perquisites and equity compensation. The Committee Charter reflects its responsibilities. The Committee reviews its Charter annually and recommends any proposed changes to the Board.

Delegation

From time to time, the Committee may delegate authority to fulfill various functions of administering the Company’s plans to our employees. Currently, it delegates administration of our qualified plans to the Pension Committee, a committee of our senior officers that have the appropriate expertise, experience and background in handling defined benefit and defined contribution plans.

Independent Compensation Consultants

The Committee engaged Mercer (US) Inc. (“Mercer”) and Pearl Meyer & Partners (“PMP”) to assist it in evaluating our compensation practices and to provide advice and ongoing recommendations regarding CEO, NEO and director compensation that are consistent with our business goals and pay philosophy. Mercer provided advice from January 2010 through May 2010, at which time PMP commenced providing services to us. Mercer and PMP provided market information and analysis as background to decisions regarding total compensation, including base salary and short and long-term incentives, for the CEO, NEOs and other senior officers and directors. Neither Mercer nor PMP is affiliated with us nor did they or their affiliates, provide any other services or perform other work for us in 2010.

Mercer and PMP reported directly to the Chairman of the Committee. In performance of their duties, Mercer and PMP interacted with our CEO, CFO, Director of Human Resources, Corporate Counsel and other employees. In addition, Mercer and PMP communicated with, took direction from, and regularly interacted with the Chairman of the Committee and other members of the Committee in addition to attending Committee meetings on an as needed basis.

Compensation Discussion and Analysis

This section discusses the material factors involved in our decisions regarding the compensation of the NEOs (as defined in the discussion under the caption, Summary Compensation Table, of this proxy statement) during

2010. The specific amounts paid or payable to the NEOs are included in the tables and narrative under the title, Summary Compensation Table, of this proxy statement. The following discussion cross-references the specific tabular and narrative disclosures where appropriate.

Objectives and Philosophy

We seek to link the interest of shareholders and management in creating long-term shareholder value through our compensation program. We believe we will accomplish this objective and attract and retain highly motivated and talented employees by linking compensation to individual performance, and short and long-term performance. We believe our compensation program must consider the knowledge, experience and expertise of our executives, and competitive pressures in the industry. We designed the program to result in an increase in total compensation when we perform above our targets and a decrease in total compensation when our performance falls below our target. We do not anticipate our compensation program will reward unnecessary risk taking.

Elements of Compensation

Overview

We have divided executive compensation into five broad categories: (i) base salary, (ii) short-term annual incentive compensation, (iii) long-term incentive compensation, (iv) retirement and post-employment benefits and (v) other benefits and perquisites. We use incentive programs to reward our NEOs based upon our performance. Overall, the awards under the plans are designed to vary with position and level of responsibility reflecting the principle that the total compensation opportunity should increase with position and responsibility while, at the same time, putting a greater percentage of each NEO’s compensation “at risk” based on our performance.

Benchmarks

We desire our compensation programs to be competitive in the marketplace. Thus, for purposes of 2010 compensation, we compared ourself against commercial banks with assets in the $4 billion to $16 billion range located in the Mid-Atlantic and Midwest Regions (“Peer Group”)* that includes the following financial institutions:

Amcore Financial Inc.	Harleysville National Corporation†	Signature Bank
Capitol Bancorp Ltd.	MB Financial Inc. Susquehanna	Bancshares Inc.
Citizens Republic Bancorp	National Penn Bancshares Inc.	UMB Financial Corp.
Community Bank System Inc.	NBT Bancorp Inc.	United Bankshares Inc.
First Commonwealth Financial Corp.	Old National Bancorp	Valley National Bancorp
First Midwest Bancorp Inc.	Park National Corp.	Wesbanco Inc.
Firstmerit Corp.	Privatebancorp Inc.	Wilmington Trust Corp.
Wintrust Financial Corp.

For purposes of comparing base salary, annual incentives, and long-term compensation, the Committee conducts a review of its benchmarks throughout the year, with assistance from its compensation consultant, using a variety of methods such as direct analysis of proxy statements of companies in the Peer Group, as well as a review of compilation of survey data of companies of a similar size published by several independent consulting firms and customized compensation surveys performed by independent consulting firms. At the time of setting base salary and making short and long-term compensation awards, there were the 22 organizations noted above in the Peer Group. Since at the time we set the Peer Group in 2010, our asset size was materially the same as 2009, we used the same asset size to determine the companies in the Peer Group. The number of companies in the Peer Group slightly decreased in 2010 due to some companies no longer meeting the criteria to be included in the Peer Group. We believe the group is diverse and provides the necessary depth to be meaningful in setting salary and incentive goals. Overall, the Committee’s intention is

 * The Mid-Atlantic region includes Delaware, Maryland, New Jersey, New York, Pennsylvania, Virginia and West Virginia. The Midwest region includes Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota and Wisconsin.
 † First Niagara Financial Group acquired Harleysville National Corporation in April 2010.

to have base compensation be near the fiftieth percentile (50%) of compensation paid by similar sized competitors for comparable positions, with an annual bonus and long-term incentive opportunity such that, if an NEO realizes the incentives, at the maximum level, his or her total compensation will be above the median and in the third quartile.

The various components of the NEOs’ total compensation are detailed below.

Base Salary

•	Why We Pay this Component

We provide base salary to all salaried employees, including the NEOs, in order to provide them with a degree of financial certainty. Competitive base salaries further our compensation program objectives by allowing us to attract and retain talented employees by providing a fixed portion of compensation upon which all employees can rely. Base salary is the only fixed portion of our NEOs’ compensation.

•	How We Determine the Amount

Year-to-year, the Committee determines adjustments to each NEO’s base salary based upon an assessment of his or her performance versus job responsibilities, including the impact of such performance on our financial results. We target base salary for NEOs at the median of the Peer Group. We review base salary annually and adjust it as the Committee deems appropriate. In certain cases, the Committee increases base salary in order to raise the NEO’s annual salary to reflect more closely the annual salaries of comparably performing Peer Group executives.

The Committee reviewed Mr. Gurgovits’ compensation in March 2010, at the same time it considered the compensation of all of our Section 16 officers. The Committee considered our compensation philosophy, Mr. Gurgovits’ 2009 compensation, retirement benefits, experience in the industry, service with us and the consulting agreement we entered into with Mr. Gurgovits in June 2008 and our positive corporate results. Based upon these factors, the Committee increased Mr. Gurgovits’ annual base salary 3% from $750,000‡ to $772,500.

The Committee reviewed the annual salaries of our other NEOs in March 2010 and provided merit increases effective April 2010. The Committee reviewed each NEO’s salary to determine if it was consistent with our compensation philosophy. The Committee reviewed whether each of our NEOs was above or below the market median for base salary. The Committee determined that the base salaries of Messrs. Delie and Lilly were near the market median. Thus, the Committee raised their annual base salaries 3% from $360,000 to $370,800. The Committee determined that the base salaries of both Messrs. Calabrese and Guerrieri were more than 10% below the median. Therefore, the Committee determined it appropriate to provide an increase of approximately 6% in base compensation to each in order to adjust their base salaries to more closely approximate the market median. After his promotion to CFO, in July 2009 we increased Mr. Calabrese’s base salary to $260,016.

In January 2011, we promoted Messrs. Delie and Lilly. In conjunction with their promotions the Committee increased their salaries, Mr. Delie from $370,800 to $450,000 and Mr. Lilly from $370,800 to $410,000. The Committee believed these salaries approximated the market median, reflected current market conditions and are consistent with our pay philosophy.

•	Relation of Base Salary to Other Components of Compensation

An NEO’s base salary is a reference point for the executive’s annual incentive opportunities. The Committee determines the level at which each NEO participates in the annual executive incentive compensation program (“EIC Plan”) under the 2007 Incentive Plan (“2007 Plan”). This level is typically expressed as a percentage amount. For example, if an NEO participates in the EIC Plan at the 40% level, it means that the

 ‡ Mr. Gurgovits retired on January 3, 2009, and returned as interim CEO in February, 2009. Therefore, the amount reflected as Base Salary in the Summary Compensation Table for 2009 does not include salary from his retirement date through February 2009. At that time, the Committee set his Base Salary as interim CEO at $660,000. In June 2009, Mr. Gurgovits returned to the role of CEO. Effective July 1, 2009, the Committee increased his base salary from $660,000 per year as interim CEO to $750,000.

NEO’s target incentive opportunity is the NEO’s base salary multiplied by 40%. In addition, prior to 2007, base salary was the only component of compensation in the formula used to calculate an NEO’s pension benefit accrual under the Company’s Pension Plan. An NEO may also defer a portion of his or her base salary and bonus into the Company’s 401(k) Plan.

Annual Incentive Awards

The EIC Plan provides additional compensation to NEOs based on our achievement of certain financial objectives. The EIC Plan is open to each NEO and all other salaried personnel selected by the Committee based on the recommendation of our CEO.

•	Why We Pay this Component

We believe that a significant amount of compensation should be contingent on our performance. Increasing our earnings per share and total shareholder return are important to both us and our shareholders. By paying a portion of the NEOs’ total compensation in variable, incentive pay, we expect to drive our annual performance while increasing long-term shareholder value. Our objective is to reward our NEOs for the creation and protection of shareholder value. Annual incentive compensation is one form of such reward.

•	How We Determine the Amount

Philosophy

We target short-term, annual incentive compensation of the CEO and the other NEOs such that their compensation is tied directly to our performance. We measure our annual performance against a target net income goal set by the Board. Additionally, the Committee has discretion to consider unusual factors and their resulting effect on our performance, i.e. significant merger and acquisition transactions, unusual investment gains or losses, corporate and balance sheet restructuring, significant asset sales and other items it deems appropriate in determining whether we met our target goal. We acknowledge that rules cannot be written that appropriately consider all outcomes in a 12 month measurement period. Therefore, the Committee also gives consideration to peer comparisons, the prevailing economic environment and activities that create and protect longer term shareholder value. The Committee has the discretion to determine all annual bonuses for the CEO and other NEOs.

Calculation

We have targeted annual incentive compensation to vary significantly based upon performance against the annual target net income goal such that there is “upside” and “downside” potential based on our actual performance. The EIC Plan provides for an increase or decrease from target if our performance deviates from plan by 1% to 10%. For each 1% we achieve above our net income goal, the annual incentive compensation opportunity is increased by 10%. For example, if we exceed our net income goal by 2%, then an NEO’s annual incentive bonus opportunity increases 20% from his target bonus amount. In 2010, in order for the NEOs to achieve maximum payout, which is two times each NEO’s target percentage, we needed to achieve 110% of our planned net income goal. The EIC Plan also provides for a decrease in each NEO’s incentive opportunity for performance below target. For each 1% our performance is below our net income goal, the annual incentive compensation pool is reduced by 5%. For example, if we fall short of our net income goal by 2%, then an NEO’s annual incentive bonus payment opportunity decreases 10% from his or her target bonus amount.

We establish a target pool amount that is a product of the annual salaries of the participants multiplied by the participants’ target payout levels (“Target Pool”). The target bonuses for the CEO and the other NEOs range from 40% to 60% of base pay. In 2010, if we had not achieved 90% of the target goal, the plan allowed for an incentive pool equal to 25% of the Target Pool for potential payout to the CEO, the other NEOs or other senior officers at the discretion of the Committee.

We have slightly modified the EIC Plan in 2011 in an effort to further reduce unnecessary or excessive risk. First, we eliminated the incentive pool. Additionally, we have also added additional performance measures. In 2011, we will provide annual incentive compensation based upon our annual net income as set forth above and we will measure our revenue growth and efficiency ratio versus targets set by the Committee.

2010 Awards

In 2010, after adjustments for unusual items, we earned $74.7 million, 105% of the target net income goal. The Committee deemed it appropriate to adjust the net income results by approximately $1.5 million due to merger costs and an unanticipated reduction in revenue due to regulatory changes. Correspondingly, the Committee thought it appropriate to reduce our actual performance by approximately $6.9 million that was contributed to net income as a result of our freezing future accruals under our defined benefit plan. Based on our results, the formula under our EIC Plan provided for each NEO to receive 150% of his or her target award amount. Based upon our strong results versus our net income goal and strong results versus our Peer Group, the Committee determined it appropriate to apply the formula and provide each NEO an annual incentive bonus of 150% of the NEO’s target as more particularly reflected in the Summary Compensation Table.

•	Relation of Annual Incentives to Other Components of Compensation

As noted above under the Base Salary discussion, annual incentive compensation is directly related to base compensation. Additionally, any cash bonus paid to the NEOs and all other participants in the defined benefit plan, is also used in calculating each participant’s retirement benefit. Effective in 2011, there will not be any additional accruals for any participant in the defined benefit plan. An NEO may also defer a portion of his or her bonus into the Company’s 401(k) Plan.

Long-Term Awards

We awarded service-based and performance-based restricted stock awards to our NEOs under our 2007 Plan as more particularly stated in the Grants of Plan-Based Awards table. The restricted stock awards reward NEOs based on the Company’s achievement of certain financial objectives and assists us in the retention of our key executives. The 2007 Plan is open to each NEO and all other salaried personnel selected by our CEO and the Committee for participation.

•	Why We Pay this Component

The Committee believes providing performance and service-based restricted stock awards is an effective means to increase long-term stock ownership by NEOs, and rewards management for creating long-term shareholder value. At the same time, placing a significant portion of an executive’s compensation in stock helps mitigate excessive risk taking by focusing executives on long-term performance that aligns with shareholder interest. Based upon various factors, including our commitment to our shareholders to be a value oriented, high-dividend paying company, we currently do not award stock options. We believe continuing our compensation practice of relying on granting equity-based awards as restricted stock and restricted stock units will best align our shareholders’ interests with our long-term financial performance goals and objectives, and thus will be mutually beneficial.

•	How We Determine the Amount

We establish a target award level for each NEO based upon the officer’s level of responsibility, and set the levels such that the award amount increases as the officer’s level of responsibility in the organization increases. At the time of granting the awards, the Committee sets the award amount for each participant level in a manner designed to provide competitive long-term compensation. We split the award into two components, one-third as a service-based award that vests in full at the end of three years (“Service-Based Awards”) and two-thirds as a performance-based award that vests in full at the end of four years, provided we meet certain performance requirements set forth in the awards (“Performance Awards”). We believe this allocation of equity awards is appropriate since the Service-Based Awards reward NEOs for loyalty to us, encourages stock ownership and helps us retain our key executives. The Performance Awards help drive our performance while creating shareholder value by linking the shareholders’ interests and the NEOs’ interests in long-term success. The Service-Based Awards were granted in restricted stock and the Performance Awards in restricted stock units. Both are subject to forfeiture if the NEO terminates employment, other than as a result of retirement, death or disability, before the cliff vesting date.

The Committee used survey data from Mercer in order to position the target long-term incentive compensation such that an award when realized by the NEO at target, as a percent of salary, would approximate the market median.

Our performance-based restricted stock unit awards are designed to align management’s long- term incentive compensation with our annual total shareholder return objective. In order to qualify for vesting of the awards we granted in 2010, each NEO must remain continuously employed by us from the date of the award to the vesting date, and our return on average tangible equity during the performance period must equal or exceed the 25th percentile performance of peer financial institutions. The number of performance-based restricted stock units that may vest is then contingent upon our achievement of certain earnings per share growth levels relative to the earnings per share growth during the performance period of peer financial institutions that at the time we granted the awards were in the Mid-Atlantic and Midwest region and had assets between $4 billion and $20 billion (LTIP Performance Group)§. By using a larger asset size range and thereby increasing the number of financial institutions within the LTIP Performance Group, as compared to the Peer Group for our EIC Plan, we seek to reduce potential volatility that may result when peer financial institutions are acquired during the four year performance period and therefore, are unavailable for measurement comparison purposes. Furthermore, we expect the larger LTIP Performance Group will provide a more meaningful comparison due to anticipated growth in our asset size over the award performance period. We target earnings per share growth in the 50thpercentile of the LTIP Performance Group, with threshold performance at the 25th percentile and a maximum payout for performance above the 75th percentile.

•	Relation of Long-Term Incentive to other Components of Compensation

Long-term incentive compensation earned by the NEOs is a component of total compensation and is benchmarked against survey data provided by our compensation consultant and our Company’s Peer Group. It does not impact any other component of the NEOs’ compensation or benefits. However, the program is designed to increase the NEOs’ overall compensation such that achievement of the performance goals will result in increased compensation.

Management Stock Ownership Policy

We maintain a Management Stock Ownership Policy that requires the CEO, the NEOs and all other participants in the long-term incentive plan, the 2007 Plan, and any successor plan to have varying levels of stock ownership based upon the officer’s participation level in the plan. We amended the policy in 2011 to increase the amount of shares required to be held by each of the participants in the plan. Additionally, we amended the policy to allow participants to hold the lesser of a specific share amount or to hold shares equal to a specific dollar threshold that is a multiple of the participant’s salary. We believe that the policy further aligns management and shareholder interests. Under our policy, acceptable forms of stock ownership includes:

•	shares owned individually and by immediate family;

•	long-term stock awards, including restricted stock awards, restricted stock units, performance stock awards and units;

•	shares held in the 401(k) Plan; and

•	vested stock options.

 § The financial institutions included the following: Capitol Bancorp Limited, CapitalSource, Chemical Financial Corporation, Citizens Republic Bancorp, Commerce Bancshares Inc., Community Bank System Inc., 1st Source Bank, First Commonwealth Financial Corporation, First Financial Bancorp, First Merchants Corporation, FirstMerit Bank, First Midwest Bancorp Inc., Fulton Financial Corp, Heartland Financial USA, Inc., MB Financial Bank, NBT Bancorp, Inc., National Penn Bancshares, Inc., Old National Bancorp, Park National Bank, PrivateBancorp, Inc., S&T Bancorp, Signature Bank, Susquehanna Bancshares, Inc., TCF Financial Corporation, Taylor Capital Group, UMB Financial Corporation, United Bankshares, Inc., Valley National Bancorp, WesBanco, Inc., Wilmington Trust, and Wintrust Financial, Inc.

Specific ownership guidelines for the NEOs are as follows:

Named Executive Officer	Share Value	Number of Shares

Stephen J. Gurgovits	5 x salary	250,000
Vincent J. Calabrese	3 x salary	60,000
Vincent J. Delie, Jr.	3 x salary	100,000
Brian F. Lilly	3 x salary	100,000
Gary L. Guerrieri	3 x salary	60,000

We annually review progress toward achieving the ownership guidelines. Our NEOs are required to reach the stock ownership guidelines within 5 years after the later of any of the following events: a participant commencing participation in the long-term incentive portion of the 2007 Plan; a participant being promoted to a higher participation level; or us increasing a participant’s ownership requirement. If an NEO does not hold the required share amount, the NEO will receive any future incentive awards as stock, in lieu of cash, that must be held until the participant reaches the required ownership level. All of our NEOs meet the required stock ownership levels based on prior policies and are within the time period allotted to achieve the level required under our new stock ownership guidelines.

Retirement and Other Post-Employment Benefits

All salaried employees hired before January 1, 2008, except employees of First National Insurance Agency, LLC (“FNIA”) participated in our defined benefit pension plan, the Retirement Income Plan (“RIP”), through December 31, 2010. In 2010, we froze each participant’s accrued benefit amount, effective December 31, 2010, and ceased future accruals. All employees are eligible to participate in a 401(k) retirement savings plan.

•	Why We Pay these Benefits to Executives

In general, we have designed our retirement plans to provide NEOs and other employees with financial security after retirement. The Company’s defined benefit pension plan, the RIP, offers benefits to employees that are more particularly detailed in the narrative accompanying the Pension Benefits table. Additionally, we provide matching contributions and an automatic contribution under the 401(k) Plan, for all employees, including the NEOs. However, due to Code limits on the amount of compensation that may be recognized for tax-qualified retirement plans, certain NEOs were unable to make the full amount of contributions to the 401(k) Plan and the amount of their total pay that is included in the calculation of their pension benefit is limited. Therefore, we offered the F.N.B. Corporation ERISA Excess Retirement Plan and the F.N.B. Corporation Lost Match Plan to allow any affected employee to receive the full benefit intended by the qualified retirement plans. In 2010, we amended these plans consistent with the amendments to the RIP.

In addition to those plans, we previously provided to some senior executives, including Messrs. Gurgovits, Lilly and Guerrieri, a supplemental executive retirement plan, called the Basic Retirement Plan (“BRP”), which is designed to supplement the benefits provided by the RIP and the ERISA Excess Retirement Plan. The purpose of the BRP was to insure a minimum level of retirement income for the NEOs and other senior officers who participated in the plan. We closed the BRP to new participants and ceased future accruals for all participants, effective December 31, 2008. We believe post-retirement compensation is necessary to attract and retain talented executives and that our post-retirement benefits are competitive in the industry and provide NEOs appropriate retirement benefits.

We provide severance and change in control payments through employment contracts that provide additional security for our NEOs. We determined that the continued retention of the services of the NEOs on a long-term basis fosters stability of senior management through retention of well-qualified officers. The Potential Payments Upon Termination or Change in Control tables and accompanying narrative detail the NEOs’ employment contracts.

•	How We Determine the Amount to Pay

The RIP benefit is determined by a precise formula set forth in the plan document and explained in the narrative accompanying the Pension Benefits table. The ERISA Excess Lost Match Plan and ERISA Excess Retirement Plan benefit formulas are based upon the specific opportunity or amount lost by the participant due to Code limits and are more fully detailed in the Pension Benefits table and narrative. The benefit under the BRP is a monthly benefit equal to a target benefit percentage based on years of service at retirement and a designated tier as determined by the Committee and detailed in the narrative accompanying the Pension Benefits table. We do not grant extra years of credited service under any of our qualified or non-qualified plans. The termination and change in control benefits for NEOs were set by contract and are described more fully in the Potential Payments Upon Termination and Change in Control tables and in the narrative accompanying the Summary Compensation Table.

•	Relation of these Benefits to Other Components of Compensation

Retirement benefits are directly linked to the amount of the NEO’s total pay, which includes base salary and annual incentive compensation. Similarly, while the NEO’s termination benefits are determined under their respective employment agreements, generally, termination benefits are a product of base compensation and in the case of Messrs. Delie and Lilly, their annual bonus, if any.

Other Benefits and Perquisites

The NEOs participate in a wide array of benefit plans that are generally available to all employees of the Company, including the RIP** and the 401(k) Plan. Benefits primarily consist of participation in the Company’s defined benefit, defined contribution and health and welfare benefit plans. In addition, some of the NEOs receive perquisites in the form of club membership dues, a company car and other perquisites more particularly detailed as part of the Summary Compensation Table and accompanying narrative. We provide club membership dues to certain NEOs in order to provide them with the ability to entertain customers, potential customers and various business contacts, which is an integral part of our industry. Similarly, we provide certain NEOs a company car for purposes of appropriate transportation for entertainment of customers, vendors and business contacts and traveling between our facilities. These perquisites are detailed in the Summary Compensation Table. In 2010, the Committee made a policy that we would not include tax gross-ups in any new or amended employment agreements.

As set forth in the narrative accompanying the Potential Payments Upon Termination or Change in Control table, Mr. Gurgovits has entered into a post-employment consulting agreement with the Company. Mr. Gurgovits will also receive deferred compensation under the Non-Qualified Deferred Compensation Agreement as more particularly detailed in the narrative accompanying the Pension Benefits table.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Code limits the deductibility of the compensation in excess of one million dollars paid to the CEO, CFO and the three most highly compensated executive officers other than the CEO and CFO, unless such compensation qualifies as “performance-based compensation.” We intend for Performance Awards of restricted stock and restricted stock units and annual incentive compensation granted under our 2007 Plan to meet the performance-based compensation exception to the annual one million dollar limitation. While we are cognizant of the tax deduction limitations applicable to our compensation program for NEOs, we may set compensation levels outside the deduction limitations if we deem the amount of compensation appropriate.

In addition, Section 409A of the Code provides for a punitive tax on executives with respect to various features of deferred compensation arrangements. We have made the appropriate changes to our non-qualified retirement plans and employment agreements to help ensure there are no adverse effects on us or our executive officers as a result of Section 409A. We do not expect these changes to have a material tax or financial effect on us.

As discussed above, we have calculated and discussed with the Committee the tax impact to us and the executives of each of its cash and equity compensation awards and agreements. We also calculate and monitor the accounting expense related to equity-based compensation using the guidance of ASC (Accounting Standards Codification) Topic 718, Compensation — Stock Compensation.

 **  As noted in the Retirement and Other Post-Employment Benefits section, the RIP is closed to employees hired after December 31, 2007, and, effective December 31, 2010, we froze benefits for all participants.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the matters contained under the title Compensation Discussion and Analysis, of this proxy statement with the Company’s management and, based on such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement. Portions of this proxy statement, including the Compensation Discussion and Analysis, have been incorporated by reference into the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2010.

Respectfully submitted,

Robert B. Goldstein, Chairman
Dawne S. Hickton
David J. Malone
John W. Rose

Summary Compensation Table

The following table shows the total compensation paid or earned by the Company’s CEO, CFO and the three most highly paid executive officers other than the CEO and CFO (each, an NEO and together, the NEOs) for services rendered in all capacities to us and our subsidiaries for our fiscal year ended December 31, 2010:

							Change in
							Pension
							Value and
							Non-qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)(2)	($)(3)	($)	($)(4)	($)(5)	($)(6)	($)

Stephen J. Gurgovits	2010	766,875	0	719,631	0	690,188	195,020	80,627	2,452,341
CEO from 1/19/11 (President	2009	600,077	0	517,203	0	0	130,188	263,714	1,511,182
and CEO 2/11/09 — 1/19/11; Chairman 1/1/09 — 6/17/09)	2008	660,000	100,000	630,081	0	0	664,916	200,499	2,255,496
Vincent J. Calabrese	2010	271,320	0	152,903	0	162,792	18,486	35,458	640,959
CFO from 6/17/09 (Corporate	2009	234,024	0	117,985	0	0	12,154	29,664	393,827
Controller 1/1/09 to 6/17/09)	2008	208,032	30,000	59,297	0	0	15,103	11,006	323,438
Vincent J. Delie, Jr.	2010	368,100	0	273,423	0	276,075	27,201	52,364	997,163
President from 1/19/11, (Executive Vice President and	2009	330,000	0	220,755	0	0	17,350	44,414	612,519
Chief Revenue Officer 6/2/09 — 1/19/11, President FNBPA 6/19/09 — 1/20/11, Senior Executive Vice President FNBPA 1/1/09 to 6/19/09)	2008	279,996	0	75,627	0	0	12,881	39,929	408,433
Brian F. Lilly	2010	368,100	0	275,798	0	276,075	53,184	52,051	1,025,208
Chief Operating Officer and Vice	2009	345,000	0	230,005	0	0	38,936	49,675	663,616
Chairman from 1/19/11, (Chief Operating Officer and Executive Vice President 6/2/09 — 1/19/11, CFO 1/1/09 to 6/17/09)	2008	323,136	0	206,680	0	0	42,149	49,327	621,292
Gary L. Guerrieri(1)	2010	221,718	0	159,699	0	133,031	78,219	25,940	618,607
Executive Vice President FNBPA	2009	212,016	0	130,012	0	0	53,030	11,784	406,842

(1)	Mr. Guerrieri was an executive officer of the Company in 2008; however, based on his level of compensation in 2008, we were not required to include him in our proxy statement. Therefore, we have not reported his compensation for three full years.

(2)	Payments under the Company’s annual incentive plan for 2010 are reported in the Non-Equity Incentive Plan Compensation column instead of in the Bonus column, in accordance with SEC requirements.

(3)	The restricted stock award amounts shown in this table represent the dollar amount of awards granted during the fiscal year determined pursuant to ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 17 to the Company’s audited financial statements for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2011. The restricted stock awards granted under the 2007 Plan vest either after (i) the NEO’s continued employment with the Company or one of its affiliates for three years or (ii) the Company’s achievement of performance goals and the NEO’s continued employment with the Company or one of its affiliates for four years. Beginning in 2008, we issued Performance Awards in restricted stock units. The units earn dividend equivalents and are subject to the same restrictions and vesting schedule as the underlying restricted stock units. The amounts reflected assume that each NEO will perform the requisite service and we will achieve the required performance goals at target levels. The following table provides additional information regarding the performance-based awards granted during 2010. The target amounts have been included in the above table and are reflected below for comparative purposes:

	At Target($)	At Maximum($)

Mr. Gurgovits	406,672	711,675
Mr. Calabrese	86,672	151,676
Mr. Delie	153,338	268,342
Mr. Lilly	153,338	268,342
Mr. Guerrieri	86,672	151,676

All restricted stock earns cash dividends that are reinvested into additional shares of our common stock under the F.N.B. Corporation Dividend Reinvestment and Direct Stock Purchase Plan (“DRP”). These reinvested shares are subject to the same restrictions and vesting schedule as the underlying restricted stock. The amount for Mr. Gurgovits also includes stock awards valued at $20,174 for service as a director in 2010 that vested immediately upon grant. (See narrative under Executive Directors in the section discussing Director Compensation.)

(4)	Amount earned by the NEO as an annual incentive bonus under our EIC Plan, based upon the Company’s performance. The EIC Plan is discussed in further detail in the Compensation Discussion and Analysis under the heading Annual Incentive Awards.

(5)	The amounts in this column reflect the actuarial change in the present value of the NEOs’ benefit under all our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements and includes amounts that the NEO may not currently be entitled to receive because such amounts are not vested. Our pension plans are described in the narrative accompanying the Pension Benefits table. In addition, the change in the present value of the accumulated benefit under the Deferred Compensation Agreement between FNBPA and Mr. Gurgovits is calculated in accordance with ASC Topic 715, Compensation — Retirement Benefits, assuming an interest rate of 6.2% and assuming that payments will commence on January 1, 2014, and continue for nine and one-half years. We do not pay or provide above-market interest under Non-Qualified Deferred Compensation Plans.

(6)	Amounts in this column are explained in the Other Compensation Table and the Perquisites Table that follow the Summary Compensation Table.

Other Compensation Table

The following table reflects the items included in the All Other Compensation column of the Summary Compensation Table shown above.

		401(k) Match
		and
		Company	Lost	Total All Other
	Perquisites	Contributions	Match	Compensation
Name	($)	($)	($)(1)	($)

Stephen J. Gurgovits	40,861	12,250	27,516	80,627
Vincent J. Calabrese	22,338	12,250	870	35,458
Vincent J. Delie, Jr.	34,721	12,250	5,393	52,364
Brian F. Lilly	34,353	12,005	5,693	52,051
Gary L. Guerrieri	15,480	10,461	0	25,940

(1)	Company contributions during the year to the ERISA Excess Lost Match Plan or a predecessor plan as more fully described in the narrative accompanying the Non-Qualified Deferred Compensation table.

Perquisites Table

The NEOs receive various perquisites provided by or paid for by us pursuant to our policies or individual agreements with the executive. SEC rules require disclosure of the perquisites and other personal benefits, securities or property for an NEO unless the amount of that type of compensation is less than $10,000 in the aggregate.

The following table reflects the perquisites included in the All Other Compensation column of the Summary Compensation Table shown above:

				Total Perquisites
				Included in
		Company Provided		All Other
	Club Dues	Automobiles(1)	Other(2)	Compensation(3)
Name	($)	($)	($)	($)

Stephen J. Gurgovits	19,698	19,673	1,490	40,861
Vincent J. Calabrese	1,938	20,029	0	22,338
Vincent J. Delie, Jr.	14,865	17,143	2,713	34,721
Brian F. Lilly	4,655	28,838	860	34,353
Gary L. Guerrieri	0	15,480	0	15,480

(1)	The valuation of the company provided automobiles was calculated as our current year depreciation expense for the automobile plus all costs incurred related to the automobile (including, but not limited to, the cost of insurance, gas, car washes, repairs, registration and inspection fees), less our mileage reimbursement allowance for business miles driven by employees who use their own automobile for business purposes.

(2)	The amounts reported as “Other” include personal travel expenses for Messrs. Gurgovits and Lilly, and personal travel expenses and company paid parking fees for Mr. Delie.

(3)	In addition to the amounts reported above, during 2010, Messrs. Gurgovits and Lilly used our aircraft for business travel and their wives accompanied them. There was no incremental cost for the wives to accompany them on the business trips. The valuation for all perquisites other than Company provided automobiles shown above is our actual cost.

The foregoing Summary Compensation Table and its sub-tables do not include certain fringe benefits generally made available on a non-discriminatory basis to all of our salaried employees such as group health insurance, dental insurance, vision insurance, life insurance, accidental death and dismemberment insurance and long-term disability insurance, which we consider to be ordinary and incidental business costs and expenses.

In 2010, the Committee made a policy decision that we will not provide tax gross-ups in any new or amended employment agreements. As noted below, Mr. Delie is the only NEO that entered into an amendment to his employment agreement. It does not contain a tax gross-up.

Mr. Gurgovits entered into an Amended and Restated Employment Agreement dated June 18, 2008, that expired when Mr. Gurgovits retired as of January 2, 2009. Effective February 11, 2009, Mr. Gurgovits recommenced service as CEO; however, he does not have an employment agreement.

Mr. Calabrese serves as our CFO and entered into his employment agreement with FNBPA on March 21, 2007, when the Board appointed him as our Principal Accounting Officer. The initial term of the agreement was for two years, and automatically extends for a one year period on each anniversary of its commencement date unless sooner terminated. We or Mr. Calabrese may terminate the automatic renewal of the agreement by providing the other with 60 days advance written notice of non-renewal. Mr. Calabrese’s contract runs through March 2012. Under the terms of the agreement, Mr. Calabrese receives a base salary that may be increased from time to time as determined by the Board. Additionally, Mr. Calabrese is eligible to participate in our annual incentive compensation and bonus plans at the discretion of the Committee. Mr. Calabrese’s target award level for annual incentive compensation is 40% of base salary with the possibility of achieving a bonus between 0% and 80% of base salary based upon our performance. The severance and change in control provisions of Mr. Calabrese’s employment agreement are described in the narrative accompanying the Potential Payments Upon Termination or Change in Control tables.

Mr. Delie is President of the Company and entered into his employment agreement with us and FNBPA on December 15, 2010. Mr. Delie’s contract has an initial term of three years and, unless sooner terminated, automatically extends for one year on the anniversary of the commencement date. Either party may terminate the automatic renewal provision by providing the other party with 30 days advance written notice of non-renewal prior to the anniversary of the commencement date. Currently, Mr. Delie’s employment agreement runs through December 2013. Under the terms of the agreement, Mr. Delie is entitled to receive a base salary that may be increased from time to time as determined by the Board. Additionally, Mr. Delie is eligible to participate in our annual incentive compensation and bonus plans at the discretion of the Committee. Mr. Delie’s target award level for annual incentive compensation is 50% of his base salary. Mr. Delie has the possibility of achieving a bonus between 0% and 100% of his base salary. The severance and change in control provisions of Mr. Delie’s employment agreement are described under Potential Payments Upon Termination or Change in Control.

Mr. Lilly serves as our Vice Chairman and Chief Operating Officer. Mr. Lilly’s employment agreement is dated October 17, 2007, and had an initial term of two years. Unless sooner terminated, the agreement automatically extends for one year on each anniversary of the commencement date. Either party may terminate the automatic renewal provision by providing the other party with 60 days advance written notice of non-renewal. Currently, Mr. Lilly’s employment agreement runs through October 2012. Under the terms of the agreement, Mr. Lilly is entitled to receive a base salary that may be increased from time to time as determined by the Board. Additionally, Mr. Lilly is eligible to participate in our annual incentive compensation and bonus plans at the discretion of the Committee. Mr. Lilly’s target award level for annual incentive compensation is 50% of his base salary with the possibility of achieving a bonus between 0% and 100% of base salary based upon our performance. The severance and change in control provisions of Mr. Lilly’s employment agreement are described under Potential Payments Upon Termination or Change in Control.

Mr. Guerrieri is an Executive Vice President of FNBPA. He entered into an employment contract with FNBPA on January 25, 2002. Mr. Guerrieri’s contract had an initial term of two years and automatically extends for a one year period on the anniversary of its commencement date, unless either party terminates the contract sooner. Either we or Mr. Guerrieri may terminate the automatic renewal of the agreement by providing the other 60 days advance written notice of non-renewal. Mr. Guerrieri’s contract runs through January 2013. Under the terms of the agreement, Mr. Guerrieri receives a base salary, as reflected in the Summary Compensation Table that may be increased from time to time as determined by us. Mr. Guerrieri is also eligible to participate in our annual incentive compensation and bonus plans at the Committee’s discretion. Mr. Guerrieri’s target award level for annual incentive compensation is 40% of his base salary. Thus, he has the possibility of achieving a bonus between 0% and 80% of his base salary. The severance and change in control provisions of Mr. Guerrieri’s employment agreement are described in the narrative accompanying the Potential Payments Upon Termination or Change in Control tables. In December 2008, Mr. Guerrieri signed an amendment to his contract in order to insure compliance with Code Section 409A.

Grants of Plan-Based Awards

The following table sets forth grants of plan-based awards to the NEOs for 2010:

								All Other	All Other
								Stock	Option
								Awards:	Awards:		Grant Date
		Estimated Future Payouts			Estimated Future Payouts			Number	Number of	Exercise or	Fair Value
		Under Non-Equity			Under Equity			of Shares	Securities	Base Price	of Stock
		Incentive Plan Awards(1)			Incentive Plan Awards(2)			of Stock	Underlying	of Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)	($/Sh)	($)(4)

Stephen J Gurgovits	1/20/2010	0	460,125	920,250	n/a	n/a	n/a	39,459	0	0	292,786
	3/17/2010	n/a	n/a	n/a	25,197	50,393	88,188	0	0	0	406,672
Vincent J. Calabrese	1/20/2010	0	108,528	217,056	n/a	n/a	n/a	8,926	0	0	66,231
	3/17/2010	n/a	n/a	n/a	5,370	10,740	18,795	0	0	0	86,672
Vincent J. Delie, Jr.	1/20/2010	0	184,050	368,100	n/a	n/a	n/a	16,184	0	0	120,085
	3/17/2010	n/a	n/a	n/a	9,501	19,001	33,252	0	0	0	153,338
Brian F. Lilly	1/20/2010	0	184,050	368,100	n/a	n/a	n/a	16,504	0	0	122,460
	3/17/2010	n/a	n/a	n/a	9,501	19,001	33,252	0	0	0	153,338
Gary L. Guerrieri	1/20/2010	0	88,687	177,374	n/a	n/a	n/a	9,842	0	0	73,028
	3/17/2010	n/a	n/a	n/a	5,370	10,740	18,795	0	0	0	86,672

(1)	The amounts shown represent the threshold, target and maximum amounts to be earned by the NEO under the annual incentive compensation program based upon our performance during 2010. The amounts actually earned for 2010 were above the target and are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	The amounts shown represent the threshold, target and maximum amounts that could be earned by the NEO under performance-based restricted stock awards granted March 17, 2010, based upon the Company’s performance during the four year performance period commencing January 1, 2010, and ending December 31, 2013, provided the NEO remains continuously employed through the March 1, 2014, vesting date. As of December 31, 2010, we believe that it is probable that we will achieve the performance conditions at the target level. If we meet the performance conditions, and the NEO terminates service prior to the vesting date, the program may provide partial vesting depending on the reason for termination as more particularly detailed in the Potential Payments Upon Termination or Change in Control tables. In 2010, the awards were in restricted stock units as more particularly described in the Long-Term Awards Section above.

(3)	The amount shown represents the number of shares of service-based restricted stock granted January 20, 2010, which will vest if the NEO remains continuously employed until the January 16, 2013, vesting date. The amount shown include discretionary bonus payments awarded on January 20, 2010, in the form of restricted stock grants and were as follows: Mr. Gurgovits, 12,055 shares; Mr. Calabrese, 3,085 shares; Mr. Delie, 5,851 shares; Mr. Lilly, 6,171 shares; and Mr. Guerrieri, 4,001 shares.

(4)	The amount shown represents the grant date fair value as determined under ASC Topic 718 of all service-based restricted stock awards, and all performance-based restricted stock awards, assuming payout at target levels, granted in 2010.

Participants who terminate service prior to year end are not eligible for annual incentive compensation under the program. In the event of death, disability or retirement (i.e., age 55 with five years of service) during the year or before we make payment of the annual incentive award amount, the Committee may approve a discretionary pro-rata award. The program provides for payment in the case of a change in control as more particularly detailed in the Potential Payments Upon Termination or Change in Control tables.

The NEO has full voting rights with respect to the restricted shares. In addition, the NEO has full cash and stock dividend rights with respect to the restricted shares; provided that (i) all such dividends shall be credited to the NEO’s account in the DRP and, in the case of cash dividends, used to purchase shares pursuant to the DRP; and (ii) all shares credited to the NEO’s account as a result of such cash or stock dividends shall be subject to the same restrictions and risk of forfeiture as the underlying restricted shares. In 2010, we issued Performance Awards in the form of restricted stock units. The units earn dividend equivalents and are subject to the same restrictions and vesting schedule as the underlying restricted stock units. The program allows for accelerated or pro-rated vesting of the stock units in the case of death, disability, retirement, or change in control as more particularly detailed in the Potential Payments Upon Termination or Change in Control tables.

There are 2,531,576 shares remaining, available for awards under the 2007 Plan, which represent 2.2% of our outstanding shares of common stock.

Outstanding Equity Awards at Fiscal Year-End(1)

The following table sets forth certain information summarizing the outstanding equity awards of each NEO as of December 31, 2010.

	Option Awards(2)					Stock Awards(3)
									Equity
								Equity	Incentive
			Equity					Incentive	Plan Awards:
			Incentive					Plan Awards:	Market or
			Plan Awards:					Number of	Payout Value
	Number of	Number of	Number of					Unearned	of Unearned
	Securities	Securities	Securities			Number of	Market Value	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Shares or	of Shares or	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Units of Stock	Units of Stock	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	That Have Not	That Have Not	Have Not	Have Not
	Exercisable(4)	Unexercisable	Options	Price	Expiration	Vested(5)	Vested	Vested(6)	Vested
Name	(#)	(#)	(#)	($)	Date	(#)	($)	(#)	($)

Stephen J. Gurgovits	53,419	0	0	12.93944	1/20/2012	106,706	1,047,853	178,890	1,756,700
	53,227	0	0	13.74803	1/20/2013	0	0	0	0
Vincent J. Calabrese	0	0	0	0	n/a	19,505	191,539	39,902	391,838
Vincent J. Delie, Jr.	0	0	0	0	n/a	32,769	321,792	72,365	710,624
Brian F. Lilly	0	0	0	0	n/a	42,322	415,602	73,729	724,019
Gary L. Guerrieri	6,612	0	0	12.93944	1/20/2012	20,652	202,803	41,676	409,258
	6,224	0	0	13.74803	1/20/2013	0	0	0	0

(1)	All awards were made under the 2007 Plan, the 2001 Plan or the F.N.B. Corporation 1998 Director Stock Option Plan (collectively referred to as the “Incentive Plans”).

(2)	Options may be granted under the Incentive Plans with up to a ten-year expiration date and with a strike price of no less than 100% of the closing sales price of our common stock on the NYSE on the business day preceding the award date. Options cannot be transferred or assigned by a participant under the Incentive Plans, other than by will or pursuant to the laws of succession. We have not issued stock options for any year reported in the Summary Compensation Table.

(3)	Stock Awards are shares of common stock awarded under the Incentive Plans subject to a restriction period and/or satisfaction of one or more performance-based criteria, as determined by the Committee. In 2010, we issued restricted stock units. Recipients of restricted stock and units are generally entitled to receive dividends, or dividend equivalents thereon and to vote the shares of restricted stock, but cannot freely trade, transfer, assign, sell, exchange or pledge the shares or units subject to the award until expiration of the restriction period. Unless otherwise determined by the Committee, if a participant terminates employment with us or our subsidiaries for a reason other than retirement, disability, death or change in control, as detailed in the Potential Payments Upon Termination or Change in Control tables, before the expiration of the applicable restriction period, the participant will forfeit any restricted shares or units that are still subject to a restriction and the shares will be returned to the authorized share pool for re-issuance as awards under the 2007 Plan. When restricted stock or units vest, the participant recognizes ordinary income on the then market value of the shares, and we receive a tax deduction in that same amount.

(4)	All outstanding stock options are 100% vested.

(5)	Restricted stock shares in this column consist of all service-based restricted shares outstanding and performance-based restricted stock awards that will vest if the NEO remains employed on the vesting date because we already have met the performance thresholds. These restricted stock shares are scheduled to vest as follows:

Vesting Date	Mr. Gurgovits	Mr. Calabrese	Mr. Delie	Mr. Lilly	Mr. Guerrieri

January 16, 2011	18,251	1,969	2,192	5,987	1,717
March 1, 2011	23,535	2,216	2,825	7,720	2,216
January 16, 2012	23,230	5,888	10,653	11,178	6,319
January 16, 2013	41,690	9,432	17,099	17,437	10,400

(6)	Restricted stock shares in this column are reported assuming that the Company will achieve its performance goals at maximum. Based on that assumption these restricted stock shares are scheduled to vest as follows:

Vesting Date	Mr. Gurgovits	Mr. Calabrese	Mr. Delie	Mr. Lilly	Mr. Guerrieri

March 1, 2013	87,111	20,341	37,759	39,123	22,115
March 1, 2014	91,779	19,561	34,606	34,606	19,561

Option Exercises and Stock Vested(1)

The following table contains information concerning the aggregate option exercises and the vesting of restricted stock by the NEOs in 2010.

	Option Awards		Stock Awards(2)
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Stephen J. Gurgovits	0	0	14,851	107,964
Vincent J. Calabrese	0	0	1,634	11,876
Vincent J. Delie, Jr.	0	0	3,234	23,671
Brian F. Lilly	0	0	8,840	64,700
Gary L. Guerrieri	4,812	2,373	2,533	18,542

(1)	All awards were made under the Incentive Plans.

(2)	The amount included in the table above reflects a value realized upon vesting by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

Pension Benefits

The following table contains information concerning the pension benefits for each NEO as of December 31, 2010:

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)(2)	($)(3)	($)

Stephen J. Gurgovits	F.N.B. Corporation Retirement Income Plan	49.25	965,133	0
	F.N.B. Corporation ERISA Excess Retirement Plan	48.25	1,373,024	118,524
	F.N.B. Corporation Basic Retirement Plan	47.25	3,467,654	312,528
	Deferred Compensation Agreement between	n/a	258,843	0
	FNBPA and Stephen J. Gurgovits
Vincent J. Calabrese(1)	F.N.B. Corporation Retirement Income Plan	3.75	42,367	0
	F.N.B. Corporation ERISA Excess Retirement Plan	3.75	3,376	0
Vincent J. Delie, Jr.(1)	F.N.B. Corporation Retirement Income Plan	5.17	56,924	0
	F.N.B. Corporation ERISA Excess Retirement Plan	5.17	21,069	0
Brian F. Lilly	F.N.B. Corporation Retirement Income Plan	7.17	118,376	0
	F.N.B. Corporation ERISA Excess Retirement Plan	7.17	46,617	0
	F.N.B. Corporation Basic Retirement Plan	5.17	59,485	0
Gary L. Guerrieri	F.N.B. Corporation Retirement Income Plan	24.17	348,088	0
	F.N.B. Corporation ERISA Excess Retirement Plan	24.17	58,135	0
	F.N.B. Corporation Basic Retirement Plan	22.17	34,443	0

(1)	Messrs. Calabrese and Delie do not participate in the BRP.

(2)	Our pension plans do not provide credit for additional years of service to any of the NEOs.

(3)	For the RIP, the ERISA Excess Retirement Plan (“Excess Plan”) and the BRP, the present value of accumulated benefits reflected above were determined using the same assumptions as used for the December 31, 2010, financial statement disclosures, except assuming retirement at the normal retirement age, 65. We have assumed a discount rate of 5.35% for the RIP and 4.85% for the BRP and the Excess Plan and the RP-2000 Projected to 2014 Mortality table (gender distinct) for post-retirement mortality. The present value of the accumulated benefit under the Deferred Compensation Agreement between FNBPA and Mr. Gurgovits is calculated in accordance with ASC Topic 715, Compensation-Retirement Benefits assuming an interest rate of 6.20% and assuming that payments will commence on January 1, 2014, and will continue for nine and one-half years. The present value reported above is reflected as an accrued liability in the financial statements of FNBPA as of December 31, 2010.

The following is a summary of our qualified and non-qualified plans mentioned in the Pension Benefits table:

Retirement Income Plan

The RIP is a traditional defined benefit plan qualified under the Code and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In 2010, we froze the plan such that the participants will not receive any future accruals after December 31, 2010. Until 2008, the RIP was available to all salaried employees, except FNIA employees. In 2007, we closed the RIP to employees who commenced employment with us or our affiliates on or after January 1, 2008. The RIP provides for benefit payments in the form of a lifetime annuity with five years guaranteed and provides the participant with the ability to select from several choices for the form of the annuity. The election that the participant chooses may affect the amount of the annual benefit as reflected in the Pension Benefits table. Effective January 1, 2007, we amended the plan such that the benefit is calculated in two pieces. First, for the period worked by a participant prior to January 1, 2007, (“Pre-2007 Benefit”) the annual annuity benefit is payable without reduction to participants with five years of service who retire after age 62 and is calculated by multiplying each participant’s final average base salary by 1.2% plus, if appropriate, 0.5% of the participant’s final average base salary that is in excess of covered compensation (as defined in Section 401(1)(5)(E) of the Code), with the sum being multiplied by the participant’s years of credited service, not to exceed 25 years including service through December 31, 2006. A participant’s final average base salary is calculated using the highest 60 consecutive months of base salary, not including incentive compensation, within the last 120 months of the participant’s service with us or our affiliates prior to January 1, 2007. The Pre-2007 Benefit is frozen as of December 31, 2006. Beginning in 2007, each participant’s benefit is calculated by adding the Pre-2007 Benefit to the benefit determined under the post-2007 formula detailed below. For 2007 through 2010 (“Post-2007 Benefit”), each participant’s annual retirement benefit will be calculated by taking the participant’s total pay earned from January 1, 2007, through December 31, 2010, and multiplying it by 1%. The benefit earned after 2007 is payable without reduction to participants who retire on or after age 65. The RIP provides for cliff vesting after five years of employment. Mr. Gurgovits is eligible to retire immediately and receive an unreduced benefit since he is over age 65. The RIP provides for an early commencement reduction factor that decreases as the participant’s age approaches the normal retirement age of 62 for the Pre-2007 Benefit and 65 for the Post-2007 Benefit. The early reduction factor is multiplied by the participant’s benefit as determined by the RIP to arrive at the reduced benefit.

ERISA Excess Retirement Plan

The Excess Plan is a non-qualified plan under ERISA and is available to all participants of the RIP. Because Mr. Gurgovits retired in 2009, he commenced receiving benefits in August 2009, and continues to receive a monthly payment under the plan. Due to his additional service, we will re-calculate and adjust his benefit, if appropriate, after he retires. The Excess Plan provides retirement benefits equal to the difference, if any, between the maximum benefit allowable under the Code and the amount that would be provided under the RIP formula if the Code did not impose limits on the amount of compensation included for purposes of calculating a qualified plan benefit. The Excess Plan provides the full amount of benefit that would have been paid under the formula of the RIP but for the Code limits, reduced by the amount of benefit that is actually provided by the RIP. The participant’s rights to benefits under the Excess Plan cliff vest at 100% if the participant terminates service due to death, after a “change in control” (as defined in the Excess Plan), or upon retirement on or after reaching age 55 with five years of service. Benefits are payable either in an annuity or lump sum depending upon the reason for termination, with payments commencing the first day of the month following six months after the participant separates from service. In 2010, we amended the plan to cease all future accruals as of December 31, 2010.

Basic Retirement Plan

The BRP is a separate supplemental executive retirement benefit plan, applicable to some of our NEOs who were designated by the Committee. Effective December 31, 2008, we amended the BRP such that there have not been any new participants in the plan and no additional accruals for existing participants. Officers participating in the BRP receive a benefit based on a target benefit percentage that is based on the officer’s years of service at retirement. The target percentages are based upon the tier assigned to the participant by the Committee. The tier percentages are as follows: Tier 1, 3.00% for each of the first ten years of employment, plus 1.50% for the next ten years of employment, plus 0.75% for the next ten years of employment; Tier 2, 3.50% for each of the first ten years of employment, plus 2.00% for the next ten years of employment, plus 0.75% for the next ten years of employment. Prior to 2005, there was also a CEO Tier that provided the following target percentages: 4.00% for each of the first ten years of employment, plus 2.50% for the next ten years of employment, plus 1.00% for the next five years of employment. Mr. Gurgovits participated in the BRP at this level.

When a participant retires, the benefit under the BRP is a monthly benefit equal to the participant’s aggregate target benefit percentage multiplied by the participant’s highest average monthly cash compensation including bonuses during five consecutive calendar years within the last ten calendar years of employment before 2009. This monthly benefit is reduced by the monthly benefit the participant receives from the Social Security Administration, the RIP, the Excess Plan, and the annuity equivalent of the automatic contributions to the 401(k) and Lost Match Plans that are provided to all participants who remain employed on December 31st of the applicable year or retired during the year.

The participant’s rights to benefits under the BRP vest at 100% if the participant terminates service due to death, disability, after a “change in control” (as defined in the BRP), or normal retirement (age 65). The BRP contains a provision for reducing the basic benefit if the participant retires prior to normal retirement but on or after early retirement (age 55 with five years of service). A participant forfeits benefits in the event the participant’s employment is terminated for cause or a participant terminated employment prior to early retirement.

Since Mr. Gurgovits retired in 2009, he commenced benefits in August 2009, and continues to receive payments. Due to his additional service, we will re-calculate and adjust his benefit, if appropriate, after he retires.

In addition to the above referenced plans, the Pension Benefits table shows an accumulated benefit for Mr. Gurgovits under a non-qualified deferred compensation agreement. Our Board and the board of directors of FNBPA entered into a Deferred Compensation Agreement with Mr. Gurgovits on January 1, 1986. The Deferred Compensation Agreement provides for payments of annual deferred benefits for a period of ten years commencing upon the occurrence of: (i) retirement from us or FNBPA upon reaching the age of 62; (ii) complete and total disability; or (iii) the death of Mr. Gurgovits in the event such death occurs prior to retirement. During 2005, Mr. Gurgovits, intending to delay his retirement until age 65, elected to defer payments for an additional three years. On December 31, 2008, we and Mr. Gurgovits signed an amendment to the deferred compensation agreement to provide that any payments that would be made under the agreement after December 31, 2008, shall not begin to be paid until January 1, 2014, and beginning January 1, 2014, such benefits shall be paid on a monthly basis over a nine and one-half year period.

Non-Qualified Deferred Compensation

The following table contains information concerning the non-qualified deferred compensation plan account balances for each NEO for 2010. All contributions are under the ERISA Excess Lost Match Plan or a predecessor plan, as described below.

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
	Last FY	Last FY	Last FY	Distributions	Last FYE
Name	($)	($)(1)	($)(2)	($)	($)(3)

Stephen J. Gurgovits	0	27,516	45,474	0	298,717
Vincent J. Calabrese	0	870	41	0	2,657
Vincent J. Delie, Jr.	0	5,393	357	0	19,813
Brian F. Lilly	0	5,693	718	0	36,275
Gary L. Guerrieri	0	0	94	0	4,270

(1)	Note that the amount of our contributions are also included in the All Other Compensation column of the Summary Compensation Table. These contributions are not in addition to the amount reported there.

(2)	This plan does not provide for above-market interest.

(3)	Our contributions during each fiscal year have historically been reported in the Summary Compensation Table for each year in which the NEO was considered such, and aggregate earnings during the fiscal year have been historically excluded from the Summary Compensation Table. Additionally, the amounts reflected represent the NEO’s entire balance under this plan. All balances reflected are fully vested.

The amounts reflected in the Non-Qualified Deferred Compensation table were contributed to accounts for the NEOs under the ERISA Excess Lost Match Plan or a predecessor plan. The ERISA Excess Lost Match Plan provides for Company contributions, equal to the difference, if any, between the maximum benefit allowable under the Code and the amount that would be provided under the 401(k) Plan if the IRS did not impose contribution or pay limitations. Under the ERISA Excess Lost Match Plan, the amount credited to the participant’s account accrues interest at the rate set by FNBPA as its highest interest rate on the first day of the year on the longest term IRA account that it offers. The benefit is then paid as a single lump sum on the first of the month following six months after the participant terminates employment.

Except for Mr. Gurgovits, the amounts contributed to each participant’s account is solely based upon the ERISA Excess Lost Match Plan. The amounts noted for Mr. Gurgovits also include amounts for periods prior to January 1, 2003, when the ERISA Excess Lost Match Plan first became effective. Until 2003, the Company’s BRP contained provisions similar to the ERISA Excess Lost Match Plan. Mr. Gurgovits’ participant account reflects amounts accrued under the ERISA Excess Lost Match Plan and the BRP. Until October 17, 2002, the BRP provisions determined the cumulative value in a participant’s account as though the amounts were invested in shares of our common stock based upon the price at the time we credited the participant’s account plus an amount equal to dividends that would be payable on such shares. After October 17, 2002, additional accruals in a participant’s account were based on the actual amount which the participant “lost” due to Code provisions plus the highest interest rate equal to the amount which FNBPA paid on the first business day of the year on its longest term IRA accounts. Notwithstanding the accrual methodology prior to October 17, 2002, all amounts distributed under the prior plan are in cash.

We also maintain a deferred compensation plan known as the F.N.B. Corporation Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Committee may select a group of management employees to participate in the plan. The Deferred Compensation Plan provides participants the ability to defer into the plan a portion of his or her annual cash compensation, including 50% of base salary and 100% of any annual incentive compensation he or she would otherwise receive to help postpone and minimize taxes while accumulating capital on a pre-tax basis until termination of employment. A participant may elect to defer his or her compensation into a fixed interest rate option, with the interest rate determined by the Committee. Currently, there are no participants in the Deferred Compensation Plan.

Potential Payments Upon Termination or Change in Control

Our NEOs, except Mr. Gurgovits, are each a party to an employment agreement that provides for certain salary and benefits upon termination of employment under various scenarios. The agreements are all described more fully in the narrative and tables below. The tables below set forth the estimated current value of benefits that could be paid to each of our NEOs upon various termination events that will only be known at the time that the benefits become payable. The tables reflect the amounts that could be payable under the various arrangements if the event in question occurred as of December 31, 2010, including, where applicable, a gross-up for certain taxes in the event that any payments made in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Code. The NEOs’ employment agreements, except for Mr. Guerrieri’s, do not provide for any additional payments or benefits in the event a voluntary termination of employment by the executive without good reason or involuntary termination by us for cause. Under those scenarios, except for Mr. Guerrieri, the NEOs are only entitled to their accrued and unpaid obligations, such as salary, unused vacation, and vested benefits. The following tables contain common information about our qualified and non-qualified plans and policies, as well as assumptions used by us in arriving at the amounts contained in the tables. To the extent the information is common it is contained in the endnotes to the Potential Payments Upon Termination or Change in Control tables and is indicated by letters.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN
CONTROL — STEPHEN J. GURGOVITS

				Good Reason
		Change in	Change in	or Involuntary
Executive Benefits		Control —	Control — No	Not for Cause
and Payments	Retirement	Termination	Termination	Termination	Death	Disability
Upon Termination	($)	($)	($)	($)	($)	($)

Compensation:
Base Salary Continuation(1)	0	2,306,960	0	2,306,960	0	718,500
Executive Incentive Compensation(a)	690,188	690,188	690,188	0	690,188	690,188
Restricted Stock:
Unvested and Accelerated(b)	1,360,839	2,432,488	2,432,488	0	2,432,488	1,700,851
Benefits and Perquisites:
Accrued Vacation(c)	26,740	26,740	0	26,740	26,740	26,740
401(k) Plan(d)(2)	217,863	217,863	0	217,863	217,863	217,863
RIP(e)(3)	965,133	965,133	0	965,133	862,223	965,133
Excess Plan(f)(3)	1,373,024	1,449,720	0	1,373,024	355,701	1,373,024
BRP(f)(3)	3,467,654	3,661,356	0	3,467,654	898,343	3,467,654
ERISA Excess Lost Match Plan(4)	298,717	298,717	0	298,717	298,717	298,717
Deferred Compensation(5)	258,843	258,843	0	258,843	258,843	258,843
Split Dollar Life Insurance(6)	236,588	236,588	0	236,588	1,808,676	236,588
Total:	8,895,589	12,544,596	3,122,676	9,151,522	7,849,782	9,954,101

(1)	In the event that we terminate Mr. Gurgovits’ employment without cause (including in connection with a change in control) or if he terminates his employment for good reason, he is entitled to receive his annual consulting fee for the remaining term of his consulting agreement, as amended. In the event of disability, the amount above reflects the amount we would owe Mr. Gurgovits under our Officers’ Disability salary continuation program. In the case of retirement, no additional amounts are owed.

(2)	Based on Mr. Gurgovits’ age and length of service, he is 100% vested in the Company’s matching contributions under the 401(k) Plan. Upon termination of employment for any reason, Mr. Gurgovits would be entitled to 100% of the Company’s matching contributions to his account.

(3)	Mr. Gurgovits is 100% vested in his benefit under this plan.

(4)	Mr. Gurgovits is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Gurgovits’ account balance under this plan as of December 31, 2010. Upon termination of employment for any reason, Mr. Gurgovits is entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

(5)	Since Mr. Gurgovits has satisfied the retirement eligibility requirements, if he were to leave the Company for any reason, he would be entitled to the amounts shown above. The amounts reflected above represent the present value of accumulated benefits under the Deferred Compensation Agreement between FNBPA and Mr. Gurgovits calculated in accordance with ASC Topic 715, Compensation-Retirement Benefits assuming an interest rate of 6.20%. Payments will commence on January 1, 2014, and will continue for nine and one-half years; therefore, no benefit is immediately payable.

(6)	The Company maintains a split dollar life insurance policy for Mr. Gurgovits through a third-party insurance company. Mr. Gurgovits is the owner of the policy. However, a collateral assignment exists that entitles FNBPA to an interest in the policy equal to the total amount of premiums it has paid to date on the policy. The return of premiums will occur upon the earlier of Mr. Gurgovits’ death or his surrender of the policy. The amounts reflected above represent the excess death benefit proceeds or cash surrender value in the policy, over the bank’s interest in the policy, which will go to his beneficiary in the case of death, or to him, in the case of earlier surrender of the policy after termination of employment.

On June 18, 2008, the Company and FNBPA entered into an Amended and Restated Consulting Agreement (“Consulting Agreement”) with Mr. Gurgovits. The Consulting Agreement amended the prior agreement in order to insure compliance with Code Section 409A, and became effective upon Mr. Gurgovits’ retirement and would have expired on the fifth anniversary of its effective date. However, on August 19, 2009, because Mr. Gurgovits returned to the role of CEO after his retirement, we entered into the First Amended and Restated Consulting Agreement that tolled the running of the Consulting Agreement during the period Mr. Gurgovits is CEO. The term of the Consulting Agreement will re-commence when he retires. Under the terms of the Consulting Agreement, Mr. Gurgovits agrees to provide services to us in connection with merger and acquisition activities, participation in certain meetings and such other assignments and projects upon which we and FNBPA along with Mr. Gurgovits mutually agree. The Consulting Agreement specifies that we and FNBPA shall pay Mr. Gurgovits an annual compensation fee equal to the sum of 50% of his base salary (as defined in the employment agreement) for the year ending December 31, 2008, but in no event less than 50% of his 2006 Base Compensation, plus 50% of the amount that is equal to the average percentage that his bonus payment bears to his average base salary for the years ending December 31, 2006, 2007, and 2008. Moreover, the Consulting Agreement provides that Mr. Gurgovits is entitled to certain benefits, including automobile expenses, club dues and related benefits. Upon termination of the Consulting Agreement other than for “cause,” death or good reason, as those terms are defined in the Consulting Agreement, Mr. Gurgovits will be entitled to receive his annual fee for the remainder of the term of the Consulting Agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN
CONTROL — VINCENT J. CALABRESE

		Change in	Change in	Involuntary
Executive Benefits		Control —	Control — No	Not for Cause
and Payments	Retirement	Termination	Termination	Termination	Death	Disability
Upon Termination	($)	($)	($)	($)	($)	($)

Compensation:
Base Salary Continuation(1)	0	550,176	0	550,176	0	221,088
Executive Incentive Compensation(a)(2)	0	162,792	162,792	0	162,792	162,792
Restricted Stock: Unvested and Accelerated(b)(2)	0	451,244	446,314	0	451,244	339,385
Benefits and Perquisites:
Accrued Vacation(c)	10,580	10,580	0	10,580	10,580	10,580
Post-Termination Health Care(3)	0	20,628	0	20,628	0	0
401(k) Plan(d)(4)	43,133	43,133	0	43,133	43,133	43,133
RIP(e)(5)	0	0	0	0	0	42,367
Excess Plan(f)(6)	0	40,166	0	0	41,939	3,376
ERISA Excess Lost Match Plan(7)	2,657	2,657	0	2,657	2,657	2,657
Total:	56,370	1,281,376	609,106	627,174	712,345	825,378

(1)	In the event that we terminate Mr. Calabrese’s employment without cause or following a change in control, he is entitled to base salary continuation for two years. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Calabrese is not entitled to any additional amounts.

(2)	Based on Mr. Calabrese’s age and length of service, he is not eligible for retirement; therefore, in the case of retirement, no benefit is immediately payable. Mr. Calabrese has also received discretionary time-based restricted stock awards which vest 20% each year over five years. These awards will become 100% vested in the event of death, disability, retirement or termination in conjunction with a change in control, but Mr. Calabrese will forfeit these shares if his employment is terminated for any other reason.

(3)	In the event that we terminate Mr. Calabrese’s employment without cause or following a change in control, he is entitled to an amount sufficient to pay COBRA premiums for medical insurance for 18 months less the amount that Mr. Calabrese would have paid towards his medical insurance if he were still employed during that time. In the case of termination for any other reason, Mr. Calabrese is not entitled to any additional amounts.

(4)	Mr. Calabrese is 100% vested in his benefit under this plan.

(5)	Mr. Calabrese is 0% vested in his benefit under this plan; therefore, no benefit is immediately payable. However, for purposes of this table, we assumed Mr. Calabrese would become vested in the future based on service accrued during disability.

(6)	Based on Mr. Calabrese’s age and length of service, he is 0% vested in his benefit under this plan, but would become 100% vested in this plan in the event of death, disability or upon a change in control.

(7)	Mr. Calabrese is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Calabrese’s account balance under this plan as of December 31, 2010. Upon termination of employment for any reason, Mr. Calabrese is entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

Mr. Calabrese’s employment agreement does not provide for any additional benefits, other than the payment of accrued and unpaid obligations existing at the time of a voluntary termination of employment by Mr. Calabrese or by the Company for cause. Mr. Calabrese’s agreement provides for a reduction of certain amounts in the above tables after the first 12 months of payments if Mr. Calabrese obtains new employment. Mr. Calabrese’s employment agreement provides that upon a change in control, if the acquiring company terminates Mr. Calabrese’s employment, Mr. Calabrese may obtain employment with a competitive enterprise, which new employment would otherwise be restricted by the employment agreement, provided Mr. Calabrese releases the acquiring company from any payment obligations under the terms of his employment agreement.

For purposes of Mr. Calabrese’s and all other NEO employment agreements, “change in control” means any merger or consolidation with another corporation, and as a result of such merger or consolidation, our shareholders as of the day preceding such transaction will own less than 51% of the outstanding voting securities of the surviving corporation, or in the event that there is (in a single transaction or series of related transactions) a sale or exchange of 80% or more of our common stock for securities of another entity in which our shareholders will own less than 51% of such entity’s outstanding voting securities, or in the event of the sale of a substantial portion of our assets (including the capital stock we own in our subsidiaries) to an unrelated third party.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN
CONTROL — VINCENT J. DELIE, JR.

				Good
				Reason or
				Involuntary
		Change in	Change in	Not for
Executive Benefits		Control —	Control — No	Cause
and Payments	Retirement	Termination	Termination	Termination	Death	Disability
Upon Termination	($)	($)	($)	($)	($)	($)

Compensation:
Base Salary Continuation(1)	0	1,112,400	0	1,112,400	0	316,800
Executive Incentive Compensation(a)(2)	0	276,075	276,075	0	276,075	276,075
Bonus(1)	0	319,489	0	319,489	0	0
Restricted Stock: Unvested and Accelerated(b)(2)	0	773,539	773,539	0	773,539	592,117
Benefits and Perquisites:
Accrued Vacation(c)	14,262	14,262	0	14,262	14,262	14,262
Post-Termination Health Care(3)	0	0	0	0	0	0
401(k) Plan(d)(4)	52,180	52,180	0	52,180	52,180	52,180
RIP(e)(5)	0	56,924	0	56,924	50,026	56,924
Excess Plan(f)(6)	0	15,647	0	0	17,357	21,069
ERISA Excess Lost Match Plan(7)	19,813	19,813	0	19,813	19,813	19,813
Total:	86,255	2,640,329	1,049,614	1,575,068	1,203,252	1,349,240

(1)	In the event that we terminate Mr. Delie’s employment without cause, or if he terminates his employment for good reason, he is entitled to base salary continuation and a bonus payment for three years. In the event of a change in control resulting in his termination, he is entitled to three times his base salary plus a bonus amount payable immediately as a lump sum. The bonus amount is calculated by taking the average of the annual amounts paid, whether paid in cash, company stock or other form, to Mr. Delie as a bonus for the last three completed fiscal years. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Delie is not entitled to any additional amounts.

(2)	Based on Mr. Delie’s age and length of service, he is not eligible for retirement; therefore, in the case of retirement, no benefit is immediately payable.

(3)	In the event that we terminate Mr. Delie’s employment without cause, or if he terminates his employment for good reason, he is entitled to continue to participate in our group health plan on the same terms and same cost as active employees for 36 months or until he first becomes eligible for coverage under any group health plan of another employer. Mr. Delie does not currently participate in our medical plan. In the case of termination for any other reason, Mr. Delie is not entitled to any additional amounts.

(4)	Based on Mr. Delie’s age and length of service, he is 100% vested in our matching contributions under the 401(k) Plan. Therefore, upon termination of employment for any reason, Mr. Delie would be entitled to 100% of the Company’s matching contributions to his account.

(5)	Mr. Delie is 100% vested in his benefit under this plan.

(6)	Based on Mr. Delie’s age and length of service, he is 0% vested in his benefit under this plan, but would become 100% vested in this plan in the event of death, disability or upon a change in control.

(7)	Mr. Delie is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Delie’s account balance under this plan as of December 31, 2010. Upon termination of employment for any reason, Mr. Delie is entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

Mr. Delie’s employment agreement does not provide for any additional benefits, other than the payment of accrued and unpaid obligations existing at the time of a voluntary termination of employment by Mr. Delie without good reason or by us for cause. Mr. Delie’s agreement allows him to terminate the agreement for good reason and obtain the same termination benefits as if he was terminated by the Company for a reason other than cause. Under the terms of his agreement, good reason exists if Mr. Delie experiences any of the following: reduction in base salary, unless the reduction is less than 10% and part of an overall reduction; a material diminution in compensation and benefits unless part of an overall reduction; a material diminution of his authority, duties and responsibilities; a change of material duties that are inconsistent with the position; a material diminution of the budget over which he maintains control; relocation of his office more than 50 miles from both Pittsburgh and Hermitage, Pennsylvania; or there occurs material diminution of the duties of his supervisor or a material breach of the agreement by us.

POTENTIAL PAYMENTS UPON TERMIANTION OR CHANGE IN
CONTROL — BRIAN F. LILLY

				Good
				Reason or
				Involuntary
		Change in	Change in	Not for
Executive Benefits		Control —	Control — No	Cause
and Payments	Retirement	Termination	Termination	Termination	Death	Disability
Upon Termination	($)	($)	($)	($)	($)	($)

Compensation:
Base Salary Continuation(1)	0	1,112,400	0	1,112,400	0	316,800
Executive Incentive Compensation(a)(2)	0	276,075	276,075	0	276,075	276,075
Bonus(1)	0	276,075	0	276,075	0	0
Restricted Stock: Unvested and Accelerated(b)(2)	0	954,228	954,228	0	954,228	692,631
Benefits and Perquisites:
Accrued Vacation(c)	15,688	15,688	0	15,688	15,688	15,688
Post-Termination Health Care(3)	0	27,766	0	27,766	0	0
401(k) Plan(d)(4)	56,948	56,948	0	56,948	56,948	56,948
RIP(e)(4)	0	118,376	0	118,376	106,840	118,376
Excess Plan(f)(5)	0	43,066	0	0	39,287	46,617
BRP(f)(5)	0	61,146	0	0	52,525	59,485
ERISA Excess Lost Match Plan(6)	36,275	36,275	0	36,275	36,275	36,275
280G Tax Gross-Up	0	910,294	0	0	0	0
Total:	108,911	3,888,337	1,230,303	1,643,528	1,537,866	1,618,895

(1)	In the event that Mr. Lilly is terminated without cause or if he terminates his employment agreement for good reason, he is entitled to base salary continuation and a bonus payment for three years. In the event of a change in control resulting in his termination, he is entitled to three times his base salary plus a bonus amount payable immediately as a lump sum. The bonus amount is calculated by taking the total annual amounts paid to Mr. Lilly as a bonus for the last three completed fiscal years divided by three. In the event of disability, he is entitled to the amount as set forth by our Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Lilly is not entitled to any additional amounts.

(2)	Based on Mr. Lilly’s age and length of service, he is not eligible for retirement; therefore, no benefit is immediately payable in the event of retirement.

(3)	In the event that Mr. Lilly is terminated without cause or if he terminates his employment agreement for good reason following a change in control, he is entitled to continue to participate in our group health plan on the same terms and same cost as active employees for 36 months or until he first becomes eligible for coverage under any group health plan of another employer. In the case of termination for any other reason, Mr. Lilly is not entitled to any additional amounts.

(4)	Mr. Lilly is 100% vested in his benefit under this plan.

(5)	Based on Mr. Lilly’s age and length of service, he is 0% vested in his benefit under this plan, but would become 100% vested in this plan in the event of death, disability or upon a change in control.

(6)	Mr. Lilly is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Lilly’s account balance under this plan as of December 31, 2010. Upon termination of employment for any reason, Mr. Lilly is entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

Mr. Lilly’s employment agreement provides for payment of certain benefits under certain termination scenarios. His agreement does not provide for any payments upon a voluntary termination without good reason by Mr. Lilly or a for cause termination by us. Mr. Lilly’s agreement allows him to terminate the agreement for good reason and obtain the same termination benefits as if he was terminated by us for a reason other than cause. Under the terms of the agreement, good reason exists if we assign Mr. Lilly a role that would result in a diminution of duties; reduce his base salary or compensation opportunities; materially diminish the responsibilities of his supervisor; materially diminish the budget over which Mr. Lilly retains authority; or assign Mr. Lilly to a workplace that exceeds a 50 mile radius beyond Hermitage, Pennsylvania.

Mr. Lilly’s employment agreement provides that upon a change in control, if the acquiring company terminates Mr. Lilly’s employment, Mr. Lilly may obtain employment with a competitive enterprise, which new employment would otherwise be restricted by the employment agreement. As noted above, “change of control” has the same meaning as stated for Mr. Calabrese. Additionally, the agreement provides for us to gross-up any payments as a result of any excise tax imposed by Sections 280G or 4999 of the Code. No other executive has an employment agreement that contains a tax gross-up.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN
CONTROL — GARY L. GUERRIERI

			Change in		Involuntary
		Change in	Control —	Change in	Not for
Executive Benefits		Control —	Voluntary	Control — No	Cause
and Payments	Retirement	Termination	Termination	Termination	Termination	Death	Disability
Upon Termination	($)	($)	($)	($)	($)	($)	($)

Compensation:
Base Salary Continuation(1)	0	449,904	232,699	0	449,904	0	170,952
Executive Incentive Compensation(a)	0	133,031	133,031	133,031	0	133,031	133,031
Restricted Stock: Unvested and Accelerated(b)	0	472,470	472,470	472,470	0	472,470	359,367
Benefits and Perquisites:
Accrued Vacation(c)	19,900	19,900	19,900	0	19,900	19,900	19,900
Post-Termination Health Care(2)	0	20,628	0	0	20,628	0	0
401(k) Plan(d)(3)	91,897	91,897	91,897	0	91,897	91,897	91,897
RIP(e)(4)	0	348,088	348,088	0	348,088	253,007	348,088
Excess Plan(f)(5)	0	48,297	48,297	0	0	40,432	58,135
BRP(f)(5)	0	37,330	37,330	0	0	31,647	34,443
ERISA Excess Lost Match Plan (4),(6)	4,270	4,270	4,270	0	4,270	4,270	4,270
Total:	116,067	1,625,815	1,387,982	605,501	934,687	1,046,654	1,220,083

(1)	In the event that we terminate Mr. Guerrieri’s employment without cause, he is entitled to base salary continuation for two years. In the event that Mr. Guerrieri voluntarily terminates his employment within 90 days of a change in control, he is entitled to a cash payment, equal to one times his base amount as defined in Section 280(G)(b)(3) of the Code, paid in three equal installments with the first payment to be made on the effective date of his termination of employment, the second payment to be made on the last day of the sixth month following such effective date and the third payment to be made on the last day of the 12th month following such effective date. In the event of disability, he is entitled to the amount set forth in the Company’s Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Guerrieri is not entitled to any additional amounts.

(2)	In the event that the Company terminates Mr. Guerrieri’s employment without cause, he is entitled to an amount sufficient to pay COBRA premiums for medical insurance for 18 months less the amount that Mr. Guerrieri would have paid towards medical insurance if he were still employed during that time. In the case of termination for any other reason, Mr. Guerrieri is not entitled to any additional amounts.

(3)	Based on Mr. Guerrieri’s age and length of service, he is 100% vested in the Company’s matching contributions under the 401(k) Plan. Upon termination of employment for any reason, Mr. Guerrieri would be entitled to 100% of the Company’s matching contributions to his account.

(4)	Mr. Guerrieri is 100% vested in his benefit under this plan.

(5)	Based on Mr. Guerrieri’s age and length of service, he is 0% vested in his benefit under this plan, but would become 100% vested in this plan in the event of death, disability or upon a change in control.

(6)	The amounts reflected represent the cash value of Mr. Guerrieri’s account balance under this plan as of December 31, 2010. Upon termination of employment for any reason, Mr. Guerrieri is entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

Mr. Guerrieri’s employment agreement provides that Mr. Guerrieri may voluntarily terminate his employment after a change of control and receive a bonus payment payable in three installments equal to his Base Amount as defined in the Code. It was our intention when structuring the amendment to his agreement that any payments will comply with Code Section 409A. He is not entitled to any additional benefits, other than accrued and unpaid obligations under a termination of employment voluntarily by Mr. Guerrieri or by the Company for cause. Mr. Guerrieri’s agreement provides for a reduction of certain amounts in the above tables after the first 12 months of payments if Mr. Guerrieri obtains new employment. Mr. Guerrieri’s employment agreement provides that upon a change in control, if the acquiring company terminates Mr. Guerrieri’s employment, Mr. Guerrieri may obtain employment with a competitive enterprise, which new employment would otherwise be restricted by the employment agreement, provided Mr. Guerrieri releases the acquiring company from any payment obligations under the terms of the employment agreement. “Change in control” has the same definition as noted above for Mr. Calabrese.

Endnotes to All Potential Payments Upon Termination or Change in Control Tables:

(a) The amounts reflected in the Executive Incentive Compensation row represent the payout earned under the annual incentive portion of the 2007 Plan. We make the payout in a lump sum 45 days after the end of the year provided the participant is still employed by us on December 31st. For purposes of this table, in the event of death, disability or retirement, the Committee may approve a pro-rated award. The amount in the table is based on the assumption that the Committee would approve the award. Since the table assumes termination of employment as of December 31, 2010, pro-ration is not necessary. In the case of a change in control, the participant is entitled to receive a pro-rated award based on the date of termination not less than his targeted award. Therefore, the amount shown in the case of a change in control is based on the amount the NEO earned for 2010, not the NEO’s targeted award. In the event we terminate any of the NEOs with cause, we do not owe the NEO any additional amount.

(b) The amounts reflected represent the taxable income realized by the NEOs under each potential termination scenario based on the terms of the 2007 Plan. Under the 2007 Plan, both service-based and performance-based outstanding restricted stock awards will become 100% vested at target levels in the event of the death of the participant or upon a change in control. Under the 2007 Plan, a change in control occurs when there is a merger or other consolidation which results in a 50% or greater change in the ownership of the common stock of the resulting company. In the event an NEO becomes disabled or terminates employment due to normal retirement, all service-based restricted stock awards, excluding the discretionary awards granted in January 2010, will become 100% vested, except that if the NEO retires in the same calendar year as we granted the award, the number of shares that shall vest will be pro-rated for the period worked. If an NEO terminates employment due to early retirement, all service-based awards of restricted stock excluding the discretionary awards granted in January 2010, will be pro-rated for the period worked. In the event the NEO terminates employment due to early or normal retirement, the discretionary awards granted in January 2010 will become 100% vested. In the event an NEO terminates employment due to retirement or disability and we achieve the performance objectives, the performance-based shares will vest on the vesting date except, that in the case of disability or early retirement and retirement in the calendar year that we granted the awards, the shares will vest on the vesting date in a pro-rated amount based on the period worked. For purposes of these tables, we have assumed that the performance-based shares for the awards granted in 2008 will not vest and that the awards granted in 2009 and 2010 will vest at the maximum levels in the case of disability or retirement. However, the accelerated vesting provisions of both the service-based and performance-based awards under this plan do not apply to Mr. Gurgovits’ awards that he received in 2010 except for the discretionary and service-based awards which were granted in 2010 which will become 100% vested if Mr. Gurgovits terminates his employment due to normal retirement after 2010. The NEOs will forfeit all unvested awards if we terminate them without cause or if they terminate their employment for any other reason.

(c) Upon termination for any reason, the NEOs are entitled to an immediate lump sum payment of earned but unused vacation days. In the case of a Change in Control — No Termination, the NEOs would still be employed and would therefore be entitled to carry over the earned but unused vacation days for use in 2011.

(d) The amounts reflected represent the dollar amount of our matching contributions into the 401(k) Plan as of December 31, 2010. Distributions from the 401(k) Plan are in the form of a single lump sum payment and are made as soon as administratively possible after termination of employment. In the case of a change in control that does not result in termination, the NEO would still be employed, thus no benefit is immediately payable.

(e) The present values reflected above for the RIP were determined using the following assumptions: benefit payments paid as a monthly annuity commencing at age 65 (except Mr. Gurgovits, whose benefit was calculated based on a five year certain and continuous annuity option and would commence immediately upon retirement), except in the case of disability where payments would commence at age 65 once long-term disability benefits cease; an interest rate of 5.35%; no pre-retirement mortality; and post-retirement mortality from the RP-2000 Projected to 2014 Mortality table (gender specific). The present values for Retirement, Change in Control — Termination, Good Reason or Involuntary Not for Cause Termination, and Disability were calculated based on a five year certain and continuous annuity option. The present value for Death was calculated based on a 100% joint and survivor annuity option and assumes that the NEO and his or her spouse are the same age. In addition, the death benefit is assumed to commence immediately if the NEO is over age 55 or otherwise at age 55. In the case of a change in control that does not result in termination, no benefit is immediately payable. Note that we have shown the present value of the benefit available for consistency with the Pension Benefits table. However, the participant is only entitled to a lump sum distribution if the lump sum benefit under the RIP is less than $10,000.

(f) The present values reflected above for the Excess Plan and BRP were determined using the following assumptions: benefit payment paid as a monthly annuity commencing at age 65 (except Mr. Gurgovits, whose benefit was calculated based on a five year certain and continuous annuity option and commenced August 1, 2009), except in the case of disability where payments would commence at age 65 once long-term disability benefits cease, and in the case of termination following a change in control where the payment would be in the form of an immediate lump sum; an interest rate of 4.85% for annuity payments and the IRS mandated segment rates for distributions in 2011 for the lump sum payment triggered due to Change in Control — Termination; no pre-retirement mortality; and post-retirement mortality from the RP-2000 Projected to 2014 Mortality table (gender specific) for annuity payments and the IRS mandated mortality for the lump sum payment due upon Change in Control — Termination. The present values for Retirement, Involuntary Not for Cause Termination, and Disability were calculated based on a five year certain and continuous annuity option. The present value for Death was calculated based on a 100% joint and survivor annuity option and assumes that the NEO and his or her spouse are the same age. In addition, the death benefit is assumed to commence immediately if the NEO is over age 55 or otherwise at age 55. Additionally, for Mr. Gurgovits, the present values for Good Reason were also calculated based upon a five year certain and continuous annuity option. Note that we have shown the present value of the benefit available for consistency with the Pension Benefits table. The participant is not entitled to a lump sum payment unless there is a change in control.

Compensation Risk Assessment

We conducted a risk assessment of our compensation programs for the purpose of determining inherent risks in the overall compensation program. The Director of Risk Management (“Risk Manager”) led the assessment with the assistance of the Director of Human Resources, the Compensation and Benefits Accounting Manager and Corporate Counsel. We reviewed each compensation plan to identify any plan features that could lead an employee to take unnecessary and excessive risks that could threaten our value. We conducted a business unit review and a review of employee incentive plans and executive incentive plans, including company-wide benefit plans. We used a decision tree analysis to determine if the business unit compensation practices or the compensation plans fostered risk-taking and if so, we conducted further analysis to determine if there were compensating controls or mitigants to limit the risk. Our review of the executive incentive plans considered design features including: pay profiles, performance metrics, performance goals, payout curves, equity incentives, stock ownership requirements and performance appraisal management. We reviewed the executive incentive plans for design features that may have the potential to encourage excessive risk-taking. Specifically, we reviewed the compensation program for the following features, among others: pay profiles that provide for low salaries and high annual incentives; the use of performance metrics that do not benefit the company over the long term; plan goals and payouts that did not consider the impact of decisions; steep payout curves where a very high threshold level of performance is required to achieve a threshold level of incentive payout; and an over emphasis on the use of equity and long-term incentives paid in cash.

Similarly, in our review of employee compensation plans, we used a decision tree analysis that considered whether each plan was incentive based, and if so, whether the incentive was material relative to the participant’s total compensation. If the incentive was material, we further reviewed the plan to determine if the plan appeared to foster risk-taking. If the plan fostered risk-taking, we evaluated the plan to determine whether there were compensating controls or mitigants to limit our risk.

Finally, in our business unit compensation review, we assessed whether the business unit generated a materially higher level of risk to us by considering various factors about the plans within each business unit. The factors we considered, among others, included: whether the business unit carried a significant portion of our risk profile; the business units’ compensation structure and whether it was different from our other units; the business units’ profitability; whether the employees in the business unit were awarded a short-term bonus while income and risk to us extended over a significantly longer period of time; and whether the compensation expenses comprise a significant percentage of the business units’ revenues.

We noted a number of compensation design features that we believe reduce the likelihood of excessive risk-taking. In our compensation programs applicable to our NEOs, the Committee has downward discretion over incentive program payouts; the program provides a balanced mix of cash and equity, short and long-term incentives and includes meaningful performance metrics. The employee plans include performance indicators designed to measure quality control standards, compliance results and asset quality. Based upon the risk assessment presented to the Committee, we believe our employee compensation policies and procedures are not reasonably likely to have a material adverse effect on us.

Director Compensation

The following table shows the compensation paid to our directors for services rendered in all capacities during 2010. Mr. Gurgovits is not included as his compensation as a director is disclosed in the Summary Compensation Table above.

					Change in
					Pension
					Value and
	Fees Earned				Non-qualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)	($)	($)	($)(3)	($)

William B. Campbell	75,000	20,174	0	0	0	16,325	111,499
Henry M. Ekker	52,500	20,174	0	0	0	12,600	85,274
Philip E. Gingerich	52,500	20,174	0	0	0	290	72,964
Robert B. Goldstein	70,000	20,174	0	0	0	0	90,174
Dawne S. Hickton	65,000	20,174	0	0	0	0	85,174
David J. Malone	62,500	20,174	0	0	0	0	82,674
D. Stephen Martz	72,500	20,174	0	0	0	14,523	107,197
Peter Mortensen	52,500	20,174	0	0	0	0	72,674
Harry F. Radcliffe	70,500	20,174	0	0	0	0	90,674
Arthur J. Rooney, II	52,415	20,174	0	0	0	0	72,589
John W. Rose	70,000	20,174	0	0	0	5,000	95,174
Stanton R. Sheetz	52,500	20,174	0	0	0	0	72,674
William J. Strimbu	57,500	20,174	0	0	0	15,425	93,099
Earl K. Wahl, Jr.	55,000	20,174	0	0	0	0	75,174

(1)	Represents fees earned as a director of the Company. Fees earned as a director of FNBPA and F.N.B. Capital are included in the All Other Compensation column. The dollar amounts of the fees earned as a director of the Company were as follows:

	Annual Retainer	Committee Chairman
Name	Fee($)	Fees($)(A)

William B. Campbell	62,500	12,500
Henry M. Ekker	52,500	0
Philip E. Gingerich	52,500	0
Robert B. Goldstein	60,000	10,000
Dawne S. Hickton	65,000	0
David J. Malone	62,500	0
D. Stephen Martz	62,500	10,000
Peter Mortensen	52,500	0
Harry F. Radcliffe	57,500	13,000
Arthur J. Rooney, II	52,415	0
John W. Rose	65,000	5,000
Stanton R. Sheetz	52,500	0
William J. Strimbu	57,500	0
Earl K. Wahl, Jr.	55,000	0

(A)	The amount reflected for Mr. Campbell is for service as Chairman of the Board. The amounts reflected for all other directors are for service as Committee Chairman.

(2)	Annually each director is awarded our common stock valued at $20,000 rounded up or down to the nearest 100 shares at a price determined in accordance with the 2007 Plan. The shares were issued on May 19, 2010, after our Annual Meeting, with a fair market value of $9.17 per share. The stock awarded vests immediately without restriction of any kind.

(3)	The All Other Compensation column consists of the following:

Director Compensation — Other Compensation

			Total All Other Compensation
	Affiliate Fees	Director Education	As Reported Above
Name	($)(1),(2)	($)	($)(3)

William B. Campbell	16,325	0	16,325
Henry M. Ekker	12,600	0	12,600
Philip E. Gingerich	0	290	290
Robert B. Goldstein	0	0	0
Dawne S. Hickton	0	0	0
David J. Malone	0	0	0
D. Stephen Martz	14,425	98	14,523
Peter Mortensen	0	0	0
Harry F. Radcliffe	0	0	0
Arthur J. Rooney, II	0	0	0
John W. Rose	5,000	0	5,000
Stanton R. Sheetz	0	0	0
William J. Strimbu	15,425	0	15,425
Earl K. Wahl, Jr.	0	0	0

(1)	This column reflects fees earned as a director of FNBPA except for Mr. Rose who earned fees as the Chairman of the Board of F.N.B. Capital.

(2)	Directors of FNBPA received $1,500 per meeting for attendance at board meetings and $300 for other committee meetings, unless the committee participation was only by telephone, in which case the director received $125.

(3)	The valuation of all perquisites is at our actual cost. Since the aggregate perquisites to any one director did not exceed $10,000, no amounts are required to be disclosed.

Executive Directors

The Company’s executive director, Mr. Gurgovits, received compensation for his position as CEO. Such compensation has been disclosed in the Summary Compensation Table. Executive directors are entitled to receive an annual common stock award valued at $20,000 rounded up or down to the nearest 100 shares at a price determined in accordance with the 2007 Plan. As such, we awarded shares to Mr. Gurgovits in May at the same time that we made the stock awards to all other directors. The stock award is also reflected in the Summary Compensation Table.

Annual Board/Committee Retainer Fees

We pay our annual director and committee meeting fees on a retainer basis. We annualize the fees and pay them monthly. The annual Board and committee fees are as follows:

	Member Fee	Chairman Fee
	($)	($)

Board	50,000	12,500
Committee:
Audit	5,000	13,000
Compensation	5,000	10,000
Executive	7,500	10,000
Nominating	2,500	5,000
Risk	2,500	5,000
Succession	2,500	5,000

For information regarding the number of full Board and committee meetings held during 2010, see the section titled Our Board of Directors and Its Committees. We reimbursed various directors for amounts the directors expended in traveling to our meetings and determined these amounts were consistent with our guidelines and thus are not included in the Director Compensation table.

Annual Grant of Stock Awards

We awarded each director 2,200 shares of stock under the Company’s 2007 Plan. The stock awarded vested immediately without any restrictions. The following table is a detailed accounting of stock options outstanding as of December 31, 2010. The amount reflected for Messrs. Gingerich and Sheetz were awarded for their service as directors under a stock option plan of a predecessor entity acquired by us.

Options
Outstanding
Name	(#)

Philip E. Gingerich	5,055
Harry F. Radcliffe	1,976
Stanton R. Sheetz	5,055
William J. Strimbu	2,138

Proposal 2.	Advisory Resolution on Executive Compensation

In accordance with the recently adopted Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), we are asking shareholders to approve an advisory resolution on our executive compensation for our NEOs, as reported in this proxy statement.

We have designed our executive compensation programs to support our long-term success. We believe that our performance-based executive compensation programs provide incentives that are aligned with the best interests of our shareholders and have helped to drive our performance.

In the Compensation Discussion and Analysis, we describe in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. Please read it in conjunction with the Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board believe that the policies and procedures as set forth in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our NEOs reported in this proxy statement has supported and contributed to our success.

Why You Should Approve Our Executive Compensation Program

Our compensation philosophy is designed to attract and retain executive talent and emphasizes pay for performance, primarily through the creation of shareholder value. Our compensation program includes base salary, short-term annual incentive compensation, long-term incentive compensation, retirement benefits and perquisites.

We believe our compensation programs and policies are appropriate and effective in implementing our compensation philosophy and in achieving our goals, and are strongly aligned with long-term shareholder interests and worthy of continued shareholder support.

We believe the shareholders should consider the following information in determining whether to approve this proposal:

The Compensation Program is Highly Aligned with Shareholder Value

A significant portion of our NEOs’ compensation is directly linked to our performance and the creation of shareholder value because a significant portion of the direct and total compensation is in the form of incentive compensation, including annual incentive compensation and a significant long-term incentive award. Our long-term awards are in the form of restricted stock and divided into a time vested portion and a performance portion. The performance portion, which is two-thirds of the overall award, vests at the conclusion of four years, provided all performance measures are met. We believe these long-term awards motivate our executives for long-term performance and rewards them for increases in total shareholder return. Furthermore, we do not award stock options, and only the Compensation Committee may approve equity grants.

Summary of Key Compensation Practices

We seek to align our compensation programs and practices with evolving governance best practices. The Compensation Committee has followed best practices with respect to executive compensation including the following:

•	Elimination of our supplemental executive retirement plan, effective December 31, 2008;

•	No new employment contracts contain tax gross up payments for Code Section 280G;

•	No tax gross up payments for executive perquisites;

•	The Compensation Committee has adopted a policy that it will not approve any employment contracts that contain a tax gross-up;

•	None of our most recent employment contracts provide for a single trigger parachute payment;

•	No severance payments for “cause” terminations or resignations other than for good reason;

•	No extraordinary relocation benefits;

•	The short-term incentive plan contains maximum limits;

•	We do not grant stock options or allow the re-pricing or exchange of stock options;

•	Only the Compensation Committee may approve equity grants;

•	No payment of dividends on unvested restricted stock or units;

•	Stock ownership guidelines are in place for our executive officers and directors; and

•	We conduct an annual robust risk assessment of all of our compensation programs, including the executive annual incentive program and long-term incentive program.

Additionally, we made improvements to certain elements of our executive compensation programs to further align them with current best practices, including the adoption of a compensation recoupment or “claw back” policy and a prohibition on executive officers and directors engaging in hedging transactions including Company common stock or common stock equivalents.

Our Compensation Program has Appropriate Long-Term Orientation

Our compensation programs and policies have a long-term focus:

•	We encourage our executives to maintain a long-term focus by using a four year performance period for long-term performance awards;

•	We require executives to remain employed for three years to receive time vested share awards; and

•	We have enhanced our stock ownership requirements for executive officers and directors to insure that our executive officers and directors have a substantial personal stake in our long-term success.

Our Compensation Committee Stays Current on Best Practices

We regularly update our Compensation Committee on compensation best practices and trends. In addition, the Compensation Committee engages an independent compensation consultant to provide advice on compensation trends and market information to assist the Compensation Committee in designing our compensation programs and making compensation decisions. In addition, we made improvements to certain elements of the executive compensation programs to further align them with current market best practices, including:

•	Adoption of a compensation recoupment or “claw back” policy that applies to executive officers; and

•	Adoption of a policy prohibiting executive officers and directors from engaging in hedging transactions involving Company common stock.

•	Adoption of a policy that no new employment contract will contain a tax gross-up.

The Compensation Committee directly retained the independent compensation consultants used in 2010, Mercer and PMP. The consultants reported directly to the Compensation Committee and perform no other work for us. The independent compensation consultants had no prior relationship with our CEO or any other NEO. Our directors are subject to annual election and meet without management present as a Compensation Committee and Board when necessary. The Compensation Committee maintains a charter and reviews its provisions annually. All committee charters and our Code of Conduct are posted on our web site.

We are asking shareholders to approve the following advisory resolution at the 2011 Annual Meeting:

“RESOLVED, that the shareholders of F.N.B. Corporation (the “Company”) approved, on an advisory basis, the compensation of the Company’s Named Executive Officers listed in the Summary Compensation Table included in the proxy statement for this meeting, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this proxy statement under the Section entitled Executive Compensation and Other Proxy Disclosure, including the Compensation Discussion and Analysis, the compensation tables and other narrative and other executive compensation disclosures set forth under that section.”

This advisory vote on the compensation of our NEOs, commonly referred to as a “say-on-pay” vote, gives shareholders another mechanism to convey their views about our compensation programs and policies. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2 TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (PROPOSAL 2 ON THE PROXY CARD).

Proposal 3.	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

In accordance with the recently adopted Section 14A of the Exchange Act, which was added under the Dodd-Frank Act, we are also providing shareholders an advisory vote on the frequency with which our shareholders will have the advisory vote on our NEO compensation, provided for in Proposal 2 above. For convenience, in this Proposal 3 the shareholders advisory vote on executive compensation provided for in Proposal 2 above is referred to as the “say-on-pay” vote.

The advisory vote on the frequency of the say-on-pay vote is a non-binding vote as to how often the say-on-pay vote should occur: every three years, every two years, or every year. While the vote is advisory and non-binding on the Board, the Compensation Committee will carefully review the voting results. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. The frequency alternative that receives the most votes will be the choice of stockholders. Shareholders are not voting to approve or disapprove the Board’s recommendation. The Dodd-Frank Act requires us to hold the advisory vote on the frequency of the say-on-pay vote at least once every six years. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis.

After careful consideration, the Board recommends that future say-on-pay votes occur every three years (“triennial”). We believe that this frequency is appropriate for the following reasons:

•	Our compensation programs do not change significantly from year to year and we seek to be consistent;

•	A longer frequency is consistent with long-term compensation objectives and we do not want to encourage a short-term view in our compensation practices;

•	Our compensation programs are designed to reward and incentivize long-term performance and a triennial vote is consistent with a long-term view;

•	Our compensation programs do not contain any significant risk that might be of concern to our shareholders, as confirmed by a review performed by us and reviewed by the Compensation Committee;

•	Our directors are elected for annual terms of one year allowing shareholders to express their views through the annual election process; and

•	Our CEO and CFO frequently meet with shareholders and prospective investors; our investor relations department is continually available to shareholders; and our CEO is often involved in community activities in which he is available to the public. We believe these shareholder outreach endeavors provide adequate methods of addressing short-term compensation concerns.

For the foregoing reasons, we encourage our shareholders to evaluate our executive compensation over a multi-year horizon.

In addition, we believe that a triennial say-on-pay vote reflects the appropriate time frame for the Compensation Committee and the Board to evaluate the results of the most recent say-on-pay vote, to discuss the implications of that vote with shareholders to the extent necessary, to develop any adjustments to our executive compensation programs that may be appropriate in light of past say-on-pay votes, and for shareholders to observe and evaluate the Compensation Committee’s actions in context.

Since the say-on-pay vote occurs after we have already implemented our compensation programs for the current year, and because the different elements of compensation are designed to operate in an integrated manner and to complement one another, we expect that in certain cases it may not be appropriate or feasible to fully address and respond to any one year say-on-pay vote at the time of the shareholders’ Annual Meeting the following year.

We have been in the past, and will in the future continue to be, proactively engaged with our shareholders on a number of topics. Thus, we view this say-on-pay vote as an additional, but not exclusive, opportunity for our shareholders to communicate with us regarding their views on our executive compensation programs.

In addition, because we usually do not change our executive compensation programs materially from year to year and we have designed them to operate over the long-term and to enhance long-term performance, we are concerned that an annual say-on-pay vote could lead to a short-term perspective and inappropriately influence our executive compensation programs.

While we believe that holding a say-on-pay vote every three years will reflect the right balance of considerations, we will periodically reassess that view and can provide for a say-on-pay vote on executive compensation on a more frequent basis if changes in our compensation programs or other circumstances suggest that such a vote would be appropriate.

We are asking shareholders to approve an advisory vote on the compensation of our Named Executive Officers set forth in the proxy statement every three years.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO CONDUCT FUTURE SAY-ON-PAY VOTES “EVERY THREE YEARS” (PROPOSAL 3 ON THE PROXY CARD).

Proposal 4.	Proposal to Ratify the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm

The Audit Committee selected Ernst & Young LLP as our independent registered public accounting firm to audit the books of the Company and its subsidiaries for the year ending December 31, 2011, to report on our internal controls and our consolidated statement of financial position and related statements of income of us and our subsidiaries, and to perform such other appropriate accounting services as our Board may require. Ernst & Young LLP has advised us that they are independent accountants with respect to us, within the meaning of standards established by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the Independence Standards Board and federal securities laws administered by the SEC. In the event a majority of the votes cast in person or by proxy do not ratify the appointment of Ernst & Young LLP, we anticipate that we would make no change in our independent registered public accounting firm for the current year because of the difficulty and expense of making any change so long after the beginning of the current year, but that vote would be considered when we consider the appointment of auditors for 2012.

Ernst & Young LLP served as our independent registered public accounting firm for the year ended December 31, 2010, we expect that a representative of Ernst & Young LLP will attend our Annual Meeting, respond to appropriate questions and, if the representative desires, which we do not anticipate, make a statement.

The discussion under the caption Audit and Non-Audit Fees describes the aggregate fees for professional services provided by Ernst & Young LLP to us for the calendar years 2009 and 2010.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011 (PROPOSAL 4 ON THE PROXY CARD).

REPORT OF AUDIT COMMITTEE

To Our Shareholders:

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with Ernst & Young LLP, its independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters we and Ernst & Young LLP must discuss pursuant to Auditing Standards No. 61, as adopted by the Public Accounting Oversight Board in Rule 3200T including its judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

The Audit Committee has discussed with Ernst & Young LLP its independence from management and the Corporation, including the matters in the required written disclosures. The Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining its independence.

The Audit Committee discussed with the Corporation’s internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Harry F. Radcliffe, Chairman
David J. Malone
D. Stephen Martz
William J. Strimbu

AUDIT AND NON-AUDIT FEES

Ernst & Young LLP served as the Corporation’s independent registered public accounting firm for the fiscal years ended December 31, 2010, and 2009. The Company has been advised by such firm that none of its members or any of its associates has any direct financial interest or material indirect financial interest in the Corporation or its subsidiaries.

Fees paid to Ernst & Young LLP for professional services during 2010 and 2009 were as follows:

	Audit	Audit-Related	Tax	All Other

2010	$722,026	$0	$187,705	$1,370
2009	$825,850	$0	$146,600	$1,960

Audit Fees relate to the audit of the Corporation’s annual financial statements and internal control over financial reporting, review of the financial statements included in the Corporation’s reports on Form 10-Q and Form 10-K, services provided in connection with regulatory filings including registration statements filed with the SEC, and accounting consultations related to the audit.

Audit-Related Fees relate to merger and acquisition consultation services.

Tax Fees relate to tax compliance, tax planning and tax advice services.

All Other Fees relate to subscriptions for Ernst & Young’s web-based accounting and auditing research library.

AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

The Audit Committee must pre-approve the audit and non-audit services the independent registered public accounting firm will perform in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee annually reviews and pre-approves the services that the independent registered public accounting firm may provide. The Audit Committee will revise the list of pre-approved services from time to time, based on subsequent determinations. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management, but may delegate pre-approval authority to one or more of its members. The member or members to whom the Audit Committee delegates such authority must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee annually establishes pre-approval fee levels for all services the independent registered public accounting firm may provide. Any proposed services exceeding these levels require specific pre-approval.

The annual audit services engagement terms and fees are subject to the pre-approval of the Audit Committee. In addition, the Audit Committee may grant pre-approval for other audit services, including statutory audits or financial audits for our subsidiaries or our affiliates and services associated with SEC registration statements, periodic reports and other documents filed with the SEC.

Our Audit Committee must also pre-approve audit-related services. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions, accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit” services, assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities, financial audits of employee benefit plans, agreed upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters and assistance with internal control reporting requirements. Tax services include tax compliance, tax planning and tax advice services.

Our Audit Committee may grant pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, and that such pre-approval would not impair the independence of the independent registered public accounting firms.

Proposal 5.	Approval and Adoption of the Amended F.N.B. Corporation 2007 Incentive Compensation Plan

The Board is submitting to the shareholders for approval and adoption at the Annual Meeting an amendment of the F.N.B. Corporation 2007 Incentive Compensation Plan (“Current Plan”). A copy of the Amended F.N.B. Corporation 2007 Incentive Compensation Plan (“Amended Plan”) is attached hereto as Exhibit “A” to this proxy statement (marked to show amended changes).

On March 16, 2011, the Board adopted the amendment of the Current Plan to be effective May 18, 2011, subject to approval by the shareholders. The Amended Plan enables the Company to make stock-based and non-stock awards to its eligible employees, consultants, and non-employee directors. The Amended Plan provides for the grant of (i) incentive stock options; (ii) non-qualified stock options; (iii) performance units; (iv) restricted stock; (v) restricted stock units; (vi) stock appreciation rights; (vii) annual incentive compensation; (viii) long-term incentive compensation; or (ix) any combination of the foregoing. The purpose of the Amended Plan is to encourage award recipients to increase their efforts to make the Company and each of its affiliates more successful, to provide an additional inducement for such individuals to remain with the Company or an affiliate, to reward such individuals by providing an opportunity to acquire incentive awards, and to provide a means through which the Company and its affiliates may attract the highest quality individuals to enter employment or engagement with the Company or its affiliates.

The Amended Plan provides for the grant of the same types of awards as those under the Current Plan, which the Company adopted and shareholders approved in 2007. Although shares are still available for awards to be granted under the Current Plan, as previously approved, it is necessary to submit the Amended Plan to shareholders for approval at this time in order to satisfy the shareholder approval requirements of Section 162(m) of the Code. The Amended Plan is substantially similar to the Current Plan. The changes to the Current Plan, listed below, primarily are to comply with updated laws and incorporate certain best practices.

•	Increased the maximum number of shares that may be awarded under the Amended Plan by 900,000, from the 600,000 previously authorized under the Current Plan, for a total of 1,500,000 shares authorized for awards, and adjusted the individual and cumulative award limitations.

•	Deleted language from the Current Plan that would have allowed for “liberal share counting.”

•	Made awards granted under the Amended Plan subject to the Company’s Compensation Recoupment Policy.

•	Added language to ensure that awards granted under the Amended Plan comply with Code Section 409A, including a revision of the term “Disabled Participant.”

•	Clarified the ability of the Committee to make awards intended to comply with Section 162(m) for tax deductibility purposes.

•	Allowed for the Board and Committee (as defined below) to delegate authority to another committee or other officers of the Company to administer awards under the Amended Plan to non-executive employees.

•	Revised the Board’s authority to adjust awards upon corporate transactions or unusual events, in accordance with current accounting rules.

Publicly-traded companies, such as the Company, are generally prohibited from taking a federal income tax deduction for compensation paid to its NEOs in excess of $1 million per year, unless the compensation meets an exception under Section 162(m), such as the exception for performance-based compensation. In order to qualify for the performance-based compensation exception, compensation must, among other things, be paid under a plan that has been approved by the shareholders of the company. No awards will be made under the Amended Plan until after the shareholders have approved the Amended Plan. No award may be granted under the Amended Plan subsequent to March 16, 2021.

The following discussion of the principal features of the Amended Plan is qualified in its entirety by reference to the full text of the Amended Plan as set forth in Exhibit A attached hereto, which is submitted in redline form and marked to show the minor changes from the Current Plan, as previously approved by the shareholders. The

Amended Plan will become effective at the Annual Meeting only if it is approved by the Company’s shareholders at our Annual Meeting.

PLAN SUMMARY

Shares subject to the Amended Plan.  The Amended Plan increases the number of shares of the Company’s common stock reserved for awards under the Amended Plan by 900,000. The maximum number of shares of stock that may be delivered under the Amended Plan is equal to the sum of: (i) 1,500,000 shares; (ii) any shares authorized and approved for issuance, but not awarded, under the Company’s 2001 Incentive Plan; and (iii) any shares of stock subject to an award under the Amended Plan or the Current Plan that expire without being exercised, or are forfeited, canceled, settled or otherwise terminated without a distribution of stock to the participant. The shares may be, at the election of the Board, authorized but unissued shares, repurchased shares or partly each.

Just as under the Current Plan,

•	The number of shares subject to any award under the Amended Plan, or reserved for awards to be granted under the Amended Plan, will be adjusted as appropriate upon a change in the Company’s capitalization, a reorganization or similar transaction or a stock dividend. If the outstanding shares of stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company through an equity restructuring transaction that causes the per-share value underlying an award to change, a proportionate adjustment will be made to the number or kind of shares of stock or securities allocated to awards that were granted prior to the transaction.

•	Changes to outstanding option awards may not change the aggregate purchase price applicable to the unexercised portion of the option award through an adjustment to the option price. The Board will have the right but not the obligation to make similar adjustments to awards or option prices to compensate for the diminution in the intrinsic value of shares of stock resulting from a reciprocal transaction such as a business combination, merger or acquisition.

•	The Board also retains the discretion to adjust actual or potential benefits granted under the Amended Plan to prevent the dilution or enlargement of benefits upon the occurrence of unusual or nonrecurring events affecting the Company or its financial statements or in recognition of changes in applicable laws, regulations or accounting principles.

Shares subject to any award granted under the Amended Plan that is canceled or terminated or as to which the option has expired without having been exercised in full, or is paid in cash rather than by issuance of shares of stock, will again be available for purposes of the Amended Plan. However, if any shares are issued or delivered to a participant upon exercise of a stock appreciation right granted in conjunction with a stock option, then those shares will not be available for purposes of the Amended Plan even though the stock option is surrendered.

Limitations.  No more than 300,000 shares are cumulatively available for awards of incentive stock options under the Amended Plan and participants may not be granted options in the aggregate that are in excess of 600,000 shares under the Amended Plan. The maximum number of shares of stock with respect to which awards may be granted in any calendar year to any participant under the Amended Plan is 300,000 shares, as adjusted for any Company recapitalization, reorganization, stock dividend or similar event.

Administration.  Just as with the Current Plan, the Amended Plan is administered by the Compensation Committee of the Board or such other committee or officer or officers as the Board may designate. Each Compensation Committee member must qualify as an “independent director” within the meaning of the New York Stock Exchange’s Listed Corporation Manual, and as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. Compensation Committee members who do not qualify as “outside directors” within the meaning of Section 162(m) are not permitted to vote on executive compensation related matters. If allowed under state corporation law, regulations and stock exchange rules, the Board and the Compensation Committee of the Board also may delegate to another committee or one or more officers of the Company any or all of the responsibilities of the Compensation Committee with respect to awards to employees who are not subject to Section 16 of the Exchange Act at the time any delegated authority is exercised. The Compensation Committee has the authority to interpret the terms of the Amended Plan. Subject to the terms of the Amended Plan, the Compensation Committee has the authority to determine the individuals to whom awards are granted and to determine exercise prices, vesting requirements, the term of and the number of shares covered by each award, and the form of the award to be granted.

Persons eligible to participate in the Amended Plan.  Under the Amended Plan, just as under the Current Plan, awards may be granted to employees, consultants and non-employee directors of the Company or any of its affiliates who share the responsibility for the management, growth, or protection of the business of the Company or any of its affiliates or who, in the opinion of the Compensation Committee, provide services yielding significant benefits to the Company or any affiliate. Only employees of the Company or its affiliates, however, are eligible to receive incentive stock options under the Amended Plan.

AWARDS

Award agreements.  Each award granted under the Amended Plan, just as under the Current Plan, will be represented by an award agreement in a form approved by the Compensation Committee. The award agreement is subject to the Amended Plan and will incorporate the terms and conditions required under the Amended Plan and any terms specified by the Compensation Committee.

Performance goals.  As is the case under the Current Plan, the Compensation Committee may establish performance goals prior to the grant of an award based on any combination of the following measures of the performance of the Company or an appropriate affiliate: (i) net earnings; (ii) operating earnings or income; (iii) earnings growth; (iv) net income; (v) net income applicable to shares; (vi) gross revenue or revenue by pre-defined business; (vii) revenue backlog; (viii) margins realized on delivered services; (ix) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; (x) earnings per share; (xi) return on shareholders’ equity; (xii) stock price; (xiii) return on common shareholders’ equity; (xiv) return on capital; (xv) return on assets; (xvi) economic value added (income in excess of cost of capital); (xvii) customer satisfaction; (xviii) cost control or expense reduction; (xix) dividends; (xx) dividend payout ratios; (xxi) ratio of operating expenses to operating revenues; (xxii) return on average tangible equity; and (xxiii) total shareholder return, in each case, absolute or relative to peer-group comparative.

The performance goals may be based upon attaining specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. The performance goals are intended to qualify under Section 162(m) and will be set by the Compensation Committee within the time period prescribed by Section 162(m), if the Compensation Committee intends to make a grant under the Amended Plan that would qualify for the performance-based exception under Section 162(m). If the Compensation Committee determines it is advisable to grant awards that will not qualify for the performance-based exception under Section 162(m), the Compensation Committee may grant awards that do not so qualify.

Stock options.  As is the case under the Current Plan, stock options awarded under the Amended Plan may be in the form of “incentive stock options” that are intended to comply with the requirements of Section 422 of the Internal Revenue Code, or “non-qualified stock options.” Special rules apply with respect to the terms of incentive stock options in order to meet the Internal Revenue Code requirements applicable to that type of option. The exercise price of all options granted under the Amended Plan must be at least equal to the fair market value per share of common stock covered by the option, as determined on the award date, and may be higher, as set by the Committee. So long as the Company is publicly-traded, the fair market value of its common stock is deemed to be the closing price of the common stock on the New York Stock Exchange on the business day preceding the award date.

As is the case under the Current Plan, options may be exercised upon vesting or, if expressly permitted in the award agreement, prior to vesting provided that the stock received upon exercise of an unvested option will be subject to the same restrictions as an award of restricted stock. Options generally must be exercised, if at all, within one year of the date of termination of the participant’s service with the Company and within ten years of the award date (unless extension is necessary to avoid violation of applicable securities laws). The exercise price may be paid in cash or, subject to the approval of the Compensation Committee, shares of Company common stock, “cashless” exercise with or without a broker, waiver of compensation due or accrued, or any combination of the above.

As is the case under the Current Plan, options granted under the Amended Plan are exercisable during the lifetime of the participant only by the participant. All options granted under the Amended Plan are generally nontransferable except to a beneficiary designated by the participant in the event of the participant’s death, by will or under the laws of descent and distribution. Award agreements for non-qualified stock options may permit transfers, subject to numerous restrictions, for the participant’s estate planning purposes.

Performance units.  The Compensation Committee will determine a performance period of one or more years and the performance goals for each grant of performance units. Performance periods may overlap and participants may be granted two or more performance unit awards, each with a different performance period. Performance goals may vary between participants.

As is the case under the Current Plan, at the beginning of a performance period, the Compensation Committee will determine the dollar values to be paid to each participant or group of participants if the performance goals are achieved in the performance period. The payout amount may be fixed or may vary according to criteria specified by the Compensation Committee. Each performance unit is paid in cash after the end of the relevant performance period. If the Compensation Committee determines that a significant event (as defined in the Amended Plan and determined by the Compensation Committee) occurs during the course of a performance period, which it expects to have a substantial effect on a performance goal, the Compensation Committee may revise the goal. Examples of potentially significant events are a reorganization of the Company or a change in control.

A participant is entitled to a partial payment in settlement of performance units if he or she terminates service with the Company or any of its affiliates during the performance period due to death, disability, retirement or a significant event, as determined by the Compensation Committee.

Restricted stock and restricted stock units.  As is the case under the Current Plan, restricted stock may be granted directly or received by a participant upon exercise of an unvested stock option or stock appreciation right. Restricted stock and restricted stock units are subject to restrictions on transferability and other restrictions established by the Compensation Committee for a restriction period. The restrictions lapse after the restriction period, which extends from the date of the award to a specific date or until specified performance goals, service periods, or other criteria set by the Compensation Committee, are achieved. The Compensation Committee may provide for the lapse of restrictions in installments.

As is the case under the Current Plan, if a participant terminates service with the Company prior to the expiration of the restriction period, all shares of restricted stock generally will be forfeited and reacquired by the Company, unless the Compensation Committee determines otherwise. If the restricted stock was purchased through the exercise of an unvested stock option, the exercise price will be refunded. The Amended Plan provides the Compensation Committee discretion to provide for accelerated vesting if a participant terminates service due to his or her death, disability or upon a significant event.

As is the case under the Current Plan, awards of restricted stock may earn dividend equivalents, if permitted by the Compensation Committee and specified in the award agreement. If the applicable award agreement so provides, a participant may elect to defer the delivery of restricted stock and any associated dividend equivalents. Any deferral must comply with the provisions of Code Section 409A.

Stock appreciation rights.  As is the case under the Current Plan, stock appreciation rights may be granted under the Amended Plan as freestanding awards, in tandem with options or any combination of the two. Stock appreciation rights that are granted in tandem with incentive stock options must be granted at the same time as the option, but stock appreciation rights granted in tandem with non-qualified stock options may be granted with or any time after the option is granted, so long as the option’s term has not expired. The grant price of a stock appreciation right will be equal to the fair market value of a share of common stock on the date of grant.

As is the case under the Current Plan, upon exercise of a stock appreciation right, a participant will be entitled to receive payment from the Company in an amount equal to the number of shares of common stock as to which the stock appreciation right is exercised, multiplied by any excess (or some portion of the excess as determined at the time of the grant by the Compensation Committee) of the fair market value of a share on the date of exercise of the stock appreciation right over the grant price specified in the award agreement. At the discretion of the Compensation Committee, the payment upon exercise of a stock appreciation right may be specified in cash, Company common stock or a combination of the two.

As is the case under the Current Plan, a tandem stock appreciation right may be exercised for all or part of the shares subject to the related stock option, upon the surrender of the right to exercise the equivalent portion of the related stock option. A tandem stock appreciation right may be exercised only with respect to the shares for which its related stock option is then exercisable. Freestanding stock appreciation rights may be exercised upon whatever terms and conditions the Committee sets forth in the award agreement. The term of a stock appreciation right will be determined by the Committee, but may not exceed ten years.

Annual incentive awards.  As is the case under the Current Plan, the Committee may make annual incentive awards to employees, based on the achievement of performance goals established by the Committee within the first 90 days of the year. The Committee will specify a target level payout equal to a percentage of the participant’s annual base salary, as well as a threshold level payout and a maximum level payout. The Committee also may designate an annual incentive award “pool” amount based on performance goals.

As is the case under the Current Plan, a participant generally must remain continuously employed by the Company or an affiliate through the last day of the calendar year to be eligible to receive a payout of the annual incentive award. If a participant’s employment is terminated mid-year due to his or her death, disability or retirement, however, the Committee may approve a pro rata payout to such participant. The Committee may reallocate the amount of any forfeited annual incentive award to the annual incentive award pool for the benefit of other participants. The Committee also may adjust the amount of payout to a participant under any annual incentive award. The Amended Plan specifies that in no event will the amount payable to any participant in any calendar year of a long-term incentive award under the Amended Plan that may be settled in cash in lieu of Company common stock exceed one percent (1%) of the Company’s total revenue for the specific Performance Period for which such award is granted.

As is the case under the Current Plan, participants who have received an annual incentive award are entitled to receive at least a pro rata payout for a year in which a change in control or sale of an affiliate (if the participant is employed by that affiliate) occurs.

Long-term incentive awards.  As is the case under the Current Plan, the Compensation Committee may make long-term incentive awards to employees, which are based on the achievement of performance goals established by the Compensation Committee within the first 90 days of the performance period. The performance period is also established by the Compensation Committee within the first 90 days of such period. The Compensation Committee will specify a target level payout, as well as a threshold level payout and a maximum level payout.

As is the case under the Current Plan, a participant must generally remain continuously employed by the Company or an affiliate through the last day of the performance period to be eligible to receive a payout of the long-term incentive award. If a participant’s employment is terminated before the end of the period due to his or her death or disability, the Compensation Committee may approve a pro rata payout to such participant. The Compensation Committee may adjust the amount of payout to a participant under any long-term incentive award.

As is the case under the Current Plan, in the event of a change in control, each participant is entitled to receive a payout not less than the target level payout of his or her long-term incentive award outstanding as of the change in control. In the event of a sale of an affiliate, each participant employed by that affiliate is entitled to receive not less than a pro rata payout (based on the month of the sale) at the target level of his or her long-term incentive award for the performance period in which the sale occurred.

162(m) Awards.  The Amended Plan also provides for specific terms for awards made under Section 162(m). Awards may be designated as qualified performance-based compensation made to “covered employees” (as defined in Code Section 162(m)(3)) or those that are likely to become covered employees by the end of the tax year in which the Company would claim a tax deduction in connection with an award made under the Amended Plan. To meet this requirement, the Compensation Committee must, at a time when the outcome of the performance goals remain substantially uncertain and before the expiration of the lesser of 90 days into the performance period or before 25%

of the performance period has elapsed, establish in writing that the vesting or payment of the award will be contingent upon the attainment of specified performance goals selected by the Compensation Committee. After the performance period has expired, the Compensation Committee will certify the extent to which the performance goals have been met and the amount payable to the participant. The Compensation Committee retains the discretion to adjust any such awards downward (but not upward) and impose any other restriction on such awards as the Compensation Committee deems necessary or appropriate to ensure that such awards meet the requirements as performance-based compensation under Section 162(m).

No participant in any one calendar year may receive awards that qualify as performance-based compensation in accordance with Section 162(m) that exceeds 300,000 shares of common stock in the aggregate, excluding stock options and stock appreciation rights. In no event will the amount payable to any participant in any calendar year under an award of performance units, annual incentive award, long-term incentive award or any other award under the Amended Plan that may be settled in cash in lieu of common stock exceed one percent (1%) of the Corporation’s total revenue for the specific performance period for which the award is granted, as reported in the Company’s Annual Report on Form 10-K.

Compensation Recoupment Policy.  All awards granted or paid under the Amended Plan are subject to recoupment pursuant to the F.N.B. Corporation Compensation Recoupment Policy, as further described in the Compensation Discussion and Analysis in this proxy statement.

CHANGE IN CONTROL OR OTHER SIGNIFICANT EVENT

As is the case under the Current Plan, the Compensation Committee may provide in applicable award agreements that, in the event of a change in control or significant event, as defined in the Amended Plan, (i) each outstanding stock option will immediately become vested and exercisable in full; (ii) the restrictions on each share of restricted stock or each restricted stock unit will lapse; and (iii) each outstanding stock appreciation right will immediately become vested and exercisable in full.

As is the case under the Current Plan, the Compensation Committee has the discretion to terminate all outstanding stock options, with each option holder’s consent or after written notice and a 20-day exercise period for option holders, upon certain change in control events. The Compensation Committee may terminate the awards in the case of a merger or consolidation in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company’s outstanding common stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of the Company’s assets.

To the extent necessary to avoid subjecting participants to interest and additional taxes under Code Section 409A, a change in control will not be deemed to occur unless and until Code Section 409A(a)(2)(A)(v) is satisfied.

AMENDMENT AND TERMINATION OF THE PLAN

As is the case under the Current Plan, the Amended Plan reserves for the Board the right to alter and amend the Amended Plan at any time and the right to revoke or terminate the Amended Plan or to suspend the granting of awards pursuant to the Amended Plan. However, no such action may terminate any outstanding award already granted under the Amended Plan, unless the Company is liquidated or dissolved. Nor may any alteration or amendment of the Amended Plan, without prior shareholder approval (i) increase the total number of shares that may be issued or delivered under the Amended Plan; (ii) make any changes in the class of eligible individuals; (iii) extend the period set forth in the Amended Plan during which awards may be granted; or (iv) or make any changes that require shareholder approval under the rules and regulations of any securities exchange or market on which the Company’s common stock is traded. Furthermore, the Board cannot take action that would adversely affect the rights of the holder of an award granted under the Amended Plan without the written consent of the award holder.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following is a general description of the United States federal income tax consequences to participants and the Company relating to stock options, performance units, restricted stock, restricted stock units, stock appreciation rights and other awards that may be granted under the Amended Plan. The Amended Plan is not qualified under the Internal Revenue Code Section 401(a). This discussion only applies to U.S. citizens and/or residents and does not purport to cover all tax consequences relating to awards granted under the Amended Plan. This description is intended for use by our shareholders in determining how to vote at our Annual Meeting and not as tax advice to persons who receive awards under the Amended Plan.

Non-qualified stock options.  A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of a non-qualified stock option. When the option is exercised, the participant will recognize ordinary income equal to the difference, if any, between the aggregate exercise price paid and the fair market value, as of the date the option is exercised, of the shares received. The participant’s tax basis in shares acquired upon exercise will equal the exercise price paid plus the amount recognized by the participant as ordinary income. The Company generally will be entitled to a federal income tax deduction in the tax year in which the option is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a non-qualified stock option for more than one year after the exercise of the option, the gain or loss realized upon the sale of those shares generally will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of an option will begin on the date of exercise.

Incentive stock options.  A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of an incentive stock option. If the option is exercised during employment, or within three months thereafter (or one year in the case of a permanently and totally disabled employee), the participant generally will not recognize any income and the Company will not be entitled to a deduction. However, the excess of the fair market value of the shares on the date of exercise over the option price generally is included in computing the participant’s alternative minimum taxable income.

Generally, if the participant disposes of shares acquired by exercise of an incentive stock option within either two years after the date of grant or one year after the date of exercise, the participant will recognize ordinary income, and the Company will be entitled to a deduction equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the participant. If shares are disposed of after the two year and one year periods described above expire, the Company will not be entitled to any deduction, and the entire gain or loss for the participant will be treated as a long-term capital gain or loss.

Performance units.  Performance units generally are subject to tax at the time of payment. The Company will generally have (at the time the participant recognizes income) a corresponding deduction.

Restricted stock.  Restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of shares over the purchase price (if any) only at the time the restrictions lapse (unless the Participant elects to accelerate recognition as of the date of grant through an election under Code Section 83(b)). The Company generally will have (at the time the participant recognizes income) a corresponding deduction.

Restricted stock units.  Restricted stock units generally are subject to tax at the time of payment and the Company generally will have a corresponding deduction when the participant recognizes income.

Stock Appreciation Rights.  A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of a stock appreciation right. When the stock appreciation right is exercised, the participant will recognize ordinary income equal to the difference between the aggregate grant price and the fair market value, as of the date the stock appreciation right is exercised, of our common stock. The participant’s tax basis in shares acquired upon exercise of a stock-settled stock appreciation right will equal the amount recognized by the participant as ordinary income. The Company generally will be entitled to a federal income tax deduction in the year in which the stock appreciation right is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a stock-settled stock appreciation right for more than one year after the exercise of the stock appreciation right, the gain or loss realized upon the sale of those shares will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of a stock-settled stock appreciation right will begin on the date of exercise.

Annual and long-term incentive awards.  Annual and long-term incentive awards generally are subject to tax at the time of payment. The Company generally will have (at the time the participant recognizes income) a corresponding deduction.

Compliance with Section 409A of the Internal Revenue Code.  The American Jobs Creation Act of 2004, enacted on October 22, 2004, revised the federal income tax law applicable to certain types of awards that may be granted under the Amended Plan. To the extent applicable, it is intended that the Amended Plan and any grants made under the Amended Plan either be exempt from, or, in the alternative, comply with the provisions of Section 409A, including the exceptions for stock rights and short-term deferrals. The Company intends to administer the Amended Plan and any grants made thereunder in a manner consistent with the requirements of Section 409A.

If any provision of the Amended Plan or an award agreement needs to be revised to satisfy the requirements of Section 409A, then such provision will be modified or restricted to the extent necessary to be in compliance with the requirements of Section 409A, while attempting to maintain the same economic results as were intended under the Amended Plan and award agreement. The right to any dividends or dividend equivalents declared and paid on the number of shares underlying a stock option or stock appreciation right may not be contingent, directly or indirectly, upon the exercise of the stock option or stock appreciation right. Further, to the extent necessary to avoid subjecting participants to interest and additional taxes under Section 409A, a change in control will not be deemed to occur unless and until Code Section 409A(a)(2)(A)(v) is satisfied. Any reference to Section 409A includes any proposed temporary or final regulations, or any other guidance, promulgated with respect to such Section by the Internal Revenue Service.

New plan benefits.  Our Compensation Committee has the discretion to determine the type, terms and conditions and recipients of awards granted under the Amended Plan. Accordingly, it is not possible to determine the amount of the awards that will be received by any employee, consultant, non-employee director, or independent contractor of the Company under the Amended Plan if it is approved.

Number of employees eligible to participate in the Amended Plan.  Although all employees are eligible to participate in the Amended Plan, typically about 90 employees annually received awards or grants under the Incentive Plans.

The identity of the individuals eligible to receive awards and the amount of awards under the Amended Plan is not yet determinable. We have granted restricted stock and restricted stock units since July 2007 under the Current Plan.

Equity Compensation Plan Information

Number of Securities
Remaining Available for
	Number of Securities to be		Future Issuance Under Equity
	Issued Upon Exercise of	Weighted-Average Exercise	Compensation Plans
	Outstanding Options,	Price of Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	770,610(1)	$14.28	2,531,576(2)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	770,610	$14.28	2,531,576

(1)	Excludes 1,309,489 shares of restricted common stock awards subject to forfeiture. The shares of restricted stock vest over periods ranging from three to five years from the award date.

(2)	Represents shares of common stock registered with the SEC which are eligible for issuance pursuant to stock option or restricted stock awards granted under various plans.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL AND ADOPTION OF THE AMENDED F.N.B. CORPORATION 2007 INCENTIVE COMPENSATION PLAN (PROPOSAL 5 ON THE PROXY CARD).

SHAREHOLDER PROPOSALS

Any shareholder who, in accordance with and subject to the provisions of Rule 14a-8 of the SEC proxy rules, wishes to submit a proposal for inclusion in our proxy statement for our 2012 Annual Meeting must deliver such proposal in writing to our Corporate Secretary at F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, Pennsylvania 16148 no later than November 30, 2011.

Pursuant to Article I, Section 1.11 of our bylaws, if a shareholder wishes to present at our 2012 Annual Meeting (i) a proposal relating to nominations for and election of directors or (ii) a proposal relating to a matter other than nominations for and election of directors, otherwise than pursuant to Rule 14a-8 of the proxy rules of the SEC, the shareholder must comply with the provisions relating to shareholder proposals set forth in our bylaws, which we summarize below. Written notice of any such proposal containing the information required under our bylaws, as described below, must be delivered in person, by first class United States mail postage prepaid or by reputable overnight delivery service to the attention of our Corporate Secretary, at our principal executive offices at F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, Pennsylvania 16148 during the period commencing on November 30, 2011, and ending on December 30, 2011.

A written nomination for a director must set forth:

•	the name and address of the shareholder who intends to make the nomination (the “Nominating Shareholder”);

•	the name, age, business address and, if known, residence address of each person so proposed;

•	the principal occupation or employment of each person so proposed for the past five years;

•	the qualifications of the person so proposed;

•	the number of shares of our capital stock beneficially owned within the meaning of SEC Rule 13d-3 by each person so proposed and the earliest date of acquisition of any such capital stock;

•	a description of any arrangement or understanding between each person so proposed and the Nominating Shareholder with respect to such person’s nomination and election as a director and actions to be proposed or taken by such person as a director;

•	the written consent of each person so proposed to serve as a director if nominated and elected as a director; and

•	such other information regarding each such person as would be required under the proxy rules of the SEC if proxies were solicited for the election as a director of each person so proposed.

With respect to nominations by shareholders, only candidates nominated by shareholders for election as a member of our Board in accordance with our bylaw provisions as summarized herein will be eligible to be nominated for election as a member of our Board at our 2012 Annual Meeting, and any candidate not nominated in accordance with such provisions will not be considered or acted upon for election as a director at our 2012 Annual Meeting.

A written proposal relating to a matter other than a nomination for election as a director must set forth information regarding the matter equivalent to the information that would be required to be disclosed under the proxy rules of the SEC if proxies were solicited for shareholder consideration of the matter at a meeting of shareholders. Only shareholder proposals submitted in accordance with the Company bylaw provisions summarized above will be eligible for presentation at our 2012 Annual Meeting, and any other matter not submitted to our Board in accordance with such provisions will not be considered or acted upon at our 2012 Annual Meeting.

OTHER MATTERS

Our Board does not know of any other matter to be presented for consideration at our Annual Meeting other than the matters described above. However, if any other matter is presented in conformance with our bylaws, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our Board or, in the absence of such a recommendation, in accordance with the judgment of the individuals designated as proxies.

“Householding” of Proxy Materials.  The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers who household proxy materials, may deliver a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, Pennsylvania 16148, c/o Shareholder Relations or by calling our Transfer Agent representative at 1-800-368-5948.

Electronic Delivery of Proxy Materials

You can also access our proxy statement, Form 10-K for the fiscal year ended December 31, 2010 and our Annual Report to shareholders, via the Internet at: http://www.cfpproxy.com/5710.

For our 2012 Annual Meeting, you can help us save significant printing and mailing expenses by consenting to access our proxy materials and Annual Report electronically via the Internet. If you hold your shares in your own name (instead of “street name” through a bank, broker or other nominee), you can choose this option by appropriately marking the box on your proxy card denoting your consent to electronic access or, if voting by telephone, following the prompts for consenting to electronic access, or following the instructions at the Internet voting website at https://www.proxyvotenow.com/fnb, which has been established for you to vote your shares for the meeting. If you choose to receive your proxy materials and Annual Report electronically, then prior to next year’s Annual Meeting you will receive notification when the proxy materials and Annual Report are available for on-line review via the Internet, as well as the instructions for voting electronically via the Internet. Your choice for electronic distribution will remain in effect until you revoke it by sending a written request to: Shareholder Relations, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, Pennsylvania 16148. If you hold your shares in “street name” through a bank, broker or other nominee, you should follow the instructions provided by that entity if you wish to access our proxy materials electronically via the Internet.

BY ORDER OF THE BOARD OF DIRECTORS,

David B. Mogle, Corporate Secretary

March 30, 2011

EXHIBIT A

F.N.B. CORPORATION 2007 INCENTIVE COMPENSATION PLAN
(Amended Effective March 16, 2011])

F.N.B. Corporation (the “Corporation”) has established this F.N.B. Corporation 2007 Incentive Compensation Plan
(Amended Effective March 16, 2011)
 to encourage Eligible Individuals to increase their efforts to make the Corporation and each of its Affiliates more successful, to provide an additional inducement for such Eligible Individuals to continue to provide services to the Corporation or an Affiliate as an employee, consultant, non-employee director, or independent contractor, to reward such Eligible Individuals by providing an opportunity to acquire incentive awards and to provide a means through which the Corporation may attract able persons to enter the employment of or engagement with the Corporation or one of its Affiliates. Incentive awards may, in the discretion of the Board or Committee, and subject to such restrictions as the Board or Committee may determine or as provided herein, consist of Performance Units, Stock Appreciation Rights, Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units or any combination of the foregoing.

ARTICLE 1

DEFINITIONS

Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

“Affiliate” means any corporation, that is a parent or subsidiary corporation (as Code Sections 424(e) and (f) define those terms) with respect to the Corporation.

“Award” means an Incentive Stock Option, Non-Qualified Stock Option, Restricted Stock Award, Stock Appreciation Rights, Performance Units, Restricted Stock Units, Annual Incentive Award, or Long-Term Incentive Award granted hereunder.

“Award Agreement” means an agreement entered into between the Corporation and the applicable Participant, setting forth the terms and provisions applicable to the Award then being granted under this Plan, as further described in Section 2.5 of the Plan.

“Award Date” means, with respect to any Award, the date of the grant or award specified by the Committee in a resolution or other writing, duly adopted, and as set forth in the Award Agreement; provided that such Award Date shall not be earlier than the date of the Committee action.

“Board” means the Board of Directors of the Corporation.

“Cause” shall have the meaning set forth in any employment, consulting, or other written agreement between the Participant and the Corporation. If there is no employment, consulting, or other written agreement between the Corporation or an Affiliate and the Participant or if such agreement does not define “Cause,” then “Cause” shall have the meaning specified in the Award Agreement; provided, that if the Award Agreement does not so specify, “Cause” shall mean, as determined by the Committee in its sole discretion, the Participant’s (i) willful and continued failure substantially to perform his or her material duties with the Corporation or an Affiliate, or the commission of any activities constituting a violation or breach under any federal, state or local law or regulation applicable to the activities of the Corporation or an Affiliate, in each case, after notice thereof from the Board or Committee to the Participant and (where possible) a reasonable opportunity for the Participant to cease such failure, breach or violation in all respects, (ii) fraud, breach of fiduciary duty, dishonesty, misappropriation or other actions that cause damage to the property or business of the Corporation or an Affiliate, (iii) repeated absences from work such that the Participant is unable to perform his or her employment or other duties in all material respects, other than due to becoming a Disabled Participant, (iv) admission or conviction of, or plea of nolo contendere to, any felony, or to any other crime referenced in Section 19 of the Federal Deposit Insurance Act that, in the reasonable judgment of the Board or Committee, adversely affects the Corporation’s or an Affiliate’s reputation or the Participant’s ability to carry out the obligations of his or her employment or Service, (v) loss of any license or registration that is necessary for the Participant to perform his or her duties for the Corporation or an Affiliate, (vi) failure to cooperate with the Corporation or an Affiliate in any internal investigation or administrative, regulatory or judicial proceeding, after notice thereof from the Board or Committee to the Participant and a reasonable opportunity for the Participant to cure such non-cooperation or, (vii) act or omission in violation or disregard of the Corporation’s or an Affiliate’s policies, including but not limited to the Corporation’s or an Affiliate’s harassment and discrimination policies and Standards of Conduct then in effect, in such a manner as to cause loss, damage or injury to the property, reputation or employees of the Corporation or an Affiliate. In addition, the Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause. For purposes of this Plan, no act or failure to act on the Participant’s part shall be considered “willful” unless it is done, or omitted to be done, by him or her in bad faith or without reasonable belief that his or her action or omission was in the best interests of the Corporation or an Affiliate. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Corporation or an Affiliate shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Corporation or an Affiliate.

“Change in Control” means the first to occur of the following:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Corporation where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change in Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Affiliate of the Corporation or (iv) any acquisition by any corporation or entity pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (c) below; and provided, further, that if any Person’s beneficial ownership of the Outstanding Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Corporation, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Voting Securities; or

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) The approval by the shareholders of the Corporation and consummation of (i) a reorganization, merger or consolidation or sale, or other disposition of all or substantially all of the assets of the Corporation or (ii) the acquisition of assets or stock of another corporation in exchange for voting securities of the Corporation (each of (i) and (ii), a “Business Combination”); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly (except to the extent that such ownership existed prior to the Business Combination), an amount of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation representing 20% thereof; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

Notwithstanding the foregoing, unless a majority of the Incumbent Board determines otherwise, no Change in Control shall be deemed to have occurred with respect to a particular Participant if the Change in Control results from actions or events in which such Participant is a participant in a capacity other than solely as an officer, Employee or Director of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

“Committee” means the Compensation Committee, if any, or such similar or successor committee appointed by the Board. If no Committee is appointed by the Board, the Board shall function in place of the Committee.

“Consultant” means an individual who is not an Employee or Director of the Corporation or an Affiliate, but who is providing services to the Corporation or an Affiliate as an independent contractor.

“Corporation” means F.N.B. Corporation.

“Director” means any individual who is a member of the Board.

“Disabled Participant” means ~~the~~
a
 Participant ~~becoming~~
who:

(a) becomes
 unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months~~, within the meaning of Code Section 422(c)(6).~~
; or

(b)

by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receives income replacement benefits for a period of not less than three months under an accident and health plan of the Corporation or an Affiliate, as applicable.

“Dividend Equivalent” means a right to receive on the payment date for any dividend on the shares of Stock underlying an Award, cash compensation from the Corporation equal to the dividend that would have been paid on such shares of Stock (or the Fair Market Value of such dividend, if such dividend would not have been paid in cash), if such shares had been issued and outstanding, fully vested and held by the Participant on the record date for payment of such dividend. Notwithstanding the foregoing, if such dividend would not have been paid in cash, the Dividend Equivalent with respect thereto shall not be paid unless and until certificates evidencing the shares of Stock with respect to which it is paid are issued to the Participant. Dividend Equivalents may be provided, in the Committee’s discretion, in connection with any Award under the Plan, subject to ~~Section 2.6.~~
Sections 2.6 and 12.19.

“Eligible Individual” means any Employee, Consultant, or non-employee Director.

“Employee” means any common law employee of the Corporation or one of its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean (i) the closing sales price of the Corporation’s Stock on the New York Stock Exchange on the business day preceding the Award Date, time of exercise, or other determination event; or (ii) if the Corporation’s shares of Stock are not traded on a national securities exchange or through any other nationally recognized quotation service, the fair market value of the Corporation’s Stock as determined by the Board or the

Committee, acting in good faith, under any method consistent with the Code, or Treasury Regulations thereunder, as the Board or the Committee shall in its discretion select and apply at the time of the Award Date, time of exercise, or other determination event.

“Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 6.

“Incentive Stock Option” or “ISO” means an option that is intended to qualify as an “Incentive Stock Option” within the meaning of Code Section 422. Any Option that does not qualify under Code Section 422 shall be treated as a Non-Qualified Stock Option.

“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an option to purchase Stock at an Option Price determined on the Award Date, subject to the applicable provisions of Article 3, awarded in accordance with the terms of the Plan, and which may be an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means an Eligible Individual who the Committee has selected to participate in the Plan in accordance with Section 2.2 of the Plan.

“Performance Unit” means a performance unit subject to the requirements of Article 4 and awarded in accordance with the terms of the Plan.

“Performance Goals” shall mean performance goals established by the Committee prior to the grant of an Award based on the attainment of one or any combination of the following, in each case of the Corporation, an Affiliate, or business unit by or within which the Participant is primarily employed or a combination thereof, and that are intended to qualify under Section 162(m): (a) net earnings; (b) operating earnings or income; (c) earnings growth; (d) net income; (e) net income applicable to shares; (f) gross revenue or revenue by pre-defined business; (g) revenue backlog; (h) margins realized on delivered services; (i) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; (j) earnings per share; (k) return on shareholders’ equity; (l) stock price; (m) return on common shareholders’ equity; (n) return on capital; (o) return on assets; (p) economic value added (income in excess of cost of capital); (q) customer satisfaction; (r) cost control or expense reduction;
(s) dividends; (t) dividend pay-out ratio;
and (~~s~~
u
) ratio of operating expenses to operating revenues, in each case, absolute or relative to peer-group comparative.

Such Performance Goals also may be based upon attaining specified levels of Corporation performance under one or more of the measures described above relative to the performance of other corporations. Such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m). The Committee will have the discretion to adjust targets set for pre-established performance objectives. If the Committee determines it is advisable to grant Awards that will not qualify for the performance-based exception of Section 162(m), the Committee may grant Awards that do not so qualify.

“Plan” means the F.N.B. Corporation 2007 Incentive Compensation Plan
(Amended Effective March 16, 2011)
, as set forth herein, as the same may be
further
 amended, administered or interpreted from time to time.

“Prior Plan” means the F.N.B. Corporation 2001 Incentive Plan, as amended.

“Restricted Stock” means an award of shares of Stock delivered under the Plan subject to the requirements of Article 5 and such other restrictions as the Committee deems appropriate or desirable, including restrictions on transferability, a risk of forfeiture, and certain other terms and conditions under the Plan or specified by the Committee. The restrictions on, and risk of forfeiture of, Restricted Stock generally will expire on a specified date, upon the occurrence of an event or achievement of Performance Goals, and/or on an accelerated basis under certain circumstances specified in the Plan or the Award Agreement relating to the Restricted Stock.

“Restricted Stock Unit” or “RSU” means a notional account established pursuant to an Award granted to a Participant, as described in Article 5, that is (a) valued solely by reference to shares of Stock, (b) subject to restrictions specified in the Award Agreement, and (c) payable only in Stock. The RSUs awarded to the Participant will vest according to the time-based or performance-based criteria specified in the Award Agreement.

“Section 162(m)” shall mean Code Section 162(m), as amended, and the Treasury Regulations thereunder.

“Service” means the provision of personal services to the Corporation or its Affiliates in the capacity of (i) an Employee, (ii) a Director, or (iii) a Consultant.

“Stock” means the Common Stock of the Corporation.

“Stock Appreciation Right” or “SAR” means the award of the contingent right to receive Stock or cash, as specified in the Award Agreement, in the future, based on the value or the appreciation in the value, of Stock, pursuant to the terms of Article 6. The Committee may grant SARs alone or in connection with a related Option. Stock Appreciation Rights may be either Freestanding SARs or Tandem SARs.

“Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 6, the exercise of which requires forfeiture of the right to purchase a share of Stock under the related Option (and when a share of Stock is purchased under the Option, the Tandem SAR similarly will be canceled).

“Termination” means a cessation of the employee-employer relationship between a Participant and the Corporation and its Affiliates (other than by reason of transfer of the Employee among the Corporation and its Affiliates), a cessation of an individual’s Director or Consultant relationship with the Corporation, or the consummation of a transaction whereby a Participant’s employer (other than the Corporation) ceases to be an Affiliate of the Corporation.

ARTICLE 2

PLAN ADMINISTRATION

Section 2.1  Administration.  The Committee shall administer the Plan. The Committee shall interpret the Plan, and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. Without limiting the foregoing, the Committee shall have the authority and complete discretion to:

(a) Prescribe, amend and rescind rules and regulations relating to the Plan;

(b) Select Eligible Individuals to receive Awards under the Plan as provided in Section 2.2 of the Plan;

(c) Determine the form and terms of Awards;

(d) Determine the number of shares of Stock or other consideration subject to Awards under the Plan as provided in Articles 3 through 6 of the Plan;

(e) Determine whether Awards will be granted singly, in combination or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or grants or awards under any other incentive or compensation plan of the Corporation;

(f) Construe and interpret the Plan, any Award Agreement in connection with an Award and any other agreement or document executed pursuant to the Plan;

(g) Correct any defect or omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

(h) Determine whether a Participant is a Disabled Participant;

(i) Accelerate or, with the consent of the Participant, defer the vesting of any Award and/or the exercise date of any Award, subject to the limitations of Code Section 409A;

(j) Authorize any person to execute on behalf of the Corporation any instrument required to effectuate the grant of an Award and delegate to officers of the Corporation the authority to perform administrative functions under the Plan subject to any legal requirements that the Committee as a whole take action with respect to such function, other than any such delegation that would cause Awards or other transactions under the Plan to cease to (i) be exempt from Section 16(b) of the Exchange Act, (ii) satisfy the “independent director” requirements of the New York Stock Exchange, or (iii) qualify as “performance-based compensation” under Section 162(m);

(k
)

To the extent permissible under applicable state corporation law and other applicable laws, regulations and stock exchange rules, the Board and the Committee may each, in their discretion, delegate to another committee or one or more officers of the Corporation, any or all of the authority and responsibility of the Committee with respect to awards to Employees who are not subject to Section 16 of the Exchange Act at the time any such delegated authority or responsibility is exercised. To the extent that the Board or the Committee has delegated to such other committee or to one or more officers of the Corporation, the authority and responsibility of the Committee pursuant to the foregoing, all references to the Committee in the Plan shall be deemed to refer to such other committee or to such officer or officers;

(l
) Modify the terms of any Award, and authorize the exchange or replacement of Awards; provided, however, that (i) no such modification, exchange or substitution shall be to the detriment of a Participant with respect to any Award previously granted without the affected Participant’s written consent, (ii) in no event shall the Committee be permitted to reduce the Option Price of any outstanding Option or to exchange or replace an outstanding Option with a new Option with a lower Option Price, except pursuant to Section 2.6, and (iii) any such modification, exchange or substitution shall not violate Code Section 409A (it is not an extension of a stock right if the expiration of the Option is tolled while the Option is unexercisable because an exercise would violate applicable securities laws, provided that the period during which the Option may be exercised is not extended more than 30 days after the exercise of the Option first would no longer violate applicable securities laws);

(~~l~~
m
) Determine when a Participant’s period of Service is deemed to be continued during an approved leave of absence, whether a Participant has engaged in the operation or management of a business that is in competition with the Corporation or any of its Affiliates, or whether a Participant has violated the restrictive covenants of Section 12.13;

(~~m~~
n
) Determine, upon review of relevant information, the Fair Market Value of the Stock; and

(~~n~~
o
) Make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

Section 2.2  Eligibility.  Those Eligible Individuals who share the responsibility for the management, growth or protection of the business of the Corporation or any Affiliate or who, in the opinion of the Committee, provide services yielding significant benefits to the Corporation or any Affiliate shall be eligible to receive Awards as described herein.

Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to grant Awards as described herein and to determine the Eligible Individuals to whom Awards shall be granted.

Section 2.3  Shares Available Under the Plan.  Subject to adjustment as set forth in Section 2.6, the maximum number of shares of Stock that may be issued or delivered and as to which Awards, other than Performance Units, may be granted under the Plan shall be equal to the sum of: (i) ~~600,000~~
1,500,000
 shares of Stock; (ii
) any shares of Stock authorized and approved for issuance, but not awarded, under the Prior Plan; and (iii
) any shares of Stock subject to an Award under the Plan or the Prior Plan that expire without being exercised, or are forfeited, canceled, settled or otherwise terminated without a distribution of Stock to the Participant~~; and (iii) shares of Stock delivered (either actually or by attestation) to or withheld by the Corporation in connection with the exercise of an Option awarded under the Plan or the Prior Plan, or in payment of any required income tax withholding for the exercise of an Option or the vesting of Restricted Stock awarded under the Plan or the Prior Plan.~~
.

Notwithstanding anything to the contrary in this Section 2.3, subject to adjustment as set forth in Section 2.6,
in no event shall more than ~~200,000~~
300,000
 shares of Stock be cumulatively available for Awards of Incentive Stock Options under the Plan. Subject to adjustment as set forth in Section 2.6, the maximum number of shares of Stock with respect to which Awards may be granted in any calendar year to any Participant under the Plan shall be ~~100,000~~
300,000
 shares.

If any Award, other than Performance Units, granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, or, if and to the extent that an award of Performance Units or RSUs is paid in cash rather than the issuance of shares of Stock, the number of shares subject to such Award (or in the case of Performance Units or RSUs the number of shares of Stock for which payment was made in cash) shall again be available for purposes of the Plan, except that, to the extent that Stock Appreciation Rights granted in conjunction with an Option under the Plan are exercised and the related Option surrendered, the number of shares available for purposes of the Plan shall be reduced by the number of shares, if any, of Stock issued or delivered upon exercise of such Stock Appreciation Rights.

The shares that may be issued or delivered under the Plan may be either authorized but unissued shares or repurchased shares or partly each.

If, in connection with an acquisition of another company or all or part of the assets of another company by the Corporation or an Affiliate, or in connection with a merger or other combination of another company with the Corporation or an Affiliate, the Corporation either (A) assumes stock options or other stock incentive obligations of such other company, or (B) grants stock options or other stock incentives in substitution for stock options or other stock incentive obligations of such other company, then none of the shares of Stock that are issuable or transferable pursuant to such stock options or other stock incentives that are assumed or granted in substitution by the Corporation shall be charged against the limitations set forth in this Section.

Section 2.4  Corporation’s Obligation to Deliver Stock.  The obligation of the Corporation to issue or deliver shares of Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation; (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which such shares may then be listed; and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

Section 2.5  Award Agreement.  Each Award granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Committee. Such Award Agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify, and shall be executed by the Chief Executive Officer, the President (if other than the Chief Executive Officer), or any person designated as an “executive officer” by the Board, within the meaning of Exchange Act Rule 16b, on behalf of the Corporation, and by the Participant to whom such Award is granted. With the consent of the Participant to whom such Award is granted, the Board may at any time and from time to time amend an outstanding Award Agreement in a manner consistent with the Plan. Without consent of the Participant, the Board of Directors may at any time and from time to time modify or amend Award Agreements with respect to Options intended as of the Award Date to be Incentive Stock Options in such respects as it deems necessary in order that Incentive Stock Options granted under the Plan shall comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time with respect to Incentive Stock Options.

Section 2.6  Adjustment and Substitution of Shares.  If a dividend or other distribution shall be declared upon the Stock, payable in shares of Stock, the number of shares of Stock then subject to any outstanding Award or by reference to which the amount of any other Award is determined and the number of shares that may be issued or delivered under the Plan shall be adjusted by adding thereto the number of shares that would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution. An increase in the number of shares subject to an Award will not occur when the Committee has awarded Dividend Equivalent with respect to such Award.

In the event of any consolidation, equity or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares of Stock or equity, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Board shall adjust the aggregate number of shares of Stock subject to the Plan and the number of shares of Stock that may be made subject to Awards to any individual Participant, as well as the aggregate number of shares of Stock that may be made subject to any type of Award.

~~If the outstanding shares of Stock shall be changed into or exchangeable for a different number or kind of shares of Stock or other securities of the Corporation or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then the Committee shall substitute for each share of Stock subject to any then outstanding Award and for each share of Stock, which may be issued or delivered under the Plan but is not then subject to an outstanding Award, the number and kind of shares of Stock or other securities into which each outstanding share of Stock is so changed or for which each such share is exchangeable; provided, that, in the event of a merger, acquisition or other business combination of the Corporation with or into another entity, any adjustment provided for in the applicable agreement and plan of merger (or similar document) shall be conclusively deemed to be appropriate for purposes of this Section 2.6.~~
(a)

Equity Restructurings. If the outstanding shares of Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Corporation through a non-reciprocal transaction between the Corporation and its Owners that causes the per Share fair value underlying an Award to change, such as dividend, split, spin-off, rights offering, recapitalization through a large, non-recurring cash dividend, or other similar transaction, a proportionate adjustment shall be made to the number or kind of shares of Stock or securities allocated to Awards that have been granted prior to any such change to equalize the fair value of the Awards before and after the equity restructuring. Any such adjustment in an outstanding Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of such Option but with a corresponding adjustment in the Option Price.

(b)

Reciprocal Transactions. The Board may, but shall not be obligated to, make an appropriate and proportionate adjustment to an Award or to the Option Price of any outstanding Award, and/or grant an additional Award to the holder of any outstanding Award, to compensate for the diminution in the intrinsic value of the shares of Stock resulting from any reciprocal transaction such as a business combination, merger or acquisition. The determination by the Board as to the terms of any of the foregoing adjustments shall be conclusive and binding.

(c)

Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events affecting the Corporation or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Board determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Board, using reasonable care, may make adjustments in the terms and conditions of, and the criteria included in, Awards.

(d)
 In the case of any adjustment or substitution as provided for in this Section 2.6, the aggregate Option Price for all shares of Stock
subject to each then
-
outstanding Option prior to such adjustment or substitution shall be the aggregate Option Price for all shares of Stock or other securities (including any fraction) to which such shares of Stock
shall have been adjusted or which shall have been substituted for such shares of Stock.
 Any new ~~option price~~
Option Price
 per share
of Stock
 shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

(e)
 No adjustment or substitution provided for in this Section 2.6 shall require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional shares of Stock
or other securities that result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

(f)
 If any such adjustment or substitution provided for in this Section 2.6 requires the approval of ~~shareholders~~
stockholders
 in order to enable the Corporation to grant Incentive Stock Options, then no such adjustment or substitution of ISOs shall be made without prior ~~shareholder~~
stockholder
 approval. If the effect of any adjustment or substitution would be to cause an Option to fail to continue to qualify as an ISO or to cause a modification, extension or renewal of such Option within the meaning of Code Sections 409A or 424, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding Option as the Committee in its sole discretion shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Code Sections 409A or 424) of such Incentive Stock Option.

ARTICLE 3

STOCK OPTIONS

Section 3.1  Grant of Stock Options.  The Committee shall have authority, in its discretion, to grant Incentive Stock Options, Non-Qualified Stock Options or both types of Options. Notwithstanding the above, the Committee may grant Incentive Stock Options to Employees only. Subject to adjustment as set forth in Section 2.6, no Participant shall be granted an Option or Options under the Plan (disregarding canceled, terminated or expired stock options) for an aggregate number of shares in excess of ~~200,000.~~
600,000.

Section 3.2  Terms and Conditions of Options.  Options granted under the Plan shall be subject to the following terms and conditions:

(a) The purchase price at which each Option may be exercised (the “Option Price”) shall be such price as the Committee, in its discretion, shall determine, except that, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Stock covered by the Option as determined on the Award Date.

(b) The Option Price shall be payable in full in any one or more of the following ways, as shall be determined by the Committee to be applicable to any such Award:

(i) in cash; or

(ii) in shares of Stock (which are owned by the Participant free and clear of all liens and other encumbrances and which are not subject to the restrictions set forth in Article 5) having an aggregate Fair Market Value on the date of exercise of the Option equal to the Option Price for the shares being purchased (and any applicable withholding taxes); or

(iii) by requesting that the Corporation withhold such number of shares of Stock then issuable upon exercise of the Option as shall have an aggregate Fair Market Value equal to the Option Price for the shares being acquired upon exercise of the Option (and any applicable withholding taxes); or

(iv) by waiver of compensation due or accrued to the Participant for services rendered; or

(v) provided that a public market for the Corporation’s stock exists, and to the extent permitted by the Sarbanes-Oxley Act of 2002:

(A) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay the purchase price, and any applicable withholding taxes, (or a larger number of the shares so purchased), and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the purchase price, and any applicable withholding taxes, directly to the Corporation (and any excess to the Participant); or

(B) through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the purchase price, and any applicable withholding taxes, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the purchase price, and any applicable withholding taxes, directly to the Corporation; or

(vi) to the extent permitted by the Sarbanes-Oxley Act of 2002, by promissory note executed by the Participant, evidencing his or her obligation to make future cash payment thereof, secured by an applicable number of shares of Stock or such other security as may be determined by the Committee; provided, however, that in no event may the Committee accept a promissory note for an amount in excess of the difference between the aggregate Option Price and the par value of the shares; or

(vii) by any combination of the foregoing.

If the Option Price is paid in whole or in part in shares of Stock, any portion of the Option Price representing a fraction of a share shall be paid in cash. The date of exercise of an Option shall be determined under procedures established by the Committee, and the Option Price shall be payable at such time or times as the Committee, in its discretion, shall determine. No shares shall be issued or delivered upon exercise of an Option until full payment of the Option Price has been made, provided that, for this purpose, tender of a promissory note shall constitute full payment of the principal amount of such promissory note. When full payment of the Option Price has been made, the Participant shall be considered for all purposes to be the owner of the shares with respect to which payment has been made, subject to the restrictions set forth in Article 7.

(c) An Option may be exercised (i) at such time as the Option vests; or (ii) if and to the extent set forth in the applicable Award Agreement, prior to the date on which the Option vests provided that such Stock obtained shall be subject to the same requirements that are applicable to grants of Restricted Stock set forth in Article 5. No Non-Qualified Stock Option shall be exercisable after the expiration of ten years and six months from the Award Date, provided that if an exercise would violate applicable securities laws, the Non-Qualified Stock Option shall be exercisable no more than 30 days after the exercise of the Option first would no longer violate applicable securities laws. Subject to this Section 3.2(c), 3.3(e), and 2.5, Options may be exercised at such times, in such amounts and subject to such restrictions as shall be determined by the Committee, in its discretion.

(d) Unless otherwise determined by the Committee and set forth in the Award Agreement referred to in Section 2.5 or an amendment thereto, following a Participant’s Termination for any reason, such Participant must exercise any outstanding Option, if at all, within one year from the date of Termination.

Section 3.3  Special Provisions Applicable to ISOs.  Notwithstanding any other provision of this Article 3, the following special provisions shall apply to any award of Incentive Stock Options:

(a) The Committee will not award an Incentive Stock Option under this Plan if it would cause the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during a calendar year (under all plans of the Corporation and its Affiliates) to exceed $100,000.

(b) If the Employee to whom the Incentive Stock Option is granted is a Ten Percent Owner of the Corporation, then: (A) the ~~exercise~~
Option
 Price for each share subject to an Option will be at least one hundred ten percent (110%) of the Fair Market Value of the Stock on the Award Date; and (B) the Option will expire upon the earlier of (i) the time specified by the Committee in the Award Agreement, or (ii) the fifth anniversary of the Award Date.

(c) No Option that is intended to be an Incentive Stock Option may be granted under the Plan until the Corporation’s shareholders approve the Plan. If such shareholder approval is not obtained within 12 months after the Board’s adoption of the Plan, then no Options may be granted under the Plan that are intended to be Incentive Stock Options.

(d) The maximum number of shares of Stock with respect to which any one Participant may be granted Options that are intended to be Incentive Stock Options in any one calendar year will be 100,000, subject to adjustment as set forth in Section 2.6.

(e) An Incentive Stock Option must be exercised, if at all, within three months after the Participant’s Termination for a reason other than death or becoming a Disabled Participant, and within twelve months after the Participant’s Termination for death or becoming a Disabled Participant; provided that, an Option that is intended to be an Incentive Stock Option may be exercised more than three months, but not more than twelve months, after the Participant’s Termination for a reason other than death or becoming a Disabled Participant, in which case the Option shall be a Nonqualified Stock Option.

(f) For purposes of this Section, “Ten Percent Owner” means an individual who, at the time an Option is granted under this Plan, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Affiliate. For purposes of this Section 3.3(f), a Participant shall be considered as owning (i) not only shares of the Stock owned individually, but also all shares that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) proportionately any shares of Stock owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual shall be a shareholder, partner or beneficiary.

ARTICLE 4

PERFORMANCE UNITS

Section 4.1  Performance Period and Objectives.  The Committee shall determine a performance period (the “Performance Period”) of one or more years and shall determine the Performance Goals for grants of Performance Units. Performance Goals may vary from Participant to Participant. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Units for which different Performance Periods are prescribed.

Section 4.2  Eligibility.  At the beginning of a Performance Period, the Committee shall determine for each Participant or group of Participants eligible for Performance Units with respect to that Performance Period the range of dollar values, if any, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to a Participant as an Award if the relevant Performance Goals for the Performance Period are met.

Section 4.3  Significant Event.  If during the course of a Performance Period there shall occur a significant event or events (a “Significant Event”) as determined by the Committee, including, but not limited to, a reorganization of the Corporation or a Change in Control, which the Committee expects to have a substantial effect on a Performance Goal during such period, the Committee may revise such objective.

Section 4.4  Termination.  If an Eligible Individual terminates Service with the Corporation or any of its Affiliates during a Performance Period because of death, becoming a Disabled Participant, or a Significant Event, as determined by the Committee, that Eligible Individual shall be entitled to payment in settlement of each Performance Unit for which the Performance Period was prescribed (i) based upon the Performance Goals satisfied at the end of such period; and (ii) prorated for the portion of the Performance Period during which the Eligible Individual was employed or retained by the Corporation or any of its Affiliates; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Unit in such amount or amounts and under such terms and conditions as the Committee deems appropriate or desirable with the consent of the Eligible Individual. If an Eligible Individual terminates Service with the Corporation or any of its Affiliates during a Performance Period for any other reason, such Eligible Individual shall not be entitled to any payment with respect to that Performance Period unless the Committee shall otherwise determine.

Section 4.5  Award.  Each Performance Unit shall be paid in cash either as a lump sum payment or in annual installments, as the Committee shall determine at the time of grant of the Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period.

Section 4.6  Code Section 409A.  Performance Units granted under this Article 4 will be subject to and conform with the requirements of Code Section 409A.

ARTICLE 5

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Section 5.1  Award.  Subject to the terms and provisions of the Plan, the Committee may grant, at any time and from time to time, Restricted Stock or Restricted Stock Units to any Eligible Individual in the number and form, and subject to such restrictions on transferability and such other restrictions as the Committee may determine in its discretion, including without limitation the achievement of Performance Goals. Restricted Stock also may be received by an Eligible Individual as the result of an exercise of an Option or Stock Appreciation Right, when such award has not vested. Restricted Stock and RSUs shall be subject to a restriction period (after which restrictions shall lapse) which shall mean a period commencing on the Award Date and ending on such date or upon the achievement of such Performance Goals or other criteria as the Committee shall determine (the “Restriction Period”). The Committee may provide for the lapse of restrictions in installments where it deems appropriate.

Section 5.2  Restriction Period.  Except as otherwise provided in this Article 5, no shares of Restricted Stock received by an Eligible Individual shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period. Except as otherwise provided in the Award Agreement, the Restriction Period for any recipient of Restricted Stock or Restricted Stock Units shall expire and all restrictions on shares of Restricted Stock shall lapse upon a Participant’s Death, becoming a Disabled Participant, or a Significant Event (as determined by the Committee).

Section 5.3  Termination.  Except as otherwise provided in Section 5.2 above, if an Eligible Individual’s Termination occurs before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction, unless the Committee otherwise determines, shall be forfeited by the recipient and shall be reacquired by the Corporation, and in the case of Restricted Stock purchased through the exercise of an Option, the Corporation shall refund the Option Price paid on the exercise of the Option. Such forfeited shares of Restricted Stock shall again become available for award under the Plan.

Section 5.4  Restricted Stock Certificates.  Restricted Stock granted under the Plan may be evidenced by one or more certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan be held in custody by a bank or other institution, or that the Corporation may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock, that the recipient shall have delivered a stock power endorsed in blank relating to the Restricted Stock. Certificates for shares of unrestricted Stock may be delivered to the Participant after, and only after, the Restricted Period shall have expired without forfeiture in respect of such shares of Restricted Stock. To the extent the Plan or any Award Agreement provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

Section 5.5  Exchange of Shares.  Nothing in this Article 5 shall preclude a recipient of Restricted Stock from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

Section 5.6  Dividend Equivalents.  Any Award of Restricted Stock under the Plan may, if the shares are unissued, earn, in the discretion of the Committee, Dividend Equivalents. In respect of any such Award that is outstanding on a dividend record date for Stock the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of Dividend Equivalents, including the timing, form of payment and payment contingencies of such Dividend Equivalents, as it deems are appropriate or necessary.

Section 5.7  Deferral of Restricted Stock.  If the applicable Award Agreement so provides, a Participant may elect, in accordance with such procedures as the Committee may from time to time specify, to defer the delivery of such Restricted Stock and, if the deferral election so specifies, of the Dividend Equivalents with respect thereto, until the date or dates specified in such election. Any deferral under this Section must comply with the provisions of Code Section 409A. Deferred Restricted Stock shall not be issued until the date or dates that it is to be delivered to the Participant in accordance with his or her deferral election, at which time certificates evidencing Stock shall be delivered to the Participant (unless such Deferred Restricted Stock has previously been forfeited pursuant to Section 5.3). From the Award Date of Deferred Restricted Stock through the earlier of (i) the date such Deferred Restricted Stock is forfeited, and (ii) the date certificates evidencing such Deferred Restricted Stock are delivered to the Participant, the Participant shall be entitled to receive Dividend Equivalents with respect thereto, but shall have none of the rights of a shareholder with respect to such shares; provided, that if the deferral election made with respect to such Deferred Restricted Stock specifies that the Dividend Equivalents will be deferred, the Dividend Equivalents shall not be paid until the date or dates specified in such deferral election.

ARTICLE 6

STOCK APPRECIATION RIGHTS

Section 6.1  Grant of Stock Appreciation Rights.  The Committee shall have the authority, in its discretion, to grant Stock Appreciation Rights to Participants at any time and from time to time. Within the limits of Article 2 and this Article 6, the Committee will have sole discretion to determine the number of SARs granted to each Participant and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to SARs. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of the two, as specified in the Award Agreement. Stock Appreciation Rights granted in conjunction with an Incentive Stock Option may only be granted at the time such Incentive Stock Option is granted. Stock Appreciation Rights granted in conjunction with a Non-Qualified Stock Option may be granted either at the time such Non-Qualified Stock Option is granted or at any time thereafter during the term of such Non-Qualified Stock Option.

The grant price of a Freestanding SAR will equal the Fair Market Value of a share of Stock on the Award Date of the SAR. If a Tandem SAR is granted after the grant of the related Option, or if an Option is granted after the grant of the Tandem SAR, the later granted Award shall have the same Option Price as the earlier granted Award, but the Option Price for the later granted Award may be less than the Fair Market Value of the Stock at the time of such grant. SARs may be subject to Code Section 409A.

Section 6.2  Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the shares subject to the related Option, upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

Section 6.3  Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes, and sets forth in the Award Agreement.

Section 6.4  Term of SARs.  The term of an SAR will be determined by the Committee, in its sole discretion, but may not exceed ten years.

Section 6.5  Payment of SAR Amount.  Upon exercise of an SAR, a Participant will be entitled to receive payment from the Corporation in an amount determined by multiplying:

(a) the excess (or some portion of the excess as determined at the time of the grant by the Committee) if any, of the Fair Market Value of a share on the date of exercise of the SAR over the grant price specified in the Award Agreement; by

(b) the number of shares of Stock as to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise, if any, may be made in cash, in shares of equivalent Fair Market Value or in some combination of the two.

ARTICLE 7

CERTIFICATES FOR AWARDS OF STOCK

Section 7.1  Stock Certificates.  Subject to Section 5.4 and except as otherwise provided in this Section 7.1, each Participant entitled to receive shares of Stock under the Plan shall be issued a certificate for such shares. Such certificate shall be registered in the name of the Eligible Individual and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject to appropriate stop-transfer orders. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange. If the issuance of shares under the Plan is effected on a non-certificated basis, the issuance of shares to a Participant shall be reflected by crediting (by means of a book entry) the applicable number of shares of Stock to an account maintained by the Corporation in the name of such Participant, which account may be an account maintained by the Corporation for such Participant under any dividend reinvestment program offered by the Corporation.

Section 7.2  Compliance With Laws and Regulations.  The Corporation shall not be required to issue or deliver any certificates for shares of Stock, or to effect the issuance of any non-certificated shares as provided in Section 7.1, prior to (i) the listing of such shares on any stock exchange or quotation system on which the Stock may then be listed; and (ii) the completion of any registration or qualification of such shares under any Federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

Section 7.3  Restrictions.  All certificates for shares of Stock delivered under the Plan (and all non-certificated shares credited to a Participant’s account as provided in Section 7.1) shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Stock is then listed and any applicable Federal or state securities laws; and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 7.3 shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Corporation.

Section 7.4  Rights of Shareholders.  Except for the restrictions on Restricted Stock under Article 5, each Participant who receives an award of Stock shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Eligible Individual awarded an Option, a Stock Appreciation Right, a Performance Unit, or an RSU shall have any right as a shareholder with respect to any shares subject to such Award prior to the date of issuance to him or her of a certificate or certificates for such shares, or if applicable, the crediting of non-certificated shares to an account maintained by the Corporation in the name of such Eligible Individual.

ARTICLE 8

NORMAL OR EARLY RETIREMENT

At the time of any Awards, the Committee, in its sole discretion, may add such provisions, including, but not limited to, provisions for fully or partial vesting and lapse of restrictions, to Participants’ Awards relating to an Employee’s Normal or Early Retirement. For purposes of this Plan: (a) “Early Retirement” means the Employee’s Termination, other than for Cause, after attaining age 55 years and completing at least five years of continuous employment with the Corporation and its Affiliates; and (b) “Normal Retirement” means the Employee’s Termination, other than for Cause, after attaining age 65 years and completing at least five years of continuous employment with the Corporation and its Affiliates.

ARTICLE 9

CHANGE IN CONTROL

The Committee shall have the discretion to provide in applicable Award Agreements that, in the event of a Change in Control or Significant Event, the following provisions will apply:

(a) Each outstanding Option will immediately become vested and exercisable in full;

(b) The restrictions on each share of Restricted Stock or each RSU shall lapse; and

(c) Each outstanding SAR will immediately become vested and exercisable in full;

provided that; full vesting of all outstanding Awards shall be immediate unless the Corporation is the surviving entity and any adjustments necessary to preserve the value of the Participant’s outstanding Awards have been made, or the Corporation’s successor at the time of the Change in Control irrevocably assumes the Corporation’s obligations under this Plan or replaces each Participant’s outstanding Award with an award of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant’s Award immediately prior to the Change in Control.

In the event of a Change in Control that is a merger or consolidation in which the Corporation is not the surviving corporation or which results in the acquisition of substantially all the Corporation’s outstanding Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of the Corporation’s assets (a “Covered Transaction”), the Committee shall have the discretion to provide for the termination of all outstanding Options as of the effective date of the Covered Transaction; provided, that, no Option will be so terminated (without the consent of the Participant) prior to the expiration of twenty (20) days following the later of (i) the date on which the Award became fully exercisable and (ii) the date on which the Participant received written notice of the Covered Transaction.

ARTICLE 10

ANNUAL INCENTIVE COMPENSATION AWARDS

Section 10.1  Annual Incentive Awards.  The Committee may provide Annual Incentive Awards to Employees, based on the achievement of Performance Goals. The Committee also may make Annual Incentive Awards to Employees who first become employed by the Corporation or an Affiliate after the start of a calendar year. The Committee shall designate the Performance Goals applicable to each Employee or group of Employees for the year within ninety (90) days after the first day of the year. The Committee’s Annual Incentive Award designation shall specify a target level payout, based on a percentage of the Participant’s annual base salary, as well as a threshold level payout and a maximum level payout. The Committee also may designate an Annual Incentive Award “pool” amount based on Performance Goals.

Section 10.2  Payout of Annual Incentive Awards.  A Participant must remain continuously employed by the Corporation or an Affiliate through the last day of the calendar year to be eligible to receive a payout of the Annual Incentive Award. A Participant who terminates employment before year-end shall forfeit his or her Annual Incentive Award; provided that, if the Participant’s employment terminated due to the Participant’s death, Disability or Retirement, the Committee may, in its sole discretion, approve a pro rata payout to such Participant. The Committee may, in its sole discretion, reallocate the amount of any forfeited Annual Incentive Award to the Annual Incentive Award pool for the benefit of other Participants. The Committee also may adjust the amount of payout to a Participant under any Annual Incentive Award.

Section 10.3  Change in Control.  In the event of a Change in Control, each Participant who has received an Annual Incentive Award under the Plan shall receive a payout not less than the target level payout of any Annual Incentive Awards outstanding as of the Change in Control. In the event of a sale or disposition of an Affiliate, each Participant employed by that Affiliate who has received an Annual Incentive Award under the Plan shall receive not less than a pro-rata payout (based on the month of the sale or disposition) at target level of his or her Annual Incentive Award for the Performance Period in which the sale or disposition of the affected business unit occurred.

ARTICLE 11

LONG-TERM INCENTIVE COMPENSATION AWARDS

Section 11.1  Long-Term Incentive Awards.  The Committee may make Long-Term Incentive Awards to Employees, based on the achievement of Performance Goals. The Committee shall designate the Performance Goals and the duration of the Performance Period applicable to each Employee or group of Employees for the year ~~within~~
not less than
 ninety (90) days after the first day of the Performance Period. The Committee’s Long-Term Incentive Award designation shall specify a target level payout, as well as a threshold level payout and a maximum level payout.

Section 11.2  Payout of Long-Term Incentive Awards.  Except as provided in Article 8, a Participant must remain continuously employed by the Corporation of an Affiliate through the last day of the Performance Period to be eligible to receive a payout of the Long-Term Incentive Award. A Participant who terminates employment before the end of the Performance Period shall forfeit his or her Long-Term Incentive Award; provided that, if the Participant’s employment terminated due to the Participant’s death or Disability, the Committee may, in its sole discretion, approve a pro rata payout to such Participant. The Committee also may adjust the amount of payout to a Participant under any Long-Term Incentive Award.

Section 11.3  Change in Control.  In the event of a Change in Control, each Participant who has received a Long-Term Incentive Award under the Plan shall receive a payout not less than the target level payout of any Long-Term Incentive Award outstanding as of the Change in Control. In the event of a sale or disposition of an Affiliate, each Participant employed by that Affiliate who has received a Long-Term Incentive Award under the Plan shall receive not less than a pro-rata payout (based on the month of the sale or disposition) at target level of his or her Long-Term Incentive Award for the Performance Period in which the sale or disposition of the affected business unit occurred.

ARTICLE 12

MISCELLANEOUS

Section 12.1  Effect of the Plan on the Rights of Employees and Employer.  Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any Eligible Individual any right to be granted an Award under the Plan and nothing in the Plan, in any Award granted under the Plan or in any Award Agreement shall confer any right to any Participant to continue in the employment of the Corporation or any Affiliate or to continue to be retained to provide Services to the Corporation or any Affiliate as a Director, or Consultant or interfere in any way with the rights of the Corporation or any Affiliate to terminate a Participant’s Service at any time.

Section 12.2  Amendment.  The Board specifically reserves the right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan or to suspend the granting of Awards pursuant to the Plan; provided always that no such revocation, termination, alteration or suspension of any Award shall terminate any outstanding Award theretofore granted under the Plan, unless there is a liquidation or a dissolution of the Corporation; and provided further that no such alteration or amendment of the Plan shall, without prior shareholder approval (i) increase the total number of shares which may be issued or delivered under the Plan; (ii) make any changes in the class of Eligible Individuals; (iii) extend the period set forth in the Plan during which Awards may be granted; or (iv) make any changes that require shareholder approval under the rules and regulations of any securities exchange or market on which the Stock is traded. No alteration, amendment, revocation or termination of the Plan or suspension of any Award shall, without the written consent of the holder of an Award theretofore granted under the Plan, adversely affect the rights of such holder with respect to such Award.

Section 12.3  Effective Date and Duration of Plan.  The
Plan is amended
effective ~~date of the Plan shall be January 24, 2007~~
March 16, 2011
 (the “Effective Date”), ~~the date the Board adopted the Plan,~~ provided that such ~~adoption~~
amendment
 of the Plan by the Board is approved by the Corporation’s Shareholders within one year of that date. ~~No Award granted under the Plan prior to such shareholder approval may be exercised until after such approval.~~ No Award may be granted under the Plan subsequent to ~~January 24, 2017.~~
March 16, 2021.

Section 12.4  Unfunded Status Of Plan.  The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund nor to make any other segregation of assets to assume the payment of any benefits under the Plan. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Corporation’s obligations under the Plan to deliver cash, shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines. ~~Any provision of this Plan that becomes subject to Code Section 409A, will be interpreted and applied consistent with that Section.~~

Section 12.5  Employee Status.  For purposes of determining questions of termination and exercise of an Option or Stock Appreciation Right after a Participant’s Termination, a leave of absence for military service, illness, short-term disability or other reasons approved by a duly authorized officer of the Corporation shall not be treated as Termination or interruption of employment or engagement; provided, however, that, with respect to an Incentive Stock Option, if such leave of absence exceeds ninety (90) days, such Option shall be deemed a Non-Qualified

Stock Option unless the Eligible Individual’s right to reemployment with the Corporation or a Affiliate following such leave of absence is guaranteed by statute or by contract; provided, however, that no Award may be granted to an employee while he or she is absent on leave.

Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, reserves the right to designate a Participant’s leave of absence longer than ninety (90) consecutive days, other than for illness or short-term disability, as “Personal Leave,” provided that military leaves and approved family or medical leaves shall not be considered Personal Leave. A Participant’s unvested Awards shall remain unvested during a Personal Leave and the time spent on a Personal Leave shall not count towards the vesting of such Awards. A Participant’s vested Options that may be exercised shall remain exercisable upon commencement of Personal Leave until the earlier of (i) a period of one year from the date of commencement of such Personal Leave; or (ii) the remaining exercise period of such Options. Notwithstanding the foregoing, if a Participant returns to the Corporation from a Personal Leave of less than one year and the Participant’s Options have not lapsed, the Options shall remain exercisable for the remaining exercise period as provided at the Award Date and subject to the conditions contained herein.

Section 12.6  Tax Withholding.  Whenever the Corporation proposes or is required to distribute Stock under the Plan, the Corporation may require the recipient to remit to the Corporation an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Corporation may withhold from the shares to be delivered the minimum number of shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

The Participant, by accepting any non-cash Award, will be deemed to instruct and authorize the Corporation or its delegatee for such purpose to sell on his or her behalf a whole number or fractional amount of shares of Stock from those shares of Stock issuable to the Participant in payment of vested shares of Restricted Stock or units as the Corporation or its delegatee determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum tax withholding obligation. This direction and authorization is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, and to be interpreted to comply with the requirements of Rule 10b5-1(c). Such shares will be sold on the day the Restricted Stock or units become vested, which is the date the tax withholding obligation arises, or as soon thereafter as practicable. The Participant will be responsible for all brokerage fees and other costs of sale, and the Participant shall agree to indemnify and hold the Corporation harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Participant’s minimum tax withholding obligation ( e.g., because of the need to sell whole shares), the Corporation or its delegatee shall pay such excess in cash to the Participant through payroll as soon as practicable. The Corporation is under no obligation to arrange for such sale at any particular price. The Participant agrees to pay to the Corporation as soon as practicable, including through additional payroll withholding, any amount of the tax withholding obligation that is not satisfied by the sale of shares described above.

Section 12.7  Benefits.  Amounts received under the Plan are not to be taken into account for purposes of computing benefits under other plans unless the Corporation determines to do so.

Section 12.8  Successors and Assigns.  The terms of the Plan shall be binding upon the Corporation and its successors and assigns.

Section 12.9  Headings.  Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

Section 12.10  Federal and State Laws, Rules and Regulations.  The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules and regulations and to such approval by any government or regulatory agency as may be required.

Section 12.11  Governing Law.  To the extent not preempted by federal law, this Plan, any Award Agreement, and documents evidencing Awards or rights relating to Awards shall be construed, administered and governed in all respects under and by the laws of the Commonwealth of Pennsylvania, without giving effect to its conflict of laws principles. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

Section 12.12  Beneficiary Designation.  Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die or become a Disabled Participant before receiving any or all of his or her Plan benefits. Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant’s lifetime. If the Participant’s designated beneficiary predeceases the Participant or ~~no beneficiary~~
the Participant
 has ~~been~~
not
 designated
a beneficiary
, benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate or other entity described in the Participant’s Award Agreement.

Section 12.13  Restrictive Covenants.  An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches the non-compete, non-solicitation, non-disclosure or other restrictive covenants of the Award Agreement, whether during or after Termination, in addition to any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise, the Participant will forfeit:

(a) any and all Awards granted to him or her under the Plan, including Awards that have become vested and exercisable; and/or

(b) forfeit the profit the Participant has realized on the exercise of any Options, which is the difference between the Options’ Option Price and the Fair Market Value of any Option the Participant exercised after terminating Service and within the six month period immediately preceding the Participant’s termination of Service (the Participant may be required to repay such difference to the Corporation).

Section 12.14
Compensation Recoupment Policy.
  Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, Awards granted or paid under the Plan will be subject to recoupment by the Company pursuant to the F.N.B. Corporation Compensation Recoupment Policy.

Section 12.15
  Indemnification.  Each person who is or has been a member of the Committee or the Board, and any individual or individuals to whom the Committee has delegated authority under Article 2 of the Plan, will be indemnified and held harmless by the Corporation and its Affiliates from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan. Each such person will also be indemnified and held harmless by the Corporation and its Affiliates from and against any and all amounts paid by him or her in a settlement approved by the Corporation, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Corporation an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Corporation’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify him or her or hold him or her harmless.

Section ~~12.15~~
12.16
Notice.  Any notice or other communication required or permitted under the Plan must be in writing and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender’s expense. Notice will be deemed given (i) when delivered personally or, (ii) if mailed, three days after the date of deposit in the United States mail or, (iii) if sent by overnight courier, on the regular business day following the date sent. Notice to the Corporation should be sent to F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, Attention: Chief Legal Officer. Notice to the Participant should be sent to the address set forth on the Corporation’s records. Either party may change the address to which the other party must give notice under this Section by giving the other party written notice of such change, in accordance with the procedures described above.

Section ~~12.16~~
12.17
Awards Not Transferable.  Except as otherwise provided by the Committee, Awards under the Plan are not transferable other than to a beneficiary designated by the Participant in the event of a Participant’s death, or by will or the laws of descent and distribution. An Award Agreement for a grant of Non-Qualified Stock Options may permit or may be amended to permit the Participant who received the Option, at any time prior to the Participant’s death, to assign all or any portion of the Option granted to him or her to (a) the Participant’s spouse or lineal descendants; (b) the trustee of a trust for the primary benefit of the Participant, the Participant’s spouse or lineal descendants, or any combination thereof; (c) a partnership of which the Participant, the Participant’s spouse and/or lineal descendants are the only partners; (d) custodianships for lineal descendants under the Uniform Transfers to Minors Act or any other similar statute; or (e) upon the termination of a trust by the custodian or trustee thereof, or the dissolution or other termination of the family partnership or the termination of a custodianship under the Uniform Transfers to Minors Act or other similar statute, to the person or persons who, in accordance with the terms of such trust, partnership or custodianship are entitled to receive Options held in trust, partnership or custody. In such event, the spouse, lineal descendant, trustee, partnership or custodianship will be entitled to all of the Participant’s rights with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth herein and in the related option agreement. Any such assignment will be permitted only if: (x) the Participant does not receive any consideration ~~therefore~~
therefor
; and (y) the assignment is expressly permitted by the applicable Award Agreement. The Committee’s approval of an Award Agreement with assignment rights shall not require the Committee to include such assignment rights in an Award Agreement with any other Participant. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and the Participant shall deliver a copy thereof to the Committee on or prior to the effective date of the assignment. An assignee or transferee of an Option must sign an agreement with the Corporation to be bound by the terms of the applicable Award Agreement.

Except as otherwise provided in a Participant’s Award Agreement, no Option, SAR, RSU, Restricted Stock, or Performance Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

Section ~~12.17~~
12.18
Awards to Foreign Nationals and Employees Outside the United States.  To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law of practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

Notwithstanding the provisions of Sections 3.2, 3.3 and 6.1, where applicable foreign law requires that compensatory stock right be priced based upon a specific price averaging method and period, a stock right granted in accordance with such applicable foreign law will be treated as meeting the requirements of Sections 3.2, 3.3 or 6.1 and Code Section 409A, provided that the averaging period does not exceed thirty (30) days.

Section 12.19  Compliance With Code Section 409A.  Notwithstanding any provision of the Plan to the contrary, Awards under the Plan are intended to be exempt from or, in the alternative, comply with Code Section 409A, including the exceptions for stock rights and short-term deferrals. The Plan will be construed and interpreted in accordance with such intent. The Plan is, and all Awards made under this Plan are, intended to comply with Code Section 409A, including the exceptions for stock rights, short-term deferrals, separation pay arrangements, reimbursements, and in-kind distributions, and shall be construed, interpreted and administered accordingly. If any provision of the Plan or an Award Agreement needs to be revised to satisfy the requirements of Code Section 409A, then such provision shall be modified or restricted to the extent and in the manner necessary to be in compliance with such requirements of Code Section 409A and any such modification will attempt to maintain the same economic results as were intended under the Plan and Award Agreement. The Corporation cannot guarantee that the Awards, payments and benefits that may be made or provided under the Plan will satisfy all applicable provisions of Code Section 409A. Payments made to a Participant under the Plan or an Award Agreement in error shall be returned to the Corporation and do not create a legally binding right to such payments.

Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on the number of shares of Stock underlying an Option or a Stock Appreciation Right may not be contingent, directly or indirectly on the exercise of the Option or Stock Appreciation Right, and an Award providing a right to dividends or dividend equivalents declared and paid on the number of shares of Stock underlying an Option or a Stock Appreciation Right, the payment of which is not contingent upon, or otherwise payable on, the exercise of the Option or a Stock Appreciation Right, must comply with or qualify for an exemption under Code Section 409A.

Further notwithstanding the foregoing, to the extent necessary to avoid subjecting Participants to interest and additional tax under Code Section 409A, no “Change in Control” will be deemed to occur unless and until Code Section 409A(a)(2)(A)(v) is satisfied.

ARTICLE 13

SECTION 162(m) AWARDS

Section 13.1  Terms of Section 162(m) Awards Generally.  In addition to any other Awards under the Plan, the Committee may, at the time of grant of an Award (other than an Option or a Stock Appreciation Right) to a Participant who is then a “Covered Employee” (as that term is defined in Section 162(m)(3) or any successor provision), or is likely to be a Covered Employee as of the end of the tax year in which the Corporation would claim a tax deduction in connection with such Award, specify that all or any portion of such Award is intended to satisfy the requirements for qualified performance-based compensation under Section 162(m). With respect to each such Award, the Committee shall establish, in writing, that the vesting and/or payment pursuant to the Award shall be conditioned on the attainment for the specified Performance Period of specified Performance Goals selected by the Committee. Such action shall be taken no later than the earlier of (a) the date 90 days after the commencement of the applicable Performance Period or (b) the date on which twenty-five percent (25%) of the Performance Period has elapsed and, in any event, at a time when the outcome of the Performance Goals remain substantially uncertain.

Section 13.2  Committee Certification and Authority.  After the completion of each Performance Period, the Committee shall certify the extent to which any Performance Goal has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award subject to this Article 13. Notwithstanding any provision of the Plan other than Section 13, with respect to any Award subject to this Article 13, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award. The Committee shall have the power to impose such other restrictions on Awards subject to this Article 13 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m).

Section 13.3  Maximum Awards.  Subject to adjustment as provided in Section 2.6, and in accordance with the requirements under Section 162(m), no Participant shall receive in any one calendar year an Award that is intended to qualify as performance-based compensation under Section 162(m), other than Options or Stock Appreciation Rights, covering an aggregate of more than 300,000 shares of Stock. Notwithstanding anything in the Plan to the contrary, in no event will the amount payable to any Participant in any calendar year under an Award of Performance Units, Annual Incentive Award, Long-Term Incentive Award or any other Award under the Plan that may be settled in cash in lieu of Stock exceed one percent (1%) of the Corporation’s total revenue for the specific Performance Period for which the Award is granted, as reported in the Corporation’s Annual Report on Form 10-K.

F.N.B. CORPORATION
One F.N.B. Boulevard
Hermitage, Pennsylvania 16148
(724) 981-6000
Website: www.fnbcorporation.com

REVOCABLE PROXY
F.N.B. Corporation
2011 ANNUAL MEETING OF SHAREHOLDERS
MAY 18, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Scott D. Free, Louise Lowrey and James G. Orie, each with full power to act without the others, as proxies of the undersigned, each with the full power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote all the shares of Common Stock of F.N.B. Corporation held of record by the undersigned on March 9, 2011 at the Annual Meeting of Shareholders to be held on May 18, 2011 or any adjournment, postponement or continuation thereof.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA
THE INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the other side)

ê	FOLD AND DETACH HERE	ê

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 18, 2011
THE F.N.B. CORPORATION PROXY STATEMENT AND 2010 ANNUAL REPORT
TO SHAREHOLDERS ARE AVAILABLE AT:
http://www.cfpproxy.com/5710
You can vote by proxy in one of three ways:
1.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
or
2.	Call toll free 1-866-776-5642 on a Touch-Tone Phone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.
or
3.	Via the Internet at https://www.proxyvotenow.com/fnb and follow the instructions.
YOUR VOTE IS IMPORTANT!
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS
5710

REVOCABLE PROXY
Annual Meeting of Shareholders MAY 18, 2011	F.N.B. Corporation	☒	PLEASE MARK AS INDICATED IN THIS EXAMPLE

1.	Election as directors of all nominees listed (except as marked to the contrary below):		For	With- hold	For All Except
	Term expiring in 2012:		☐	☐	☐
	(01) William B. Campbell,	(02) Henry M. Ekker,	(03) Philip E. Gingerich,
	(04) Robert B. Goldstein,	(05) Stephen J. Gurgovits,	(06) Dawne S. Hickton,
	(07) David J. Malone,	(08) D. Stephen Martz,	(09) Harry F. Radcliffe,
	(10) Arthur J. Rooney, II,	(11) John W. Rose,	(12) Stanton R. Sheetz,
	(13) William J. Strimbu,	(14) Earl K. Wahl, Jr.
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

     If you marked “For All Except,” your shares will be voted for the election of each nominee whose name is not written in the space above.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

			For	Against	Abstain
2.	Approval of an advisory (non-binding) resolution regarding named executive officer compensation.		☐	☐	☐

3.	Advisory (non-binding) vote on the frequency of shareholder votes on named executive officer compensation.	Every Three Years ☐	Every Two Years ☐	Every Year ☐	Abstain ☐
			For	Against	Abstain
4.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for 2011.		☐	☐	☐
			For	Against	Abstain
5.	Approval and adoption of the Amended F.N.B. Corporation 2007 Incentive Compensation Plan.		☐	☐	☐
     In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting. The Board of Directors recommends a vote FOR all the nominees listed in Proposal No. 1, FOR Proposal No. 2, EVERY THREE YEARS on Proposal No. 3, and FOR Proposals No. 4 and 5.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES LISTED IN PROPOSAL NO. 1, FOR PROPOSAL NO. 2, EVERY THREE YEARS ON PROPOSAL NO. 3, AND FOR PROPOSALS NO. 4 AND 5.

Mark here if you plan to attend the meeting	☐

Mark here to sign up for future electronic delivery of Annual Reports and Proxy Statements	☐
     Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

é	TO VOTE BY MAIL DETACH ABOVE CARD, MARK, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE	é

PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote by proxy:
1.	Mail; or
2.	Telephone (using a Touch-Tone Phone); or
3.	Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 18, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.
Vote by Telephone
Call Toll-Free on a Touch-Tone Phone anytime prior to
3 a.m., May 18, 2011:
1-866-776-5642

Vote by Internet
Anytime prior to
3 a.m., May 18, 2011 go to
https://www.proxyvotenow.com/fnb

     Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

ON-LINE PROXY MATERIALS AT:	http://www.cfpproxy.com/5710

Your vote is important!

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 18, 2011

F.N.B. CORPORATION
Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 09, 2011
Date: May 18, 2011                 Time: 3:30 PM EST
Location:   F.N.B. Technology Center
                    Board Room
                    4140 E. State Street
                    Hermitage, PA 16148

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—  Before You Vote  —
How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
1. Notice & Proxy Statement    2. Annual Report/Form 10-K    3. Telephone/Internet insert (BR supplied)
How to View Online:
Have the information that is printed in the box marked by the arrow è  XXXX XXXX XXXX  (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
*   If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow è  XXXX XXXX XXXX  (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 04, 2011 to facilitate timely delivery.
—  How To Vote  —
Please Choose One of the Following Voting Methods
Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow è  XXXX XXXX XXXX  available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Voting items
The Board of Directors recommends that you
vote FOR the following:
1.	Election of Directors Nominees

01	William B. Campbell	02	Henry M. Ekker	03	Philip E. Gingerich	04	Robert B. Goldstein	05	Stephen J. Gurgovits
06	Dawne S. Hickton	07	David J. Malone	08	D. Stephen Martz	09	Harry F. Radcliffe	10	Arthur J. Rooney, II
11	John W. Rose	12	Stanton R. Sheetz	13	William J. Strimbu	14	Earl K. Wahl, Jr.
The Board of Directors recommends you vote FOR the following proposal(s):
2	Approval of an advisory (non-binding) resolution regarding named executive officer compensation.
The Board of Directors recommends you vote 3 YEARS on the following proposal:
3	Advisory (non-binding) vote on the frequency of shareholder votes on named executive officer compensation.
The Board of Directors recommends you vote FOR the following proposal(s):
4	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for 2011.

5	Approval and adoption of the Amended F.N.B. Corporation 2007 Incentive Compensation Plan.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Reserved for Broadridge Internal Control Information

Voting Instructions

***IMPORTANT MESSAGE ABOUT VOTING YOUR SHARES***
Recently, NYSE and SEC rule changes were enacted changing how shares held in brokerage accounts are voted in director elections. If YOU do not vote your shares on proposal one (Election of Directors), your brokerage firm can no longer vote them for you; your shares will remain unvoted. Previously, if your broker did not receive instructions from you, they were permitted to vote your shares for you in director elections. However, starting January 1, 2010, under changes to NYSE Rule 452, brokers will no longer be allowed to vote uninstructed shares.
     Therefore, it is very important that you vote your shares for all proposals including the election of directors.
In addition to checking the appropriate boxes on the enclosed vote instruction form, signing and returning it in the enclosed postage paid envelope, there are two additional convenient ways to vote that are available 24 hours a day:

Vote by Internet
Go to website: www.proxyvote.com
Follow these four easy steps:
▶	Read the accompanying Proxy materials.

▶	Go to website www.proxyvote.com.

▶	Have your vote instruction form in hand when you access the website.

▶	Follow the simple instructions.
********* Note **********
When voting online, you may also elect to give your consent to have all future proxy materials delivered to you electronically.

Vote by Telephone
Call toll-free on a touch-tone phone in the U.S. or Canada
Follow these four easy steps:
▶	Read the accompanying Proxy materials.

▶	Call the toll-free phone number printed on the enclosed vote instruction form.

▶	Have your vote instruction form in hand when you call the toll-free number.

▶	Follow the recorded instructions:
*	Press 1 to vote as the Board recommends

*	Press 2 to vote each proposal individually

Do not return your vote instruction form if you are voting by Internet or Telephone

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on May 18, 2011
Name
Address
City, State Zip Code
As part of our efforts to cut unnecessary expenses and conserve the environment, F.N.B. Corporation has elected to provide Internet access to the Notice & Proxy Statement and 2010 Annual Report Form 10-K rather than mailing paper reports. This reduces postage and printing expenses and paper waste.
The Notice & Proxy Statement and 2010 Annual Report Form 10-K are available at http://www.cfpproxy.com/5710.
The annual shareholder meeting will be held at 3:30 p.m., Eastern Daylight Time on May 18, 2011, at the F.N.B. Technology Center Board Room at 4140 East State Street, Hermitage, Pennsylvania 16148. The matters to be acted on are as noted below:
1.	Election of fourteen directors namely, William B. Campbell, Henry M. Ekker, Philip E. Gingerich, Robert B. Goldstein, Stephen J. Gurgovits, Dawne S. Hickton, David J. Malone, D. Stephen Martz, Harry F. Radcliffe, Arthur J. Rooney, II, John W. Rose, Stanton R. Sheetz, William J. Strimbu and Earl K. Wahl, Jr.;
2.	Approval of an advisory (non-binding) resolution regarding named executive officer compensation;
3.	Advisory (non-binding) vote on the frequency of shareholder votes on named executive officer compensation;
4.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for 2011;
5.	Approval and adoption of the Amended F.N.B. Corporation 2007 Incentive Compensation Plan; and
6.	Such other matters as may properly come before the meeting, or any adjournment, postponement or continuation thereof.
Shareholders of record at the close of business on March 9, 2011 are entitled to vote at the Meeting.
The Board of Directors recommends a vote “FOR” all nominees listed in Proposal No. 1, “FOR” Proposal No. 2, “EVERY THREE YEARS” on Proposal No. 3 and “FOR” Proposals No. 4 and 5.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet and is not a form for voting. We encourage you to access and review all of the important information contained in the proxy materials before voting.
You may vote by Internet, telephone, mail or attending the meeting in person. You may access your proxy materials and voting instructions, including the toll-free number required to vote by telephone, at http://www.cfpproxy.com/5710. In order to vote by Internet or by telephone, you will need to access the website listed above and use your Shareholder Control Number that can be found on the bottom right hand corner of this notice. No other personal information will be required in order to vote in this manner. If you wish to vote by mail, you will need to request a paper copy of these documents which will be accompanied by a proxy card. Simply cast your vote on the proxy card, sign and return it in the accompanying Business Reply Envelope.
Unless requested, you will not receive a paper or e-mail copy of these documents. If you want to receive a copy there is no charge to you for requesting one. Please make your request for a copy as instructed below on or before May 8, 2011 to facilitate timely delivery.
     To request a paper copy:
➢	Call our designated copy request toll-free number, (800) 951-2405; or
➢	Visit our website at http://www.cfpproxy.com/5710; or
➢	Send us an email at fulfillment@rtco.com.
Enter the Shareholder Control Number when prompted or, if you send us an email, enter it in the subject line.
F.N.B. shareholders who plan to attend the annual shareholder meeting may obtain driving directions to the meeting location by contacting the shareholder relations representative, Jennifer Atkins, at (888) 981-6000.
‘Shareholder Control Number’